UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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Quanta Services, Inc.

(Name of Registrant as Specified In Its Charter)

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Repeatable Sustainable. Resilient notice of 2021 annual meeting of stockholders and proxy statement

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

Quanta Services, Inc.

2800 Post Oak Boulevard, Suite 2600

Houston, TX 77056 | (713) 629-7600

TO BE HELD MAY 27, 2021

To our Stockholders:

The annual meeting of stockholders of Quanta Services, Inc. (“Quanta”) will be held in the Williams Tower, 2nd Floor Conference Center, Auditorium No. 1, located at 2800 Post Oak Boulevard, Houston, Texas 77056*, on May 27, 2021, at 8:30 a.m. local time. At the meeting, you will be asked to consider and act upon the following matters, which are more fully described in the accompanying Proxy Statement:

1.	Election of nine directors nominated by Quanta’s Board of Directors;

2.	Approval, by non-binding advisory vote, of Quanta’s executive compensation;

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as Quanta’s independent registered public accounting firm for fiscal year 2021; and

4.	Action upon any other matters that are properly brought before the meeting, or any adjournments or postponements of the meeting, by or at the direction of the Board of Directors.

Our stockholders of record at the close of business on March 31, 2021, are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements of the meeting.

By Order of the Board of Directors,

Carolyn M. Campbell

Corporate Secretary

Houston, Texas

April 16, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 27, 2021:

The Notice, Proxy Statement and 2020 Annual Report to Stockholders are available at www.proxydocs.com/PWR.

*We intend to hold our annual meeting in person. However, in the event it is not possible or advisable to hold our annual meeting in person due to protocols or regulations related to the novel coronavirus disease that began in 2019, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor Quanta’s website at https://investors.quantaservices.com/ and our annual meeting website at www.proxydocs.com/PWR for updated information. If you are planning to attend our meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the annual meeting.

PROXY STATEMENT SUMMARY	Quanta Services, Inc. 2800 Post Oak Boulevard, Suite 2600 Houston, TX 77056 | (713) 629-7600

This summary highlights selected information about the items to be voted on at the 2021 annual meeting of stockholders (the “Annual Meeting”) of Quanta Services, Inc. (together with its subsidiaries, “Quanta” or the “Company”). This summary does not contain all of the information that you should consider in deciding how to vote. You should read the entire Proxy Statement carefully before voting.

2021 Annual Meeting of Stockholders
Where Williams Tower, 2nd Floor Conference Center, Auditorium No. 1, located at 2800 Post Oak Boulevard, Houston, Texas 77056*
When May 27, 2021, at 8:30 a.m. local time
Record Date Our stockholders of record at the close of business on March 31, 2021, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the meeting.

Annual Meeting Agenda and Voting Recommendations Stockholders are being asked to vote on three agenda matters:

Proposal	Board Recommendation

Proposal 1

Election of nine directors nominated by Quanta’s Board of Directors	FOR Each Director Nominee

Proposal 2

Approval, by non-binding advisory vote, of Quanta’s executive compensation	FOR

Proposal 3

Ratification of the appointment of PricewaterhouseCoopers LLP as Quanta’s independent registered public accounting firm for fiscal year 2021	FOR

Voting Your Shares

Your vote is important. Even if you plan to attend the Annual Meeting in person, the Board of Directors recommends that you cast your vote as soon as possible. Stockholders of record may vote by any of the below methods.

Internet	Telephone	Mail
www.proxypush.com/PWR	1-866-390-5316	If you received a paper copy of the proxy form by mail, complete, sign, date and return your proxy card in the pre-addressed, postage-paid envelope provided.

*We intend to hold our annual meeting in person. However, in the event it is not possible or advisable to hold the Annual Meeting in person due to protocols or regulations related to the novel coronavirus disease that began in 2019, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor Quanta’s website at https://investors.quantaservices.com/ and the Annual Meeting website at www.proxydocs.com/PWR for updated information. If you are planning to attend our meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

         i

PROXY STATEMENT SUMMARY

Proposal 1: Election of Directors

The Board of Directors unanimously recommends a vote FOR the election of each of the director nominees. ▶ See page 2 for further information

Director Nominees

The following table provides summary information about each director nominee. Each director nominee is elected annually by a majority of votes cast.

		Committees

Name, Age, and Principal Position / Experience	Director Since	AC	CC	GNC	IC

Earl C. (Duke) Austin, Jr. (51) President, Chief Executive Officer, and Chief Operating Officer of Quanta	2016

Doyle N. Beneby (61) Independent President and Chief Executive Officer of Midland Cogeneration Venture	2016		∎		∎

Vincent D. Foster (64) Independent Executive Chairman and Former Chief Executive Officer of Main Street Capital Corporation	1998	∎ F			∎

Bernard Fried (64) Independent Principal of BF Consulting and Former Chief Executive Officer of Plastikon Industries, Inc.	2004	∎ F	∎

Worthing F. Jackman (56) Independent President and Chief Executive Officer of Waste Connections, Inc.	2005	∎ F	∎

David M. McClanahan (71) Independent Chairman of the Board of Quanta and Former President and Chief Executive Officer of CenterPoint Energy, Inc.	2016

Margaret B. Shannon (71) Independent Former Vice President and General Counsel of BJ Services Company	2012			∎	∎

Pat Wood, III (58) Independent Chief Executive Officer of Hunt Energy Network and Former Chairman of the Federal Energy Regulatory Commission	2006			∎	∎

Martha B. Wyrsch (63) Independent Former Executive Vice President and General Counsel of Sempra Energy	2019		∎	∎

Committees AC - Audit Committee GNC - Governance and Nominating Committee CC - Compensation Committee IC - Investment Committee	∎ Chairman ∎ Member F Financial Expert

PROXY STATEMENT SUMMARY

Snapshot of 2021 Director Nominees

Board Qualifications, Skills and Experience

The Board regularly reviews the desired qualifications, skills and experiences that it believes are appropriate to oversee Quanta’s business and long-term strategy. Attributes brought by director nominees include:

Corporate Governance Highlights

We are committed to strong governance standards, as evidenced by the key best practices below.

✓ Annual election of directors

✓ Four new directors added since 2016

✓ Majority voting standard for election of directors in uncontested elections

✓ Director resignation policy

✓ Holders of Quanta common stock vote as a single class on all matters

✓ Independent Chairman of the Board

✓ Annual stockholder engagement

✓ Robust stock ownership requirements for directors and officers

✓ Meaningful annual limit on non-employee director compensation

✓ Code of Ethics and Business Conduct that applies to all directors, officers and employees

✓ Robust oversight process of business strategy, risk management and corporate sustainability and responsibility matters

PROXY STATEMENT SUMMARY

Proposal 2: Advisory Vote to Approve Executive Compensation

The Board of Directors unanimously recommends a vote FOR the advisory resolution approving Quanta’s executive compensation.

▶	See page 24 for further information

Compensation Overview

Despite operating through unprecedented health conditions and an unstable economic environment as a result of the novel coronavirus disease that began in 2019 (“COVID-19”), Quanta continued to execute and perform at a high level and achieved strong financial results during 2020. While certain of Quanta’s operations were impacted by the pandemic and broader challenges in the energy market, the Company continued to operate the substantial majority of its services as an essential services provider and collaborated with customers to minimize service disruptions and proactively anticipate how COVID-19 would impact the Company’s operations. Management also maintained a strong balance sheet through prudent cash management and opportunistic utilization of capital markets and implemented various cost management actions. Quanta’s management and employees were also forced to navigate numerous challenges while continuing to provide services and manage the business, which required the implementation of proactive measures to protect the health and safety of employees.

During 2020, the Company, among other financial and operational highlights, achieved record annual net income attributable to common stock, record full-year cash flow provided by operating activities and record diluted earnings per share attributable to common stock, and also accomplished key strategic objectives related to base business operations growth, workforce development and customer expansion. The Company believes its performance is indicative of the resiliency and sustainability of its business model. Additionally, as a result of the Company’s ability to perform notwithstanding the difficult circumstances, the Compensation Committee, as supported by the Company’s Chief Executive Officer (“CEO”), did not make any adjustments to the performance/payout scales under any of the Company’s compensation plans or include any adjustments directly related to the COVID-19 pandemic.

Quanta’s strong performance during 2020 resulted in a payout under the 2020 annual incentive plan at approximately 97% of target and the completion of an exceptional 2018-2020 performance cycle that resulted in performance exceeding the maximum performance goals set under the 2018 long-term incentive plan. Additionally, the performance targets set and metrics utilized in the Company’s 2020 long-term incentive plan, which apply to the 2020-2022 performance cycle, continue to represent improvement over prior performance and support Quanta’s strategic initiatives with respect to return on invested capital, efficient and sustainable usage of property and equipment and employee safety.

2020 Target Compensation Mix

Quanta’s named executive officer (“NEO”) compensation is primarily comprised of base salary, short-term cash incentives and long-term equity incentives. Target award levels generally reflect competitive market levels and practices, with upside opportunity for performance above target levels, and performance measures are chosen to align the interests of executives with stockholders.

PROXY STATEMENT SUMMARY

2020 Long-Term Incentive Plan Equity Mix

A significant portion of equity-based incentive awards (70% with respect to the CEO and 60% with respect to other NEOs) are subject to measurable company performance over a 3-year performance period.

Elements of Executive Compensation

Element and Form of Compensation	Performance / Payment Criteria	Purpose
Base Salary Cash	Individual performance and experience in the role are factors	To provide fixed compensation necessary to attract and retain key executives, and offset the cyclicality in our business that may impact variable pay
Short-Term Incentive Cash	Tied to the achievement of performance targets related to (i) AIP Adjusted EBITDA (as defined below); (ii) AIP Adjusted EBITDA margin (as defined below); and (iii) safety	To incentivize and reward achievement of annual financial and operational performance targets, which focus on profitable growth and safe execution
Long-Term Incentive Performance Stock Units (“PSUs”)

Cliff-vest at the end of a 3-year performance
period

Tied to the achievement of return on invested
capital, total stockholder return, capital efficiency
and certain sustainability-based metrics (i.e., fleet
idle time and composite driver safety)

To incentivize achievement of our long-term
financial performance targets that focus on
strategic initiatives

To align management and stockholder interests
and to attract and promote retention of key
executives

To incentivize sustainable performance through
reduced environmental impact and enhanced
employee safety

Restricted Stock Units (“RSUs”)	Vest over three years in equal annual installments	To align management and stockholder interests and attract and promote retention of key executives
Other Compensation Retirement Benefits and Perquisites	Not applicable	To maintain the health and safety of executives To provide a competitive compensation package and, in certain cases, optimize key executives’ time

         v

PROXY STATEMENT SUMMARY

Compensation Governance

We are committed to strong governance standards that ensure our executive compensation programs are closely aligned with the interests of our stockholders and other stakeholders, as evidenced by the policies and practices described below.

What We Do

✓	Stock Ownership Guidelines. We maintain meaningful stock ownership guidelines that align our executives’ long-term interests with those of our stockholders and discourage excessive risk-taking.
✓

Clawback Policy. We maintain a clawback policy that permits our Board to recover from executive officers and key employees of Quanta and its subsidiaries cash or equity incentive compensation in certain circumstances, involving a restatement of the Company’s financial statements.

✓

Annual Review. Our Compensation Committee engages its own independent compensation consultant, which performs an annual comprehensive market analysis of our executive compensation program and pay levels.

✓	Annual Say-on-Pay Vote. We provide our stockholders with an annual opportunity to participate in an advisory vote on NEO compensation.
✓	Performance-Based Compensation. The majority of the target compensation for our NEOs is subject to objective and measurable financial and operational performance metrics.
✓

Performance Thresholds and Maximums. All performance- based awards require that the Company achieve a threshold level of performance to receive any award and provide for a cap on the maximum award in the event the established performance criteria is dramatically exceeded.

✓

Modest Perquisites. Our NEOs receive a modest amount of perquisites, which are intended to promote wellness, provide convenience in light of the demands of their positions, assist them in serving necessary business purposes, and provide a competitive compensation package.

✓

Sustainability Performance Metrics. Both short-term cash incentive compensation and long-term equity incentive compensation for NEOs are tied to successful performance of sustainability initiatives, including employee safety measures and efficient utilization of equipment.

What We Don’t Do

X

Anti-Pledging Policy. We maintain an anti-pledging policy that prohibits directors and executive officers from pledging Quanta securities as collateral for a loan absent pre-clearance and demonstration of financial capacity to repay without resorting to the pledged securities.

X	Anti-Hedging Policy. We maintain an anti-hedging policy that prohibits directors and executive officers from hedging the economic risk of ownership of Quanta common stock.
X	No Gross-Up. Our employment agreements with NEOs do not provide for gross-ups of excise taxes on severance or other payments in connection with a change of control.

Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as Quanta’s independent registered public accounting firm.

▶	See page 65 for further information

TABLE OF

CONTENTS

Board Recommendation ✓ X

QUANTA BOARD

OF DIRECTORS

Proposal 1: Election of Directors

The Board of Directors unanimously recommends a vote FOR the election of each of the director nominees.

The Board of Directors (“Board”) of Quanta currently consists of ten directors, whose current terms of office all expire at the 2021 Annual Meeting. J. Michal Conaway, currently a member of our Board, will not stand for re-election at the 2021 annual meeting. Having considered the size, structure and composition of the Board, and based on the recommendation of the Governance and Nominating Committee, the Board approved a decrease in the number of directors constituting the Board by one, effective as of May 27, 2021, so that the Board shall thereafter consist of nine directors until otherwise determined in accordance with Quanta’s bylaws.

The Board proposes that the following nine nominees be elected for a new term of one year or until their successors are duly elected and qualified or until their earlier death, resignation or removal. Each of the nominees has consented to serve if elected. If a nominee becomes unwilling or unavailable to serve as a director, the Board may designate a substitute nominee or reduce the number of directors that constitute the Board. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named below.

The Board unanimously recommends a vote FOR the election of Ms. Shannon, Ms. Wyrsch and Messrs. Austin, Beneby, Foster, Fried, Jackman, McClanahan and Wood.

Director Nominees

The following provides biographical information about each director nominee, including a description of the experience, qualifications and skills that have led the Board to determine that each nominee should serve on the Board.

EARL C. (DUKE) AUSTIN, JR.

Director Since: 2016

Age: 51

Key Skills and Attributes

•  Industry Experience

•  Risk Oversight and Management

•  Operations / Strategic Planning

•  Senior Leadership

Positions with Quanta

•  President

•  Chief Executive Officer

•  Chief Operating Officer

Experience

Mr. Austin has been a member of the Board and served as Quanta’s President and Chief Executive Officer since March 2016 and as Quanta’s Chief Operating Officer since January 2013. He previously served as President of the Electric Power Division and Oil and Gas Division from May 2011 to December 2012 and had responsibility for oversight of power and pipeline operations since January 2011. He served as President of the Oil and Gas Division from October 2009 to May 2011 and as President of North Houston Pole Line, L.P., an electric and natural gas specialty contractor and subsidiary of Quanta, from 2001 until September 2009. He currently serves as vice chairman of the Texas State University System Board of Regents and as a director of the Southwest Line Chapter of the National Electrical Contractors Association. Mr. Austin holds a Bachelor of Arts degree in Business Management.

Qualifications

The Board believes Mr. Austin’s qualifications to serve on the Board include his significant contributions to Quanta in strategy and operational and safety leadership, including as our Chief Operating Officer, as well as his extensive technical expertise and knowledge of the industries Quanta serves. Mr. Austin also brings extensive knowledge of all aspects of the Company’s operations as a result of his service as our Chief Executive Officer.

QUANTA BOARD OF DIRECTORS

DOYLE N. BENEBY

Director Since: 2016

Age: 61

Key Skills and Attributes

•  Industry Experience

•  Risk Oversight and Management

•  Operations / Strategic Planning

•  Senior Leadership

•  Government / Regulatory

•  Environmental / Social / Governance

Other Public Company Board Service

•  Korn Ferry
(2015 to current)

•  Capital Power Corp.
(2012 to current)

Experience

Mr. Beneby has been a member of the Board since March 2016. Mr. Beneby has served as President and Chief Executive Officer of Midland Cogeneration Venture, a natural gas-fired combined electrical and energy generating plant located in the United States, since November 2018. He previously served as the Chief Executive Officer of New Generation Power International from October 2015 until May 2016 and as President and Chief Executive Officer of CPS Energy from August 2010 until September 2015. Mr. Beneby has served as a director of Korn Ferry since September 2015 and as a director of Capital Power Corp. since May 2012. Mr. Beneby holds a Bachelor of Science degree in Engineering and a Master of Business Administration degree.

Qualifications

The Board believes Mr. Beneby’s qualifications to serve on the Board include his extensive executive-level experience at a municipal electric and gas utility and his service as a chief executive officer and director of other public companies, as well as his operational, safety and financial expertise and knowledge of the industries Quanta serves.

Committee Memberships

•  Compensation (Chairman)

•  Investment

VINCENT D. FOSTER

Director Since: 1998

Age: 64

Key Skills and Attributes

•  Industry Experience

•  Risk Oversight and Management

•  Senior Leadership

•  Finance / Accounting / Capital Allocation

•  Legal / Compliance

Other Public Company Board Service

•  Main Street Capital Corporation
(2007 to current)

•  Team Industrial Services, Inc.
(2005 – 2017)

Experience

Mr. Foster has been a member of the Board since 1998. He has served as Executive Chairman of the Board of Main Street Capital Corporation, a specialty investment company, since March 2007 and as Senior Managing Director of Main Street Capital Partners, LLC (and its predecessor firms), a private investment firm, since 1997. He also served as Chief Executive Officer of Main Street Capital Corporation from March 2007 until November 2018. Mr. Foster previously served as a director of Team Industrial Services, Inc. from 2005 until July 2017, U.S. Concrete, Inc. from 1999 to 2010, Carriage Services, Inc. from 1999 to 2011 and HMS Income Fund, Inc. from June 2012 to March 2013. He has also served on the Eli Broad College of Business Advisory Board for Michigan State University since 2020. Mr. Foster holds a Juris Doctor degree and is a Certified Public Accountant.

Qualifications

The Board believes Mr. Foster’s qualifications to serve on the Board include his significant contributions and service to Quanta since its inception, his experience as chief executive officer of a public corporation, his many years of service on boards of other public companies and his extensive tax, accounting, merger and acquisitions, financial, legal and corporate governance expertise.

Committee Memberships

•  Audit

•  Investment (Chairman)

QUANTA BOARD OF DIRECTORS

BERNARD FRIED

Director Since: 2004

Age: 64

Key Skills and Attributes

•  Industry Experience

•  Risk Oversight and Management

•  Operations / Strategic Planning

•  Senior Leadership

•  Finance / Accounting / Capital Allocation

Experience

Mr. Fried has been a member of the Board since March 2004. He has served as Principal of BF Consulting, a provider of management consulting services, since September 2011, and previously served as Chief Executive Officer and as a director of Plastikon Industries, Inc., a plastics manufacturing company, from April 2016 to September 2017. Mr. Fried also previously served as the Executive Chairman of OpTerra Energy Group, an energy conservation measures services provider, from June 2012 to February 2016, and as the Executive Chairman of Energy Solutions International, a software provider to the pipeline industry, from March 2011 to May 2015. Mr. Fried also served as Chief Executive Officer and President of Siterra Corporation, a software services provider, from May 2005 to March 2011, as Chief Executive Officer and President of Citadon, Inc., a software services provider, from 2001 until November 2003, and as Chief Financial Officer and Managing Director of Bechtel Enterprises, Inc. from 1997 until 2000. Mr. Fried holds a Bachelor of Engineering degree and a Master of Business Administration degree.

Qualifications

The Board believes Mr. Fried’s qualifications to serve on the Board include his executive management experience, including at companies within Quanta’s industries, his prior service on company boards, and his extensive executive-level experience in operations, risk oversight, information technology systems, human resources, finance and international business.

Committee Memberships

•  Audit

•  Compensation

WORTHING F. JACKMAN

Director Since: 2005

Age: 56

Key Skills and Attributes

•  Industry Experience

•  Risk Oversight and Management

•  Operations / Strategic Planning

•  Senior Leadership

•  Finance / Accounting / Capital Allocation

Other Public Company Board Service

•  Waste Connections, Inc.
(2019 to current)

Experience

Mr. Jackman has been a member of the Board since May 2005. He has served as Chief Executive Officer and a director of Waste Connections, Inc., an integrated solid waste services company, since July 2019 and as President of Waste Connections, Inc. since July 2018. He previously served as its Executive Vice President and Chief Financial Officer from September 2004 until July 2018 and as Vice President – Finance and Investor Relations from April 2003 until August 2004. From 1991 until April 2003, Mr. Jackman held various positions with Deutsche Bank Securities, Inc., an investment banking firm, most recently serving as Managing Director, Global Industrial and Environmental Services Group. Mr. Jackman holds a Bachelor of Science degree in Business Administration – Finance and a Master of Business Administration degree.

Qualifications

The Board believes Mr. Jackman’s qualifications to serve on the Board include his corporate experience, including as chief executive officer and chief financial officer of a public corporation, as well as his investment banking experience and extensive financial and accounting expertise.

Committee Memberships

•  Audit (Chairman)

•  Compensation

QUANTA BOARD OF DIRECTORS

DAVID M. MCCLANAHAN

Director Since: 2016

Age: 71

Chairman of the Board

Key Skills and Attributes

•  Industry Experience

•  Risk Oversight and Management

•  Operations / Strategic Planning

•  Senior Leadership

•  Finance / Accounting / Capital Allocation

•  Government / Regulatory

Other Public Company Board Service

•  CenterPoint Energy, Inc. (2002 – 2013)

Experience

Mr. McClanahan has been a member of the Board since March 2016 and Chairman of the Board since May 2017. He previously served as President and Chief Executive Officer of CenterPoint Energy, Inc. from October 2002 until December 2013 and as Special Advisor to the Chief Executive Officer of CenterPoint Energy, Inc. from January 2014 until July 2014. From 1999 until 2002, Mr. McClanahan served as President and Chief Operating Officer of all regulated operations for Reliant Energy, Inc. He also previously served as a director of CenterPoint Energy, Inc. from 2002 until 2013. Mr. McClanahan holds a Bachelor of Arts degree in Mathematics and a Master of Business Administration degree and is a Certified Public Accountant.

Qualifications

The Board believes Mr. McClanahan’s qualifications to serve on the Board include his extensive experience, including as a chief executive officer of a public company in the electric power and natural gas industries and his prior service on the board of a public company, as well as his technical expertise and knowledge of the industries Quanta serves and his financial, accounting and regulatory expertise.

MARGARET B. SHANNON

Director Since: 2012

Age: 71

Key Skills and Attributes

•  Industry Experience

•  Risk Oversight and Management

•  Senior Leadership

•  Government / Regulatory

•  Legal / Compliance

•  Environmental / Social / Governance

Other Public Company Board Service

•  Matador Resources Company
(2011 – 2016)

Experience

Ms. Shannon has been a member of the Board since December 2012. She served as Vice President and General Counsel of BJ Services Company, an international oilfield services company, from 1994 to 2010, when it was acquired by Baker Hughes Incorporated. Prior to 1994, she was a partner with the law firm of Andrews Kurth LLP. Ms. Shannon served on the board of directors of Matador Resources Company, an exploration and production company, from June 2011 to December 2016. In addition, she has been active in several not-for-profit organizations in Houston. Ms. Shannon holds a Bachelor of Arts degree and a Juris Doctor degree.

Qualifications

The Board believes Ms. Shannon’s qualifications to serve on the Board include her extensive experience in the energy industry, as well as in corporate governance, and her years of service on boards of other public and private companies.

Committee Memberships

•  Governance and Nominating

•  Investment

QUANTA BOARD OF DIRECTORS

PAT WOOD, III

Director Since: 2006

Age: 58

Key Skills and Attributes

•  Industry Experience

•  Risk Oversight and Management

•  Senior Leadership

•  Finance / Accounting / Capital Allocation

•  Government / Regulatory

•  Legal / Compliance

•  Environmental / Social / Governance

Other Public Company Board Service

•  SunPower Corporation
(2005 to current)

•  Spring Valley Acquisition Corp.
(2020 to current)

•  Dynegy, Inc.
(2012 – 2018)

•  Memorial Resource Development
(2014 – 2016)

Experience

Mr. Wood has been a member of the Board since May 2006. He has served as Chief Executive Officer of Hunt Energy Network, an energy storage development company, since February 2019 and as Principal of Wood3 Resources, an energy infrastructure developer, since July 2005. From 2001 until July 2005, Mr. Wood served as Chairman of the Federal Energy Regulatory Commission, and from 1995 until 2001, he chaired the Public Utility Commission of Texas. Prior to 1995, Mr. Wood was an attorney with Baker Botts L.L.P. and an associate project engineer with Arco Indonesia, an oil and gas company, in Jakarta. Mr. Wood has served as a director of SunPower Corporation, a North American solar and energy services provider, since 2005 and as a director of Spring Valley Acquisition Corp., a special purpose acquisition company that in March 2021 entered into an agreement and plan of merger with AeroFarms, Inc., a certified B Corporation and public benefit corporation that operates indoor farming facilities in the United States. Upon completion of the proposed merger transaction, Mr. Wood is expected to be nominated to the board of AeroFarms, Inc, and the combined company is expected to remain listed on Nasdaq. He previously served as non-executive chairman of the board of directors of Dynegy, Inc. from October 2012 until April 2018 and as a director of Memorial Resource Development from June 2014 until September 2016. Mr. Wood holds a Bachelor of Science degree in Civil Engineering and a Juris Doctor degree.

Qualifications

The Board believes Mr. Wood’s qualifications to serve on the Board include his significant strategic and operational management experience, his unique perspective and extensive knowledge with regard to the legal and regulatory process and public policy development, his extensive service as a director of other public and private companies, and his energy infrastructure development expertise.

Committee Memberships

•  Governance and Nominating (Chairman)

•  Investment

QUANTA BOARD OF DIRECTORS

MARTHA B. WYRSCH

Director Since: 2019

Age: 63

Key Skills and Attributes

•  Industry Experience

•  Risk Oversight and Management

•  Operations / Strategic Planning

•  Senior Leadership

•  Finance / Accounting / Capital Allocation

•  Government / Regulatory

•  Legal / Compliance

•  Environmental / Social / Governance

Other Public Company Board Service

•  First American Financial Corporation
(2018 to current)

•  Spectris plc
(2012 to current)

•  Noble Energy, Inc.
(2019 to 2020)

Experience

Ms. Wyrsch has been a member of the Board since October 2019. She previously served as Executive Vice President and General Counsel of Sempra Energy, an energy infrastructure and services company with operations in the United States and internationally, from September 2013 until March 2019, where she oversaw legal and compliance matters. She also previously served as President – North America of Vestas American Wind Technology, a wind turbine services company, from 2009 until 2012, where she had direct responsibility for North American sales, construction, services and maintenance. From 2007 until 2008 she served as President and Chief Executive Officer of Spectra Energy Transmission, a natural gas transmission and storage business in the United States and Canada, and from 1999 through 2007, she served in various roles of increasing responsibility with Duke Energy Corporation, including as President and Chief Executive Officer, Gas Transmission from 2005 until 2007. Ms. Wyrsch has served as a director of First American Financial Corporation, a publicly traded financial services company, since 2018 and as a director of Spectris plc, a provider of specialty instrumentation and controls that is listed on the London Stock Exchange, since 2012. She also served as a director of Noble Energy, Inc., a publicly traded independent oil and natural gas exploration and production company, from December 2019 through the sale of Noble in October 2020. Ms. Wyrsch holds a Bachelor of Arts degree and a Juris Doctor degree.

Qualifications

The Board believes Ms. Wyrsch’s qualifications to serve on the Board include her experience as an executive officer of large, publicly traded utility and energy companies and her experience serving as a public company director, as well as her technical expertise and knowledge of the industries Quanta serves and her legal expertise and experience with respect to corporate governance.

Committee Memberships

•  Compensation

•  Governance and Nominating

QUANTA BOARD OF DIRECTORS

Mix of Skills, Experience, and other Attributes of Director Nominees

Our director nominees have an effective mix of backgrounds, knowledge, and skills. The table below provides a summary of certain collective competencies and attributes of the director nominees. The lack of an indicator for a particular item does not mean that the director nominee does not possess that skill or experience, and we look to each director to be knowledgeable in all of these areas. Rather, the indicator represents that the item is a core competency that the director nominee brings to the Board. Our director nominees also have a wide range of additional skills and experience not mentioned, which are further described in their biographies above.

Knowledge, Skills and Experience

Industry Experience

Understanding of, and experience in, the industries or markets we serve as a result of serving as a director or executive officer of a company that operates in such industries or markets

	∎	∎	∎	∎	∎	∎	∎	∎	∎

Risk Oversight and Management

Experience as a chief executive officer, president or other executive officer of a public or private company or leadership of a regulatory agency, with responsibility for, among other things, talent development and management of human capital

	∎	∎	∎	∎	∎	∎	∎	∎	∎
Operations / Strategic Planning Experience in an executive officer role responsible for the oversight of operations and the development of a business strategy for a public or private company	∎	∎		∎	∎	∎			∎

Senior Leadership

Business and strategic management experience from service in a significant leadership position, such as a chief executive officer, chief financial officer or other senior leadership role.

	∎	∎	∎	∎	∎	∎	∎	∎	∎

Finance / Accounting / Capital Allocation

Experience as a chief financial officer of, or service in a similar financial oversight function for, a public or private company or meets the definition of financial expert within the meaning of U.S. Securities and Exchange Commission (“SEC”) regulations

			∎	∎	∎	∎		∎	∎
Government / Regulatory Service in, or experience interacting with, governmental or regulatory entities		∎				∎	∎	∎	∎
Legal / Compliance Experience overseeing the legal department of a public company or practicing law or holds a legal degree			∎				∎	∎	∎
Environmental / Social / Governance Experience with governance principles or corporate responsibility and sustainability initiatives		∎					∎	∎	∎
Other Public Company Board Experience Current or prior service on the board of directors of a public company		∎	∎		∎	∎	∎	∎	∎

Demographics and Attributes
Diversity Represents diversity of race, ethnicity and/or gender		∎					∎		∎
Independence Independent within the meaning of SEC regulations, New York Stock Exchange (“NYSE”) corporate governance listing standards and our Corporate Governance Guidelines		∎	∎	∎	∎	∎	∎	∎	∎
Age (in years)	51	61	64	64	56	71	71	58	63	62
Tenure (in years)	5	5	23	17	16	5	9	15	2	10.8

CORPORATE

GOVERNANCE

We are committed to having sound corporate governance practices that maximize stockholder value in a manner consistent with legal requirements and the highest standards of integrity. In that regard, the Board has adopted guidelines that provide a framework for the governance of Quanta, and we continually review these guidelines and regularly monitor developments in the area of corporate governance. Our Corporate Governance Guidelines are posted in the Investor Relations / Governance section of our website at www.quantaservices.com.

Board Leadership Structure

The Board believes that the leadership structure of Quanta’s Board should include either an independent non-executive Chairman of the Board or a Lead Director who satisfies Quanta’s standards for independence. The Board reviews its leadership structure from time to time to assess whether it continues to serve the best interests of Quanta and its stockholders.

Chairman of the Board

Quanta’s Corporate Governance Guidelines provide that the Board will appoint a Chairman of the Board, who may but need not be an employee of Quanta. The Chairman of the Board generally presides over all regular sessions of the Board and Quanta’s annual meetings of stockholders. With input from the CEO (if the Chairman is an independent director), or in consultation with the Lead Director (if the Chairman is not an independent director), the Chairman sets the agenda for Board meetings, subject to the right of each Board member to suggest the inclusion of items on any agenda. The Chairman of the Board may vote at any meeting of the Board on any matter called to a vote, subject to the legal, fiduciary and governance requirements applicable to all members of the Board. If the Chairman of the Board is an independent director, the duties and responsibilities of the Chairman of the Board generally include the following:

•	working with the Chief Executive Officer to ensure directors receive timely, accurate and complete information to enable sound decision making, effective monitoring and advice;

•	encouraging active engagement of all directors;

•	directing discussions toward a consensus view and summarizing discussions for a complete understanding of what has been agreed;

•	encouraging the Board’s involvement in strategic planning and monitoring the Chief Executive Officer’s implementation;

•	coordinating, monitoring and maintaining a record of all meetings of independent directors and discussing Board executive session results with the Chief Executive Officer;

•	promoting effective relationships and open communication between the independent directors and the management team;

•	coordinating, together with the Compensation Committee, the formal evaluation of the Chief Executive Officer on an annual basis;

•	coordinating, together with the Governance and Nominating Committee, the succession plans for the Chief Executive Officer;

•	identifying matters specifically reserved for the decision of the Board and ensuring that the Board sets appropriate levels of authority for management;

•	coordinating, together with the Governance and Nominating Committee, a process for the annual evaluation of the Board, its members and its committees; and

•	reviewing management’s investor relations strategy and participating, where appropriate, in its implementation.

Additional duties and responsibilities of the Chairman of the Board may be established from time to time by the Board and the Governance and Nominating Committee of the Board.

In May 2020, the Board re-appointed David McClanahan, an independent director, as non-executive Chairman of the Board to serve as such until his successor is duly elected and qualified at the next annual meeting of the Board or until his earlier resignation or removal. Mr. McClanahan has served as Quanta’s non-executive Chairman of the Board since his initial appointment in May 2017. The Board may modify this structure in the future to ensure that the Board leadership structure for Quanta remains effective and advances the best interests of our stockholders.

CORPORATE GOVERNANCE

Lead Director

In the event the Chairman of the Board is not an independent director, our Corporate Governance Guidelines provide that a Lead Director will be elected exclusively by the independent directors. The Lead Director must be an independent director and will assist the Chairman of the Board and the remainder of the Board in assuring effective corporate governance in managing the affairs of the Board. The Lead Director is responsible for ensuring that the quality, quantity and timeliness of the flow of information between management and the Board enables the Board to fulfill its functions and fiduciary duties in an efficient and effective manner. In addition, the Lead Director will coordinate the activities of the other independent directors, preside over the Board when the Chairman of the Board is not present, consult with the Chairman of the Board as to agenda items for Board and committee meetings, and perform such other duties and responsibilities as the Board deems appropriate.

The Board’s Role in Strategy

The Board recognizes the importance of ensuring that the Company’s overall business strategy is designed to create long-term, sustainable value for stockholders and benefit all of Quanta’s stakeholders. While the formulation and implementation of Quanta’s strategy is primarily the responsibility of management, the Board plays an active oversight role, carried out primarily through regular reviews and discussions with management, including both broad-based presentations and more in-depth analyses and discussions of specific areas of focus and evolving business, industry, societal, operating and economic conditions. Directors have full and free access to Quanta’s management and Company information, and, as necessary and appropriate, directors may consult with independent legal, financial, accounting and other advisors.

Periodically, the Board undertakes a robust qualitative and quantitative review of management’s five-year strategic plan, which includes both financial and operational performance goals and the strategic initiatives designed to support those goals. In connection with management’s current five-year strategic plan, the Board and management discuss, among other things:

•	the Company’s commitment to workforce safety and training through investments in craft skilled labor;

•	growth of the Company’s base business operations and margin improvement in each operating segment;

•	growth opportunities with existing and potential customers and in existing and adjacent markets where craft skilled labor is critical to providing cost-certain solutions;

•	expected investment and acquisition activity, as well as planned strategic operating initiatives for each operating segment; and

•	capital allocation initiatives and considerations.

The Board also annually reexamines the strategic plan, reviewing management’s progress on its strategic initiatives and revised financial projections based on, among other things, prior period financial results and recent acquisition activity. The Board and management discuss and consider market trends and opportunities, the Company’s competitive positioning, recent regulatory and legal changes, and emerging technologies and challenges in the industries Quanta serves. Furthermore, on an ongoing basis, the Board evaluates specific business decisions in light of the strategic plan, including proposed acquisitions or investments and capital allocation decisions. The Board’s oversight of risk management (as described below) also enhances the directors’ understanding of the risks associated with the Company’s strategy and the Board’s ability to provide guidance to and oversight of management in executing the strategic plan.

Additionally, during 2020 and 2021, the Board and the committees of the Board have been actively overseeing the Company’s response to and management of the ongoing COVID-19 pandemic, including regular updates and discussions with management. These discussions have focused on a broad range of matters, including the protection of the health and safety of, and additional support for, employees; evaluating the impact of the COVID-19 pandemic on the Company’s strategy, operations, liquidity and financial matters; the structure of the Company’s compensation programs; compliance by the Company with applicable laws and regulations; and the Company’s financial reporting and internal control capabilities.

The Board’s Role in Risk Oversight

The Board oversees an enterprise-wide approach to risk management, designed to support the achievement of long-term organizational objectives and enhance stockholder value. The annual enterprise risk management assessment, managed by Quanta’s Chief Executive Officer, General Counsel, Chief Financial Officer and Chief Compliance Officer, provides visibility to the Board about the identification, assessment, monitoring and management of critical risks and management’s risk mitigation strategies.

CORPORATE GOVERNANCE

In this process, risk is assessed throughout the business, including operational, industry, financial and reputational risks, legal and regulatory risks and data and systems security risks. A component of the Board’s oversight function is not only understanding the risks the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for Quanta. The involvement of the full Board in setting Quanta’s business strategy, both short-term and long-term, is a key part of its understanding of Quanta’s risks and how those risks may evolve in response to changes in strategy or business environment, and what constitutes an appropriate level of risk for Quanta.

As set forth below, the Board and the committees of the Board have oversight responsibility for risk management in certain areas.

•

Board. The full Board, in addition to its ultimate oversight responsibility for the risk management process, focuses on the development and review of the Company’s CEO succession plan and succession planning and talent development for other key management positions. The Board also reviews and evaluates certain key strategic risks, such as customer business model developments, technological changes, structural or organizational risk, certain uninsurable risks, and risks pertaining to capital allocation decisions, as well as certain key risks with respect to human capital, including (i) annual review of management’s enterprise-wide talent development initiatives that are designed to maintain a workforce that meets the Company’s future needs and (ii) quarterly review (with additional updates as necessary) of Company safety performance and key employee safety matters.

•

Audit Committee. The Audit Committee focuses on risks relating to the Company’s financial reporting and accounting policies and the Company’s independent registered public accounting firm, internal controls and internal audit function, as well as the Company’s compliance with legal and regulatory requirements. The Audit Committee also concentrates on risks related to information technology security programs, including cybersecurity, and senior management reports periodically to the committee and/or the Board on significant information security matters.

•

Compensation Committee. The Compensation Committee focuses on risks relating to Quanta’s compensation policies and programs to determine whether they encourage excessive risk-taking and whether they are aligned with Quanta’s risk management profile. The Compensation Committee also evaluates compensation policies and practices and strives to create incentives that are designed to mitigate such risks.

•	Investment Committee. The Investment Committee focuses on risks associated with prospective acquisitions, dispositions, investments and certain significant capital expenditures.

•

Governance and Nominating Committee. The Governance and Nominating Committee focuses on risks relating to Quanta’s corporate governance, Board membership and structure and management succession planning, as well as corporate responsibility and sustainability matters, including environmental issues, social issues and practices and policies relating to the support of business, charitable, educational and industry/trade organizations and with respect to political activity. The Governance and Nominating Committee also periodically reviews Quanta’s risk management process, reporting its findings to the Board.

For additional information regarding the risks facing the Company, review the risk factors included in Item 1A. of Part I of Quanta’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. The risks described therein are not the only risks facing the Company, and additional risks and uncertainties not currently known, or that may currently be deemed to be immaterial based on the information known to the Company, may materially adversely affect the Company’s business, financial condition or results of operations in future periods.

Board Independence

The Board has determined that each of our current directors, other than our Chief Executive Officer, Mr. Austin, has no material relationship with Quanta (either directly or as a partner, stockholder or officer of an organization that has a relationship with Quanta) and is “independent” within the meaning of the NYSE corporate governance listing standards. The Board has made these determinations based in part on its finding that these independent directors meet the categorical standards for director independence set forth in our Corporate Governance Guidelines and in the NYSE corporate governance listing standards. With each current director other than Mr. Austin deemed independent, the Board exceeds the NYSE requirement that a majority of directors be independent.

When evaluating the independence of Mr. Wood, the Board considered his service as a director of SunPower Corporation and as an officer of Hunt Energy Network, which are potential customers of Quanta. The Board also considered Mr. Wood’s service as a board representative of LUMA Energy, LLC, an entity that is partially owned by, but not in a consolidated group with, Quanta and that directly compensates Mr. Wood for his service on its board. When evaluating the independence of Mr. Jackman, the Board considered Quanta’s employment of his son, who is employed at a non-management level and received less than $120,000 in aggregate compensation during 2020. The Board determined that these relationships were not material and that the positions held by these individuals and the amounts involved did not prevent a finding of independence under the NYSE standards or our Corporate Governance Guidelines.

CORPORATE GOVERNANCE

Our Corporate Governance Guidelines, which include our categorical standards for director independence, are posted in the Investor Relations / Governance section of our website at www.quantaservices.com.

Executive Sessions of Non-Management Directors

In accordance with the NYSE corporate governance listing standards, our non-management directors, each of whom is “independent” within the meaning of NYSE corporate governance listing standards and our Corporate Governance Guidelines, meet in executive session without management at each regularly scheduled Board meeting. The executive sessions are presided over by the Chairman of the Board or, if the Chairman of the Board is not independent, by the Lead Director, or in the absence of an independent Chairman of the Board or Lead Director, by an independent director selected by the executive session participants.

Director Meetings

During the year ended December 31, 2020, the Board held seven meetings. Each director attended every meeting of the Board and at least 75% of the meetings of the committees of the Board, if any, on which they served. We encourage, but do not require, the members of the Board to attend the annual meeting of stockholders. Last year, all directors attended the annual meeting of stockholders either in person or via teleconference.

CORPORATE GOVERNANCE

Committees of the Board

The Board has four standing committees: the Audit Committee, the Compensation Committee, the Governance and Nominating Committee, and the Investment Committee. The Board has examined the composition of each standing committee and has determined that each member of these committees is “independent” within the meaning of SEC regulations, NYSE corporate governance listing standards and our Corporate Governance Guidelines. Each standing committee operates under a formal charter adopted by the Board that governs its responsibilities, all of which are posted in the Investor Relations / Governance section of our website at www.quantaservices.com. The current membership and the number of meetings held during the last fiscal year and the primary responsibilities of each committee are set forth below:

Audit Committee

Chairman of the Committee Worthing F. Jackman(I)(F) Committee Members Vincent D. Foster(I)(F) Bernard Fried(I)(F) Meetings During 2020: 8

•  Appointing, compensating and overseeing the independent registered public accounting firm, considering, among other things, the accounting firm’s qualifications, independence and performance

•  Reviewing and approving audit and non-audit services performed by the accounting firm and determining whether the performance of such services is compatible with the accounting firm’s independence

•  Reviewing and approving the scope and procedures of the accounting firm’s annual audit, and reviewing the final audit, including any comments, recommendations or problems encountered

•  Reviewing and discussing quarterly reports from the accounting firm on, among other things, critical accounting policies and practices and any alternative treatments of financial information within generally accepted accounting principles in the United States (“GAAP”)

•  Conducting an annual review of the accounting firm’s internal quality control measures and all relationships between the accounting firm and Quanta

•  Reviewing management’s report on internal control over financial reporting and the accounting firm’s attestation of Quanta’s internal control over financial reporting

•  Reviewing any significant deficiencies or material weaknesses in the design or operation of Quanta’s internal control over financial reporting and any fraud involving management or other financial reporting personnel

•  Monitoring the quality and integrity of financial statements and earnings press releases, as well as the financial information and earnings guidance provided therein (including non-GAAP information)

•  Reviewing the performance of Quanta’s internal audit function, including the internal audit director, and the scope and results of the annual internal audit plan

•  Establishing and maintaining procedures for receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters and for the confidential submission of employee reports regarding questionable accounting or auditing matters

•  Considering policies with respect to risk assessment and risk management

•  Reviewing and approving, as appropriate, related party transactions

(I)	Independent within the meaning of SEC regulations, NYSE corporate governance listing standards and our Corporate Governance Guidelines
(F)	Audit Committee Financial Expert within the meaning of SEC regulations, as determined by the Board

CORPORATE GOVERNANCE

Compensation Committee

Chairman of the Committee Doyle N. Beneby(I) Committee Members Bernard Fried(I) Worthing F. Jackman(I) Martha B. Wyrsch(I) Meetings During 2020: 6

•  Reviewing, approving and overseeing the administration of Quanta’s incentive compensation plans, including the issuance of awards pursuant to equity-based incentive plans

•  Evaluating the Chief Executive Officer’s performance annually in light of Quanta’s compensation goals and objectives and determining the Chief Executive Officer’s compensation based on this evaluation

•  Reviewing and approving all compensation of other executive officers of Quanta and reviewing the Chief Executive Officer’s recommendations with respect to compensation of leadership personnel at Quanta’s key operating units and subsidiaries

•  Reviewing and approving executive officer employment agreements and other compensation arrangements

•  Reviewing the relationships between risk management policies and practices and compensation, including whether compensation arrangements encourage excessive risk-taking

•  Considering the results of the most recent stockholder advisory vote on the compensation of Quanta’s NEOs

Governance and Nominating Committee

Chairman of the Committee Pat Wood, III(I) Committee Members J. Michal Conaway(I) Margaret B. Shannon(I) Martha B. Wyrsch(I) Meetings During 2020: 4

•  Developing, recommending and periodically reviewing corporate governance principles applicable to the Board and Quanta

•  Establishing qualifications for membership on the Board and its committees and evaluating the structure of the Board

•  Making recommendations to the Board regarding persons to be nominated for election or re-election to the Board and appointment of directors to Board committees

•  Evaluating policies regarding the recruitment of directors

•  Making recommendations to the Board regarding persons proposed by the Chief Executive Officer to be elected as executive officers of Quanta

•  Supporting the Board’s Chief Executive Officer succession planning and talent development for succession candidates

•  Periodically reviewing the processes for succession planning and talent development of Quanta’s executive officers and the leadership personnel at Quanta’s key operating units and subsidiaries

•  Periodically reviewing Quanta’s enterprise risk management processes

•  Periodically reviewing and discussing with management environmental, social and governance matters, and Quanta’s public reporting on corporate responsibility and sustainability

•  Periodically reviewing and discussing with management the Company’s practices and policies relating to the support of business, charitable, educational and industry/trade organizations and with respect to political activity

•  Making recommendations to the Board regarding compensation and benefits for non-employee directors

(I)	Independent within the meaning of SEC regulations, NYSE corporate governance listing standards and our Corporate Governance Guidelines

CORPORATE GOVERNANCE

Investment Committee

Chairman of the Committee Vincent D. Foster(I) Committee Members Doyle N. Beneby(I) J. Michal Conaway(I) Margaret B. Shannon(I) Pat Wood, III(I) Meetings During 2020: 4

•  Considering and approving certain acquisitions, investments and dispositions by Quanta, including the terms, transaction structure, and consideration involved

•  Evaluating certain capital expenditures by Quanta that are outside the capital budget approved by the Board

•  Monitoring ongoing activities in connection with certain investments and acquisitions

•  Tracking certain completed acquisitions and investments

•  Conducting a qualitative and quantitative review of certain historical transactions

•  Assessing policies regarding transactions that hedge certain commodity, interest rate, currency and other business risks

(I)	Independent within the meaning of SEC regulations, NYSE corporate governance listing standards and our Corporate Governance Guidelines

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee served as an employee or officer of Quanta or any of its subsidiaries during 2020, was formerly an officer of Quanta or any of its subsidiaries, or had any relationship with Quanta requiring disclosure herein as a related party transaction. Additionally, no executive officers served on the compensation committee or as a director of another company, one of whose executive officers served on Quanta’s Compensation Committee or as a director of Quanta.

Code of Ethics and Business Conduct

The Board has adopted a Code of Ethics and Business Conduct that applies to all directors, officers and employees of Quanta and its subsidiaries, including the principal executive officer, principal financial officer and principal accounting officer or controller. The Code of Ethics and Business Conduct is posted in the Investor Relations / Governance section of our website at www.quantaservices.com. We intend to post at the above location on our website any amendments or waivers to the Code of Ethics and Business Conduct that are required to be disclosed pursuant to Item 5.05 of Form 8-K.

Engagement and Communications with the Board

The Board believes that effective corporate governance includes constructive conversations and the development of long-term relationships with our stockholders. We value such engagement and believe it is important to address any questions or concerns on Company policies and practices. We also review and analyze the voting results and feedback from our annual meetings to identify any topics of interest or concern.

CORPORATE GOVERNANCE

Members of our management have historically engaged in extensive investor outreach on a variety of financial and operational topics, including long-term strategy, capital allocation priorities and industry dynamics. In a given year, we have numerous interactions with stockholders and members of the investment community on these matters and host or participate in various investor conferences and events.

We also conduct an annual stockholder engagement program focused on governance- and compensation-related topics, including corporate responsibility and sustainability, executive compensation, board structure and composition, oversight of strategy and risk, and equity incentive compensation grant practices. Our engagement team includes members of senior management, and when requested, independent directors or subject matter experts, and seeks to identify and address any areas of concern. During the fourth quarter of 2020, in connection with this program, we contacted stockholders representing approximately 50% of our outstanding Common Stock as of September 30, 2020 and ultimately engaged with approximately half of the stockholders contacted. Management and the Board received and reviewed valuable feedback on several topics, including human capital management, environmental sustainability matters, corporate sustainability reporting frameworks, workforce diversity, COVID-19 response and impact, board diversity and refreshment and executive compensation structure. This feedback helped inform subsequent discussions regarding our governance and compensation practices and future sustainability priorities.

Stockholders and other interested parties may communicate with one or more of our directors, including our non-management directors or independent directors as a group, a committee or the full Board by writing to Corporate Secretary, Quanta Services, Inc., 2800 Post Oak Blvd., Suite 2600, Houston, Texas 77056. All communications will be reviewed by the Corporate Secretary and forwarded to one or more of our directors, as appropriate.

CORPORATE GOVERNANCE

Board and Committee Evaluations

Board and committee evaluations play an important role in ensuring the effective functioning of the Board. Therefore, the Board and each committee conduct annual self-assessments, which are overseen by the Governance and Nominating Committee. The results of these assessments are compiled, without attribution, and sent to the directors for a full Board assessment and to the committee members of each committee for a committee assessment. Additionally, the Chairman of the Board conducts one-on-one discussions with each director to gather feedback on Board and committee operations, practices and performance. Information derived from the evaluation process is also considered by the Governance and Nominating Committee when searching for and evaluating potential future director candidates.

Identifying and Evaluating Nominees for Director

The Governance and Nominating Committee regularly evaluates the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. If any vacancies are anticipated or arise, the Governance and Nominating Committee will consider director candidates suggested by incumbent directors, management, third-party search firms and others. The Governance and Nominating Committee will also consider director nominations by stockholders that are made in compliance with our bylaws. All applications, recommendations or proposed nominations for Board membership received by Quanta will be referred to the Governance and Nominating Committee. The manner in which the qualifications of a nominee are evaluated does not differ if the nominee is recommended by a stockholder.

The Governance and Nominating Committee has the authority to retain, at Quanta’s expense, a third-party search firm to help identify and facilitate the screening and interview process of potential director nominees. Once a potential director nominee is identified or recommended, the committee makes an initial determination as to whether to conduct a full evaluation based on, among other things, the information provided with the recommendation, the committee’s own knowledge of the candidate, supplemental inquiries to the recommending person or others, or a background check. If the committee determines to further pursue the candidate, the candidate is evaluated based on the qualifications described below.

CORPORATE GOVERNANCE

The Governance and Nominating Committee also considers other relevant factors it deems appropriate, such as the current composition of the Board (including with respect to diversity in experience, background, gender and ethnicity), the balance of management and independent directors, the need for a certain Board committee expertise, and the candidate’s activities unrelated to Quanta (including service as a director on the boards of other public companies). After this evaluation, the committee determines whether to interview the candidate and may ask the candidate to meet with members of Quanta’s management or other Board members. After completing its evaluation, if the committee believes the candidate would be a valuable addition to the Board, it will recommend to the Board the candidate’s nomination for appointment or election as a director.

The Board values diversity in its broadest sense. With that goal in mind, and pursuant to our Corporate Governance Guidelines, the Board endeavors to have a group of directors representing:

•

diverse experiences at policy-making levels of organizations that are relevant to Quanta’s activities and operations, which may come from business, government, education, technology and non-profit organizations;

•	diversity of tenure, which ensures a proper balance between Board refreshment and director continuity; and

•	diverse backgrounds and attributes including with respect to gender, ethnicity and geography.

The Board, in connection with its most recently completed director candidate searches in 2016 and 2019, took deliberate steps to identify and appoint qualified, diverse candidates meeting the above characteristics. Specifically, the Board engaged and explicitly directed a search firm to conduct a national search for highly qualified and experienced women and ethnically diverse candidates. As a result of these efforts, the Board appointed two directors with diverse attributes, and has committed to continue to identify and consider qualified gender and ethnically diverse director candidates in future director searches.

Director Qualifications

Our Corporate Governance Guidelines contain Board membership qualifications that the Governance and Nominating Committee considers in selecting nominees for our Board. The guidelines state that members of the Board should possess the highest standards of personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders, and must have an inquisitive and objective perspective, practical wisdom, mature judgment, the willingness to speak their mind and the ability to challenge and stimulate management in a constructive manner. The guidelines also provide that Board members should have experience in areas that are relevant to Quanta’s business and demonstrated leadership skills in the organizations with which they are or have been affiliated. The Board wants its members to represent a broad range of viewpoints and backgrounds, and our Corporate Governance Guidelines expressly mention seeking candidates who would add gender and ethnic diversity to our Board. Members of the Board must also be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve for an extended period of time. As such, a Board member should not serve on more than three additional public company boards, and a Board member that is a chief executive officer (or equivalent position) with another public company should not serve on more than one public company board in addition to Quanta’s Board and their own company board. Board members will not be nominated for election to the Board if the election would occur after their 73rd birthday; however, the full Board may make exceptions in special circumstances.

Director Compensation

The Governance and Nominating Committee has the responsibility of recommending to the Board compensation and benefits for non-employee directors. The committee is guided by certain director compensation principles set forth in our Corporate Governance Guidelines:

•	compensation should fairly pay directors for work required;

•	compensation should be appropriate and competitive to ensure Quanta’s ability to attract and retain highly qualified directors;

•	compensation should align directors’ interests with the long-term interests of stockholders; and

•	the structure of the compensation should be simple, transparent and easy for stockholders to understand.

CORPORATE GOVERNANCE

The Governance and Nominating Committee and the Board intend to set director compensation levels at or near the market median relative to directors at companies of comparable size, industry, and scope of operations in order to ensure directors are paid competitively for their time commitment and responsibilities. A market competitive compensation package is important because it enables us to attract and retain highly qualified directors who are critical to our long-term success. Additional director compensation practices have been adopted to align with market best practices and ensure director interests are closely aligned with the interests of our stockholders as set forth below.

•	Annual Limit on Total Compensation. We adopted a meaningful annual limit on non-employee director compensation, as described further in Annual Limit on Non-Employee Director Compensation.

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Stock Ownership Guidelines. We maintain meaningful stock ownership guidelines that align our directors’ long-term interests with those of our stockholders, as described further in Stock Ownership Guidelines for Non-Employee Directors.

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Anti-Hedging / Pledging Policy. We maintain a policy that prohibits directors from hedging the economic risk of ownership of Quanta Common Stock or pledging Quanta securities as collateral for a loan absent pre-clearance and demonstration of financial capacity to repay without resorting to the pledged securities.

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Appropriate Compensation Mix. The majority of director compensation is equity-based. Cash retainers, including incremental Board and committee leadership retainers, are intended to provide fixed compensation for time spent, while the equity-based compensation component recognizes director responsibility for strategic oversight and stockholder value.

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Annual Review. Our Governance and Nominating Committee re-assesses our non-employee director compensation annually and intends to continue to engage an independent compensation consultant to perform a comprehensive market analysis of our director compensation program and practices. The results of this review for 2019 and 2020 are described in Compensation Program Review.

•	No Additional Compensation for Employee Directors. Directors who also serve as employees of Quanta receive no additional compensation for director service.

Current Director Compensation

At every annual meeting of stockholders at which a non-employee director is elected or re-elected, each such director receives (i) an annual award of RSUs having a value of $150,000 and (ii) subject to the prospective increase in the Board membership cash retainer described below, the applicable annual cash retainer(s):

	Annual Membership Cash Retainer	Annual Cash Retainer Supplement For Committee Chairmanship
Board of Directors	$85,000	–
Audit Committee	$15,000	$20,000
Compensation Committee	$10,000	$15,000
Governance and Nominating Committee	$10,000	$15,000
Investment Committee	$10,000	$15,000

Upon initial appointment to the Board other than at an annual meeting of stockholders, a non-employee director receives (for the period from the appointment through the end of the current director service year) a pro-rata portion of the equity award and applicable cash amounts. Our non-employee Chairman of the Board receives additional annual compensation in the amount of $180,000, of which 50% is payable in cash and 50% is payable in RSUs. Upon the initial appointment of a non-employee Chairman of the Board, other than immediately following the annual meeting of stockholders, such director receives (for the period from the appointment through the end of the current director service year) a pro rata portion of the additional annual compensation.

Unless the non-employee director’s Board service is terminated earlier, RSUs generally vest upon conclusion of the director service year. Subject to the terms of applicable award agreements, unvested RSUs held by (i) any non-employee director who is not nominated for or elected to a new term, including for example, due to a reduction in the size of the Board, age precluding a re-nomination, the identification of a new nominee, or the desire to retire at the end of a term, or (ii) any non-employee director who resigns at Quanta’s convenience, including any resignation resulting from the non-employee director’s failure to receive a majority of the votes cast in an election for directors as required by Quanta’s bylaws, vest in full on the earlier of (a) the conclusion of the director service year, or (b) the date of such non-employee director’s termination of service. RSUs are generally settled in shares of Common Stock, provided that a non-employee director may elect to settle up to 50% of any award in cash if he or she is in compliance with Quanta’s stock ownership guidelines as of the date of settlement and is expected to remain in compliance immediately following settlement.

CORPORATE GOVERNANCE

Generally, meeting fees are not paid. However, in order to compensate for the time required to accommodate extraordinary meeting activity, each non-employee director receives a fee for attendance at the tenth and any subsequent Board meeting or the tenth and any subsequent committee meeting, in each case during a single director service year, as follows: $2,000 for attendance at an in-person board meeting; $1,000 for participation at a telephonic board meeting; $1,000 for attendance at an in-person committee meeting; and $500 for participation at a telephonic committee meeting.

Directors are also reimbursed for reasonable out-of-pocket expenses incurred to attend meetings of the Board or the committees thereof, and for other expenses reasonably incurred in their capacity as directors of Quanta. Directors who are also employees of Quanta or any of its subsidiaries do not receive additional compensation for serving as directors. Currently, eight non-employee director nominees are standing for election at the annual meeting. As an executive officer of Quanta, Mr. Austin received no compensation for his service as a director of Quanta.

Compensation Program Review

During 2019 and 2020, the Governance and Nominating Committee retained a compensation consultant to, among other things, review and provide observations and recommendations regarding Quanta’s non-employee director compensation program and highlight relevant trends in director compensation. The consultant examined director compensation data for a group of peer companies, as well as director compensation survey data, and presented its findings and observations to the Governance and Nominating Committee. After considering the implications of the ongoing COVID-19 pandemic and the current economic environment, the Board, upon recommendation of the Governance and Nominating Committee, rescinded a previously approved increase to the non-employee director annual membership cash retainer that was scheduled to take effect in May 2020 and decided to forego any changes to the director compensation program in 2021.

Annual Limit on Non-Employee Director Compensation

The Quanta Services, Inc. 2019 Omnibus Equity Incentive Plan (the “2019 Omnibus Plan”) contains an annual limit on non-employee director compensation, inclusive of all cash compensation and any awards under the 2019 Omnibus Plan that may be made to a non-employee director for service during any calendar year. The annual limit is $500,000 per year, provided that a newly elected director or a director serving as Chairman of the Board or Lead Director may receive up to $250,000 more than such amount for service during any calendar year.

Deferred Compensation Plan for Non-Employee Directors

Non-employee directors are eligible to participate in a deferred compensation plan maintained by Quanta. No later than December 31 of each year, each non-employee director may voluntarily elect to defer all or a portion (in 5% increments) of his or her annual cash retainers, including but not limited to, compensation for board membership, committee membership and board/committee leadership, and RSUs to be earned with respect to services performed in the following year. Deferral elections are irrevocable and if no deferral election is made, no compensation is deferred. Deferred cash amounts are allocated to a separate recordkeeping account maintained for the non-employee director that reflects the amounts deferred and any earnings (positive or negative). The account is credited with returns according to the performance of certain deemed investment choices selected by the non-employee director from time to time. However, Quanta has no obligation to provide any deemed investment choice other than a default investment option selected by the Compensation Committee. The interest rate earned on the deferred cash amounts is not above-market or preferential. Deferred RSUs are recorded in an account maintained for the non-employee director that reflects the number of shares deferred. Quanta also makes a cash payment of dividend equivalents on the shares deferred at the same time and at the same rate as dividends are paid on Quanta Common Stock. In general, deferred compensation is distributed to the non-employee director (or his or her beneficiary) upon the director leaving the Board or at a date elected in advance by the director. Additionally, deferred amounts can be distributed upon certain unforeseen emergencies suffered by the non-employee director or upon a change in control of Quanta.

CORPORATE GOVERNANCE

Stock Ownership Guidelines for Non-Employee Directors

Non-employee directors are required to hold stock with a value equivalent to five times the annual cash retainer for Board membership (excluding the annual cash retainer for committee membership or any supplement for serving as a committee chairman or as Chairman of the Board). Non-employee directors have five years from the fiscal year-end following initial election to the Board to accumulate the stock ownership prescribed by the guidelines. As of December 31, 2020, all non-employee directors were in compliance with the requirements of the stock ownership guidelines either by exceeding the prescribed ownership level or making ratable progress toward the prescribed ownership level within the accumulation period.

2020 Director Compensation Table

The following table sets forth the compensation for each non-employee director during the 2020 fiscal year.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2) ($)	All Other Compensation ($)	Total ($)
Doyle N. Beneby	120,000	161,999	–	–	281,999
J. Michal Conaway	105,000	161,999	–	–	266,999
Vincent D. Foster	125,000	161,999	–	–	286,999
Bernard Fried	110,000	161,999	–	–	271,999
Worthing F. Jackman	130,000	161,999	–	–	291,999
David M. McClanahan	175,000	259,199	–	–	434,199
Margaret B. Shannon	105,000	161,999	–	–	266,999
Pat Wood, III	120,000	161,999	–	–	281,999
Martha B. Wyrsch	105,000	161,999	–	–	266,999

(1)

The amounts shown reflect the aggregate grant date fair value (based on the closing price of Quanta’s Common Stock on the date of grant) of RSUs granted during the fiscal year ended December 31, 2020 calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, as further described in Note 12 to the Company’s audited consolidated financial statements in its 2020 Annual Report on Form 10-K. The value ultimately realized by the directors upon the actual vesting of the awards may or may not be equal to this determined value. The average of the closing prices of Quanta’s Common Stock for the twenty consecutive trading days immediately preceding the date of grant was used to determine the number of RSUs granted. As of December 31, 2020, Mr. McClanahan held unvested awards covering 7,080 and each of the remaining non-employee directors held unvested awards covering 4,425 shares.

(2)	Quanta’s non-qualified deferred compensation plan maintained for non-employee directors does not pay above-market or preferential earnings.

EXECUTIVE

OFFICERS

The current executive officers of Quanta are as follows:

Name	Age	Position(s) with Quanta
Earl C. (Duke) Austin, Jr.	51	President, Chief Executive Officer, Chief Operating Officer and Director
Derrick A. Jensen	50	Chief Financial Officer
Paul C. Gregory	57	Chief Strategy Officer and President – Underground Utility and Infrastructure Division
Redgie Probst	44	President – Electric Power Division
Donald C. Wayne	54	Executive Vice President and General Counsel
Jayshree Desai	49	Chief Corporate Development Officer
Nicholas M. Grindstaff	58	Vice President – Finance and Treasurer
Dorothy Upperman	58	Vice President – Tax

Earl C. (Duke) Austin, Jr. For a description of the business background of Mr. Austin, see Quanta Board of Directors – Director Nominees above.

Derrick A. Jensen has served as our Chief Financial Officer since May 2012. He previously served as our Senior Vice President – Finance, Administration and as Chief Accounting Officer from March 2011 to May 2012, as our Vice President and Chief Accounting Officer from March 1999 to March 2011 and as our Controller from December 1997 until March 2009. Prior to joining Quanta, he served as a manager for the public accounting firm of Arthur Andersen LLP. Mr. Jensen holds a Bachelor of Business Administration degree in Accounting and became a Certified Public Accountant in the State of Texas in 1997.

Paul C. Gregory has served as our Chief Strategy Officer and President – Underground Utility and Infrastructure Division since January 2017. He previously provided consulting services to Quanta from 2014 until December 2016, focusing on Quanta’s underground utility, pipeline and industrial services operations, corporate strategy and mergers and acquisitions activity. Mr. Gregory also previously served as President and Chief Executive Officer of Gregory & Cook Construction, Inc., a pipeline and related infrastructure construction company, from 1998 until 2008. Mr. Gregory holds a Bachelor of Business Administration degree in Finance and a Master of Business Administration degree.

Redgie Probst has served as our President – Electric Power Division since March 2019. He previously served as our Senior Vice President – Electric Power from May 2018 to March 2019 and as Regional Vice President – Electric Power from June 2016 until May 2018. He also previously served as President and Chief Executive Officer of Probst Electric Inc. and Summit Line Construction, Inc., electric specialty contracting companies that he founded in 2004 and 2008, respectively, and that were acquired by Quanta in November 2013. His responsibilities in those positions included oversight of business strategy and operations matters.

Donald C. Wayne has served as our Executive Vice President and General Counsel since May 2017. He previously served as Senior Vice President, General Counsel and Corporate Secretary of Archrock, Inc., a publicly traded provider of natural gas compression and related products and services, from November 2015 through May 2017, and in similar roles for its predecessor companies, Exterran Holdings, Inc. and Universal Compression Holdings, Inc., from August 2006 through November 2015. Mr. Wayne also served, from August 2006 through May 2017, as Senior Vice President and General Counsel of Archrock GP LLC and in similar roles for the other managing general partners of Archrock Partners, L.P. and its predecessor entities, each a publicly traded master limited partnership, and as a director of Archrock GP LLC from November 2015 through May 2017. Mr. Wayne also previously served as Vice President and General Counsel of U.S. Concrete, Inc., a publicly traded provider of ready-mixed concrete and related products and services, from 1999 to 2006. Prior to joining U.S. Concrete, Inc., he served as an attorney with the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P. Mr. Wayne holds a Bachelor of Arts degree, a Master of Business Administration degree and a Juris Doctor degree.

Jayshree Desai has served as our Chief Corporate Development Officer since January 2020. She previously served as President and a director of ConnectGen LLC, a renewal energy company focused on utility-scale renewable energy and storage development, from July 2018 through December 2019, where she had primary responsibility for organizational management, business strategy and

EXECUTIVE OFFICERS

capital allocation. Ms. Desai also previously served as Chief Operating Officer of Clean Line Energy Partners LLC, an electric transmission development company, from January 2010 through July 2018, where she had primary responsibility for, among other things, strategic planning, finance and capital management and human resources. She also previously served as Chief Financial Officer of Horizon Wind Energy (now EDP Renewables North America), a renewable energy company, from 2002 through 2010, where she had primary responsibility for finance, accounting, tax, treasury and information technology operations. In addition, Ms. Desai has served as a director of TPI Composites, Inc., a publicly traded independent manufacturer of wind turbine components, since October 2017. Ms. Desai holds a Bachelor of Business Administration degree and a Master of Business Administration degree.

Nicholas M. Grindstaff has served as our Vice President – Finance since May 2011 and our Treasurer since October 1999. He previously served in other roles with Quanta, including as a Vice President from March 2010 to May 2011 and as Assistant Treasurer from March 1999 until September 1999. He also previously served as Assistant Treasurer for American Residential Services, a consolidator of HVAC, plumbing and electrical services industries, from 1996 to 1999 and in various financial roles with IBM Corporation from 1989 to 1996. Mr. Grindstaff holds a Master of Science degree in Accounting.

Dorothy Upperman has served as our Vice President – Tax since October 2014. She previously served in various tax management roles with Wal-Mart Stores, Inc., including Sr. Director, Income Tax from 2008 to October 2014 and Director of Federal Audits & SOX Controls from 2007 to 2008. From 1998 to 2004, Ms. Upperman held various positions with Ernst & Young, LLP, most recently serving as Sr. Manager. Ms. Upperman holds a Bachelor of Business Administration degree in Accounting and is a Certified Public Accountant.

COMPENSATION DISCUSSION &

ANALYSIS

Compensation Committee Report

We have reviewed and discussed the following Compensation Discussion and Analysis with management. Based on our review and discussions with management, we have recommended to Quanta’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is furnished by the Compensation Committee of the Board of Directors.

Doyle N. Beneby, Chairman

Bernard Fried

Worthing F. Jackman

Martha B. Wyrsch

Executive Summary

This Compensation Discussion and Analysis describes Quanta’s executive compensation program for 2020. We use this program to attract, motivate and retain the employees who lead our Company. In particular, this section explains the Compensation Committee’s guiding principles for executive compensation and how the Compensation Committee made its compensation decisions for our NEOs for 2020.

Named Executive Officers

Our NEOs for 2020 include five executive officers:

Name	Current Position(s) with Quanta
Earl C. (Duke) Austin, Jr.	President, Chief Executive Officer and Chief Operating Officer
Derrick A. Jensen	Chief Financial Officer
Paul C. Gregory	Chief Strategy Officer and President – Underground Utility and Infrastructure Division
Redgie Probst	President – Electric Power Division
Donald C. Wayne	Executive Vice President and General Counsel

Key 2020 Performance Highlights

During 2020, the COVID-19 pandemic significantly impacted global economies, resulting in workforce mobility restrictions, supply chain and production disruptions, volatility in capital markets, reduced demand and spending across many sectors and an overall uncertain economic outlook. While Quanta continued to operate the substantial majority of its services as an essential services provider during 2020, portions of the Company’s operations have experienced varying degrees of disruption due to the extraordinary conditions, including with respect to service restrictions implemented in certain service areas during a portion of 2020, as well as permitting and regulatory delays, broader challenges in the energy market and reduced demand for refined products that continue to affect certain service offerings. In response to the pandemic, Quanta implemented its business continuity plan and collaborated with customers to minimize service disruptions and proactively anticipate how COVID-19 would impact the Company’s operations. Management also maintained a strong balance sheet through prudent cash management and opportunistic utilization of capital markets and implemented various cost management actions, including, among other things, reductions in discretionary spending, deferrals of non-essential capital expenditures, reductions in workforce at operations experiencing challenges, and hiring and compensation increase deferrals.

COMPENSATION DISCUSSION & ANALYSIS

Quanta’s management and employees were also forced to navigate numerous challenges while continuing to provide services and manage the business, which required the implementation of proactive measures to protect their health and safety (e.g., specialized training initiatives, additional protective equipment and additional sanitation measures for our offices, vehicles and equipment), as well as the reduction of non-essential business travel, application of work-from-home policies where appropriate and development of other human resource guidance to help employees. Despite operating through the unprecedented health conditions and unstable economic environment, Quanta continued to execute and perform at a high level and achieved strong financial results.

2020 Company Performance

▲ Net Income Attributable to Common Stock	Record annual net income attributable to Common Stock of approximately $445.6 million, an 11% increase as compared to 2019

▲ Cash Flow	Record full-year cash flow provided by operating activities of $1.12 billion

▲ Diluted EPS	Record diluted earnings per share attributable to Common Stock of $3.07 per share

▲ Base Business Growth	Achieved growth of repeatable and sustainable business services, which represent approximately 90% of Quanta’s consolidated revenues in 2020

▲ Electric Power Margins	Operating margin for Electric Power Infrastructure Solutions segment increased to greater than 10.5%

Quanta also completed several strategic initiatives during 2020 that are expected to position the Company for continued successful financial performance in the medium and long term, some of which are described below.

•

Enhanced Service Offerings. Increased our communications services revenues by approximately 40%, largely through organic growth, and acquired seven companies that primarily support base business services for electric and gas utilities and communications companies.

•

Significant Joint Venture Project Award. Entered into a joint venture in which we own a 50% interest, LUMA Energy, LLC, that was selected for a 15-year operation and maintenance agreement to operate, maintain and modernize the approximately 18,000-mile electric transmission and distribution system in Puerto Rico. The operation and maintenance period, during which the joint venture will receive a fixed annual management fee, with the opportunity to receive additional annual performance-based incentive fees, is scheduled to begin in mid-2021 and is expected to be accretive to margins.

•

Development of Craft Skilled Labor. Continued our investment in training and safety through our post-secondary educational institution, Northwest Lineman College, and our state-of-the-art training facility, completing training for more than 13,000 industry personnel during 2020. Quanta also began site preparation for a planned new line worker training campus in Puerto Rico in connection with the joint venture project award described above.

•

Completed Investment Grade Senior Notes Offering and Expanded Credit Facility. Secured investment grade credit rating from two rating agencies and completed the issuance of $1.0 billion aggregate principal amount of 2.900% Senior Notes due October 2030, which highlights the resiliency and sustainability of Quanta’s business model and positive multiyear outlook. Also increased the Company’s liquidity and financial flexibility by adding $375 million of availability to our senior credit facility.

•

Increased Cash Dividend. Increased per share cash dividend amount paid in 2020 by 25% as compared to 2019, and increased per share cash dividend amount by an additional 20% in December 2020 to $0.06 per share of Common Stock.

Overview of 2020 Executive Compensation Decisions

Our 2020 compensation program targets were set by the Compensation Committee without discount for the impact of the COVID-19 pandemic, and as a result of the Company’s ability to perform notwithstanding the difficult circumstances arising from the pandemic, the Compensation Committee, as supported by the CEO, did not make any mid- or end-of-cycle adjustments to the performance/payout scales under any of the Company’s compensation plans or include any adjustments directly related to the COVID-19 pandemic. Executive compensation decisions affecting our NEOs’ compensation included the following.

•

2020 Financial Performance Targets. Based on Quanta’s continued strong performance, the financial performance targets established for the 2020 annual and long-term incentive plans represent increases as compared to actual performance by the Company in 2019 and target performance under the 2019 annual incentive plan and 2019 long-term incentive plan, as well as significant increases as compared to the performance targets established in 2017, when the Company began utilizing these performance metrics.

COMPENSATION DISCUSSION & ANALYSIS

(1)	For a reconciliation of AIP Adjusted EBITDA to operating income determined in accordance with GAAP see Appendix A to this Proxy Statement

•

Payouts Under the 2020 Annual Incentive Plan. Based on the strong financial and operational performance described above, and despite the absence of any adjustments directly related to the COVID-19 pandemic, the Company’s overall performance resulted in total payout at approximately 97% of target, as described in further detail in Annual Incentive Plan.

•

Payouts Under the 3-Year Performance Period Completed in 2020. Quanta’s continued strong performance of its strategic initiatives again resulted in improvement in return on invested capital (“ROIC”) and capital efficiency, profitable growth and stock price appreciation for the 3-year performance period ending December 31, 2020. As described in further detail in Results for the 3-Year Performance Period Ended December 31, 2020, and even without any adjustments in connection with the COVID-19 pandemic, Quanta’s performance during this period exceeded the maximum performance goals that were set with respect to ROIC improvement and average capital efficiency and resulted in total stockholder return (“TSR”) between the 50th and 75th percentile of the established peer group. These performance outcomes resulted in the maximum achievement of 200% with respect to the 3-year performance period under our 2018 long-term incentive plan.

•

2020 Base Salary, Target Award Levels and Performance-Based Mix. In light of the current economic environment, the Compensation Committee did not approve any increases to base salary and target incentive compensation under the 2020 annual and long-term equity incentive plans for the NEOs, other than an increase to Mr. Probst’s base salary and target long-term equity incentive percentage and an additional equity award granted to Mr. Probst in 2020 in light of his relatively new role and to better align his compensation with his responsibilities at Quanta. The Compensation Committee also decided that the percentage of the NEOs’ target equity incentive amounts subject to performance metrics over a 3-year period would remain the same for 2020 (namely, 70% for Mr. Austin and 60% for the other NEOs), with the remaining amounts awarded in the form of RSUs that vest over a 3-year period subject to continued service.

•

Sustainability Performance Metrics Added to Long-Term Incentive Plan. As described in further detail in Elements of Executive Compensation and Executive Compensation Decisions for 2020 – Long-Term Incentive Plan, the Compensation Committee included two new sustainability-based performance metrics in the 2020 long-term incentive plan that are related to Quanta’s fleet of vehicles, which emphasize a reduction in fleet idle time and enhanced composite driver safety. These new metrics target improvements that correspond to the Company’s strategic objectives, including efficient equipment utilization and employee safety, and that reduce the Company’s environmental impact.

COMPENSATION DISCUSSION & ANALYSIS

Say-on-Pay Vote

At Quanta’s 2020 annual meeting of stockholders, over 97% of our stockholders voting on the “say-on-pay” proposal approved the compensation of our NEOs as described in our 2020 proxy statement. Accordingly, the Compensation Committee did not implement any changes to our executive compensation program as a result of the advisory vote.

However, the Compensation Committee did include certain additional performance metrics in the 2020 long-term incentive plan with respect to Quanta’s fleet of vehicles, namely idle time and composite driver safety. The Compensation Committee adopted these measures with the objective of (i) refining a portion of the capital efficiency goal to target cost reductions through improved fleet management and (ii) implementing sustainability-based goals designed to promote employee safety and reduce emissions. See Elements of Executive Compensation for additional information about these changes.

Additionally, as a key objective of our stockholder engagement program, which is described further in Corporate Governance – Engagement and Communications with the Board, members of senior management and the Board solicit feedback from stockholders on our executive compensation program that is relayed directly to the full Board to be considered when evaluating opportunities to further enhance our executive compensation programs and practices in future years. The Compensation Committee also continues to monitor trends and developments to ensure that Quanta provides the appropriate executive compensation incentives to remain competitively positioned to attract and retain executive talent and to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation and the long-term sustainability of the Company, while also discouraging excessive risk taking.

How Our Performance is Linked to Pay

Quanta’s NEO compensation is primarily comprised of base salary, annual cash incentives and long-term equity incentives. Our compensation philosophy links executive compensation to both individual and Company performance. Base salaries are generally set based upon, among other things, the median of our competitive market, the nature of the position and the contribution, experience, level of responsibility and length of service of the NEO. Target annual incentives generally reflect competitive market levels and practices, with upside opportunity for performance above target levels. Performance measures are designed to align the interests of executives with stockholders, reward successful achievement of annual financial and operating goals while maintaining focus on long-term financial performance and sustainability, and incentivize successful capital allocation strategies, as discussed in further detail in Executive Compensation Decisions for 2020.

2020 TARGET COMPENSATION MIX

The Compensation Committee considers the median target total direct compensation for officers in our peer group when setting compensation levels for each NEO. Additionally, the Compensation Committee believes that a significant portion of the target compensation of the NEOs should be at risk. The short-term cash incentive awards and long-term equity incentive awards to our NEOs were “at risk” compensation, meaning those awards are either variable based on the level of performance compared to our incentive targets or peer group performance or are subject to continued employment and stock price performance during a 3-year vesting period. Further, equity-based incentive awards under our 2020 long-term incentive plan represented a substantial portion of

COMPENSATION DISCUSSION & ANALYSIS

each NEO’s compensation as a percentage of total direct compensation and a significant portion of such equity-based incentive awards (70% with respect to the CEO and 60% with respect to the other NEOs) are subject to measurable company performance over a 3-year performance period. Equity-based awards play an important role in our compensation program because they provide incentives for the creation of stockholder value and promote executive retention and an ownership culture.

2020 LONG-TERM INCENTIVE PLAN EQUITY MIX

Good Governance and Best Practices

We are committed to strong governance standards that ensure our executive compensation programs are closely aligned with the interests of our stockholders, as evidenced by the policies and practices described below.

•	Stock Ownership Guidelines. We maintain meaningful stock ownership guidelines that align our executives’ long-term interests with those of our stockholders and discourage excessive risk-taking.

•

Clawback Policy. We include a clawback provision in each of our incentive compensation plans and have adopted a standalone clawback policy, both of which permit our Board to recover from executive officers and key employees of Quanta and its subsidiaries cash or equity incentive compensation in certain circumstances involving a restatement of the Company’s financial statements.

•

Anti-Pledging Policy. We maintain a policy that prohibits directors and executive officers from pledging Quanta securities as collateral for a loan absent pre-clearance and demonstration of financial capacity to repay without resorting to the pledged securities.

•	Anti-Hedging Policy. We maintain a policy that prohibits directors and executive officers from hedging the economic risk of ownership of Quanta Common Stock.

•

Annual Review. Our Compensation Committee engages its own independent compensation consultant, which performs an annual comprehensive market analysis of our executive compensation program and pay levels.

•	Annual Say-on-Pay Vote. We provide our stockholders with an annual opportunity to participate in an advisory vote on the compensation of our NEOs.

•	No Gross-Up. Our employment agreements with NEOs do not provide for gross-ups of excise taxes on severance or other payments in connection with a change of control.

•	Performance-Based Compensation. The majority of the target compensation for our NEOs is subject to objective and measurable financial and operational performance metrics.

•

Performance Thresholds and Maximums. All performance-based awards require that the Company achieve a threshold level of performance to receive any award and provide for a cap on the maximum award in the event the established performance criteria is dramatically exceeded.

•

Modest Perquisites. Our NEOs receive a modest amount of perquisites, which are intended to promote wellness, provide convenience in light of the demands of their positions, assist them in serving necessary business purposes and provide a competitive compensation package.

COMPENSATION DISCUSSION & ANALYSIS

Compensation Philosophy

Each member of the Compensation Committee is independent within the meaning of SEC regulations, the NYSE corporate governance listing standards and our Corporate Governance Guidelines. The Compensation Committee administers the compensation programs for all of our NEOs, and its guiding principles for NEO compensation are to:

•	align NEO incentives with short-term and long-term stockholder value creation;

•	attract, motivate and retain the best possible executive officer talent by maintaining competitive compensation programs;

•	tie annual cash incentives to the achievement of measurable performance goals associated with strategies intended to differentiate Quanta from its peers;

•	tie long-term equity incentives to the achievement of measurable performance goals linked to our long-term strategic plans; and

•	promote an ownership culture.

Beginning in the first quarter of the fiscal year, the Compensation Committee determines the terms of our annual and long-term incentive plans and establishes the performance metrics that will be used in evaluating the performance of the NEOs under the plans. In addition, the Compensation Committee establishes prospective base salary rates and target incentive percentages for each NEO for the current annual and long-term performance periods. Following the end of the fiscal year, the Compensation Committee meets to discuss our prior year’s performance, evaluate the performance of our NEOs, and determine the amounts, if any, that will be awarded to each NEO under the incentive plans.

The Compensation Committee seeks to maintain the competitiveness of our executive compensation levels with those of our peers and competitors. The Compensation Committee considers various factors in determining overall compensation and each compensation component, including (i) the results of compensation benchmarking studies and changes in compensation practices of our competitors; (ii) economic and market conditions; (iii) changes in our business operations; (iv) the executive officer’s position, experience, length of service and performance; (v) Company performance; and (vi) the judgment of each member of the Compensation Committee based upon prior experiences with executive compensation matters. The influence of these factors on NEO compensation is discussed further below.

COMPENSATION DISCUSSION & ANALYSIS

Elements of Executive Compensation

The key components of our current compensation and benefits programs for our NEOs are summarized in the table below. Each component has a critical role in motivating and rewarding strong performance and retaining the NEOs who deliver such performance. The Compensation Committee considers each compensation component individually and all compensation components in the aggregate when making compensation decisions.

Compensation Element	Form of Compensation	Performance / Payment Criteria	Purpose

Base Salary	Cash	Individual performance and experience in the role are factors	To provide fixed compensation necessary to attract and retain key executives and to offset the cyclicality in our business that may impact variable pay

Short-Term Incentive	Cash	Tied to the achievement of performance targets related to (i) AIP Adjusted EBITDA, (ii) AIP Adjusted EBITDA margin, and (iii) safety, in each case established by the Compensation Committee	To incentivize and reward achievement of annual financial and operational performance targets, which focus on profitable growth and safe execution

Long-Term Incentive	PSUs	PSUs cliff-vest at the end of a 3-year performance period and are tied to the achievement of performance targets related to (i) ROIC, coupled with a relative TSR modifier, (ii) property and equipment utilization (i.e., capital efficiency), (iii) idle time for the Company’s fleet of vehicles and (iv) composite driver safety rating, in each case established by the Compensation Committee

To incentivize achievement of our long-term financial performance targets that focus on strategic initiatives

To align management and stockholder interests and to attract and retain key executives

To incentivize sustainable performance through reduced environmental impact and enhanced employee safety

	RSUs	RSUs vest over three years in equal annual installments	To attract and retain key executives and to align management and stockholder interests

Retirement Benefits	401(k) Matching Non-Qualified Deferred Compensation Plan	–	To provide a competitive compensation package

Perquisites	Executive Physical Program Annual Perquisite Allowance CEO Aircraft Usage Identity Theft Protection and Monitoring	–	To maintain the health and safety of executives, to provide a competitive compensation package and, in certain cases, to optimize key executives’ time

During 2020, the Compensation Committee undertook a review of the property and equipment utilization (i.e., capital efficiency) goal included in the long-term incentive plan, with the objective of refining a portion of that goal to target cost reductions through improved fleet management and implementing sustainability-based goals designed to promote employee safety and reduce emissions. In performing its review of this component, the Compensation Committee considered input from its compensation consultant, the CEO and other senior management.

The Compensation Committee considered a variety of additional performance metrics and concluded that incorporating a component associated with a reduction in idle time for Quanta’s fleet of vehicles was an appropriate refinement of the portion of the existing capital efficiency performance component it replaced, as this goal would target (i) a direct and observable reduction in costs (e.g., fuel and maintenance) and (ii) a reduction in the Company’s environmental impact. The Compensation Committee also determined that the inclusion of an additional safety performance component to the compensation program, composite driver safety, underscored the strategic importance of employee safety to the Company and was an appropriate longer-term goal for management.

COMPENSATION DISCUSSION & ANALYSIS

The changes implemented to the 2020 long-term incentive plan, as compared to the 2019 long-term incentive plan, were:

•	the weighting of the historical property and equipment utilization component, measured through a capital efficiency calculation, was reduced from 34% to 15%;

•	the new composite driver safety rating component and fleet idle time component were each given a weighting of 10%; and

•	the weighting of the ROIC component was reduced from 66% to 65% to accommodate the incorporation of the new components.

Executive Compensation Decisions for 2020

Base Salary

Base salary is a critical element of NEO compensation because it provides a base level of monthly income that is consistent with competitive practices. Base salaries for NEOs are determined annually by the Compensation Committee during the first quarter of the fiscal year, taking into account such factors as competitive industry salaries (especially the salary practices of companies in our peer group described below in Compensation Process), a subjective assessment of the nature of the position, and the contribution, experience, level of responsibility and length of service of the NEO. The Compensation Committee, after taking into account, among other things, the overall economic environment as a result of the COVID-19 pandemic, the results of a benchmarking study performed by its compensation consultant and a recommendation from Mr. Austin (other than with respect to himself), concluded to increase the base salary only for Mr. Probst to better align his salary with his responsibilities at Quanta.

Named Executive Officer	2019 Base Salary Rate (through March 31, 2020)	2020 Base Salary Rate (effective April 1, 2020)	Percentage Increase from Prior Base Salary Rate
Mr. Austin	$1,150,000	$1,150,000	—
Mr. Jensen	$679,800	$679,800	—
Mr. Gregory	$875,500	$875,500	—
Mr. Probst	$600,000	$650,000	8.3%
Mr. Wayne	$566,500	$566,500	—

Annual Incentive Plan

Our annual incentive plan for senior leadership is designed to provide our NEOs with performance awards payable annually in recognition of Quanta achieving specified financial and safety performance targets, which are approved by the Compensation Committee at the beginning of the fiscal year. The Compensation Committee elects to pay such performance awards in cash.

Awards for an eligible NEO that begins employment during the performance year will be pro-rated from the date of hire, unless otherwise determined by the Chief Executive Officer and with the approval of the Compensation Committee. Generally, an NEO must be employed by Quanta on the date any cash incentive compensation is paid, or otherwise forfeits any and all rights to such compensation. However, an NEO who ceased to be employed prior to the payment date has the potential to receive an award (or some portion thereof) pursuant to contractual provisions or as otherwise determined by the CEO (other than with respect to himself) and with approval of the Compensation Committee. See Executive Compensation – Potential Payments Upon Termination or Change in Control.

COMPENSATION DISCUSSION & ANALYSIS

The payout for each NEO under the annual incentive plan is calculated as a percentage of such NEO’s base salary (the “AIP Target Incentive”), which is then multiplied by the weighted achievement percentage associated with the Company performance metrics, as set forth in the following calculation:

The Compensation Committee, after taking into account, among other things, the results of a benchmarking study performed by its compensation consultant, recommendations from Mr. Austin (other than with respect to himself), each NEO’s position, experience, level of responsibility and length of service, established the following target incentives under the 2020 annual incentive plan (the percentages for which were unchanged from 2019):

Named Executive Officer	Base Salary	Target Incentive (% of 2020 Base Salary)	Target Incentive (Amount)
Mr. Austin	$1,150,000	125%	$1,437,500
Mr. Jensen	$679,800	110%	$747,780
Mr. Gregory	$875,500	110%	$963,050
Mr. Probst	$650,000	100%	$650,000
Mr. Wayne	$566,500	90%	$509,850

Adjusted EBITDA Component

Calculation. The adjusted EBITDA component of the annual incentive plan, which accounts for 60% of a participant’s annual incentive opportunity, is based on Quanta’s achievement of annual adjusted EBITDA, defined for purposes of the annual incentive plan as operating income, plus amortization, depreciation and stock based compensation, adjusted for investments in unconsolidated affiliates and other operational activities affecting net income that are not included in operating income (“AIP Adjusted EBITDA”). Additional adjustments to actual AIP Adjusted EBITDA may be considered and approved by the Compensation Committee, including but not limited to, asset impairments, costs related to divested or discontinued businesses or exiting a market or country, foreign currency exchange rate fluctuations, acquired business results (net of acquisition and integration costs), unforecasted legal costs, fair value changes of contingent consideration liabilities and other unforeseen, unusual or one-time items.

Rationale. Generally, short-term incentives motivate and reward achievement and performance of Quanta’s annual financial and operational goals. The Compensation Committee believes this performance metric is a valuable measure of cash-based operating performance and encourages our NEOs to grow the Company’s business, including through expanding and developing relationships with existing and potential customers and expanding service offerings in existing and adjacent markets. Further, when combined with the margin-based performance metric discussed below, NEOs are encouraged to ensure that such growth is profitable and does not include excessive risk.

Performance / Achievement. Performance with respect to this component is measured by comparing actual AIP Adjusted EBITDA for the performance year to a target amount of AIP Adjusted EBITDA, which was established based on the amount of AIP Adjusted EBITDA correlated with the midpoint of the Company’s full-year 2020 earnings guidance, as announced during the first quarter of

COMPENSATION DISCUSSION & ANALYSIS

the year, and the Company’s 2020 business plan. The 2020 target amount of AIP Adjusted EBITDA represented an approximate 11% increase from actual AIP Adjusted EBITDA achieved in 2019 and the 2020 threshold amount of AIP Adjusted EBITDA was set above actual AIP Adjusted EBITDA achieved in 2019. Based upon the performance/payout scale adopted by the Compensation Committee for the 2020 performance year, NEOs could earn cash awards for this component of the annual incentive plan as follows (when performance falls between the designated payout points above the threshold amount, the cash awards are determined by interpolation):

AIP Adjusted EBITDA (in millions)	Achievement Percentage
Less than $980.3	0%
$980.3	25%
$1,002.1	50%
$1,089.2	100%
$1,121.9	150%
$1,198.1 or greater	200%

For the 2020 performance year, the Compensation Committee concluded that actual AIP Adjusted EBITDA was $1,065.5 million, which represents an achievement percentage of 86.2%. For a reconciliation of AIP Adjusted EBITDA to operating income for the year ended 2020 determined in accordance with GAAP, see Appendix A to this Proxy Statement. The Compensation Committee did not set or alter the performance/payout scale or make any adjustments to the AIP Adjusted EBITDA calculation as a direct result of the COVID-19 pandemic. While the COVID-19 pandemic did negatively impact the Company’s Latin American operations, the losses from those operations were excluded from the calculation of AIP Adjusted EBITDA as a pre-approved adjustment established at the time the performance metric calculation was determined (i.e., impairment charges and costs associated with a discontinued business and/or exiting a market).

Adjusted EBITDA Margin Component

Calculation. The adjusted EBITDA margin component of the annual incentive plan, which accounts for 20% of a participant’s annual incentive opportunity, is based on Quanta’s achievement of annual targeted margin performance on the AIP Adjusted EBITDA earned by the Company. Adjusted EBITDA margin is measured as AIP Adjusted EBITDA (as defined above), divided by consolidated revenues (adjusted to exclude foreign currency exchange rate fluctuations and revenues attributable to businesses acquired during the performance year) (“AIP Adjusted EBITDA margin”).

Rationale. The Compensation Committee believes this performance metric is highly correlated with stockholder return and reinforces the Company’s focus on margin improvement and profitable growth, which complements the AIP Adjusted EBITDA metric described above by penalizing management for focusing solely on revenue growth. The Compensation Committee also believes this metric supports the ROIC component included in the long-term incentive plan described below by rewarding the investment of capital in a manner that results in a profitable return.

COMPENSATION DISCUSSION & ANALYSIS

Performance / Achievement. Performance with respect to this component is measured by actual AIP Adjusted EBITDA margin for the performance year as compared to a target margin, which was established based on the target amount of AIP Adjusted EBITDA set forth above and the midpoint of the Company’s full-year revenue guidance, announced during the first quarter of the year, and the Company’s 2020 business plan. The 2020 target AIP Adjusted EBITDA margin represented an approximate 4% increase from actual AIP Adjusted EBITDA margin achieved in 2019, and the 2020 threshold AIP Adjusted EBITDA represents an improvement from actual AIP Adjusted EBITDA margin achieved in 2019. Based upon the performance/payout scale adopted by the Compensation Committee for the 2020 performance year, NEOs could earn cash awards for this component of the annual incentive plan as follows (when performance falls between the designated payout points above the threshold amount, the cash awards are determined by interpolation):

AIP Adjusted EBITDA Margin	Achievement Percentage
Less than 8.23%	0%
8.23%	25%
8.38%	50%
8.53%	100%
8.68%	150%
8.88% or greater	200%

For the 2020 performance year, the Compensation Committee concluded that actual AIP Adjusted EBITDA margin was 9.61%, which represents an achievement percentage of 200%. For a reconciliation of adjusted consolidated revenues to consolidated revenues determined in accordance with GAAP and a calculation of AIP Adjusted EBITDA margin for the year ended 2020, see Appendix A to this Proxy Statement.

Safety Performance Component

Calculation. The final component of the annual incentive plan, which accounts for the remaining 20% of a participant’s annual incentive opportunity, is based on the Company’s achievement of measurable safety performance goals. Performance with respect to this component is measured based on two metrics: (i) the Company’s consolidated total recordable incident rate (“TRIR”) for the performance year as compared to targeted TRIR, and (ii) the Company’s consolidated lost time injury rate (“LTIR”) for the performance year as compared to targeted LTIR. Each metric accounts for 10% of a participant’s annual incentive opportunity. TRIR is defined as the number of work injuries in the performance year, multiplied by 200,000, and divided by the Company’s total workhours for the performance year. LTIR is defined as the number of lost time injuries in the performance year, multiplied by 200,000, and divided by the Company’s total workhours for the performance year.

Rationale. Generally, these goals align with the Company-wide strategic goal of a commitment to workforce safety and management’s expectation that the Company will achieve industry-leading safety performance. The Compensation Committee also believes that achievement of this goal has a significant positive impact on both short-term financial performance by reducing costs associated with safety incidents and long-term performance and sustainability, as safe performance impacts the Company’s ability to maintain and increase its business with existing and potential customers and attract and retain employees.

COMPENSATION DISCUSSION & ANALYSIS

Performance / Achievement. For 2020, target performance for TRIR and threshold and target performance for LTIR were set based on improvement from prior year performance and represent significantly better performance than industry averages. Specifically, the NEOs could earn cash awards for this component of the annual incentive plan as follows (when performance falls between the designated payout points, the cash awards are determined by interpolation):

Performance Year TRIR	Achievement Percentage

1.089	0%

0.990	100%

0.900	200%

Performance Year LTIR	Achievement Percentage

0.220	0%

0.200	100%

0.182	200%

For the 2020 performance year, the Company’s consolidated TRIR was 1.04, resulting in an achievement percentage of 49.5% for that metric, and the Company’s consolidated LTIR was 0.23, which was below the threshold performance. As a result, the overall achievement percentage for the safety performance component was approximately 25%.

Overall Performance and Payout

Overall performance based on the weighted results set forth above resulted in a total achievement percentage of 96.67%, and therefore the total payout to each NEO under the 2020 annual incentive plan was as follows:

Named Executive Officer	Achievement Percentage	Total AIP Incentive Award Earned

Mr. Austin	96.67%	$1,389,631

Mr. Jensen	96.67%	$722,879

Mr. Gregory	96.67%	$930,980

Mr. Probst	96.67%	$628,355

Mr. Wayne	96.67%	$492,872

Long-Term Incentive Plan

Our long-term incentive plan for senior leadership is designed to provide our NEOs with long-term incentive awards payable in equity. The targeted incentive amount for each NEO under the long-term incentive plan is determined annually by the Compensation Committee (the “Long-Term Target Incentive”). The Compensation Committee approved the following Long-Term Target Incentives for 2020 after taking into account, among other things, the results of a benchmarking study performed by its compensation consultant, recommendations from Mr. Austin (other than with respect to himself), each NEO’s position, experience, level of responsibility and length of service, and with respect to Mr. Probst, his relatively new role and additional responsibilities with Quanta:

Named Executive Officer	2019 Total Long-Term Target Incentive (% of 2018 Base Salary)	2020 Total Long-Term Target Incentive (% of 2020 Base Salary)	2020 Total Long-Term Target Incentive (Amount)

Mr. Austin	600%	600%	$6,900,000

Mr. Jensen	275%	275%	$1,869,450

Mr. Gregory	350%	350%	$3,064,250

Mr. Probst	200%	225%	$1,462,500

Mr. Wayne	225%	225%	$1,274,625

Notably, the Compensation Committee did not factor in the potential impact of the COVID-19 pandemic at the time the Long-Term Target Incentives, performance criteria or performance/payout scale under the 2020 long-term incentive plan were set, and the Compensation Committee has not modified these items due to circumstances related to the COVID-19 pandemic.

COMPENSATION DISCUSSION & ANALYSIS

Generally, an NEO must be employed by Quanta on the date an award vests or is earned under the long-term incentive plan or otherwise forfeits any and all rights to such award. However, an NEO who ceased to be employed prior to the completion of the 3-year performance period described below has the potential to receive an award (or some portion thereof) pursuant to contractual provisions or as otherwise determined by the Chief Executive Officer (other than with respect to himself) and with approval of the Compensation Committee. See Executive Compensation – Potential Payments Upon Termination or Change in Control. Awards for an NEO added to the long-term incentive plan during the performance period are pro-rated from the date of hire; however, in any event, an NEO must be employed by October 1st of the first year of the 3-year performance period to be eligible.

PSU Component

The first component of the long-term incentive plan, which accounts for 60% (or with respect to Mr. Austin, 70%) of a participant’s target incentive opportunity, is payable in PSUs that cliff-vest at the end of a 3-year performance period based on achievement of 3-year Company performance goals determined by the Compensation Committee (the “Long-Term PSU Component”). Under the 2020 long-term incentive plan, the Compensation Committee approved the following PSU awards:

Named Executive Officer	Long-Term PSU Component (Weighted %)	Target Long-Term PSU Component (Amount)	Performance Units Granted(1)

Mr. Austin	70%	$4,830,000	147,571

Mr. Jensen	60%	$1,121,670	34,270

Mr. Gregory	60%	$1,838,550	56,173

Mr. Probst	60%	$877,500	26,810

Mr. Wayne	60%	$764,775	23,366

(1)

The number of PSUs granted is determined by dividing the dollar amount of the target Long-Term PSU Component by the average of the closing prices of Quanta’s Common Stock for the twenty consecutive trading days immediately preceding the grant date.

Though PSUs representing the Long-Term PSU Component target amount were granted to the NEOs in 2020, the number that will ultimately be earned and vest will be adjusted upward or downward (if necessary) based on Company performance during the 3-year performance period ending December 31, 2022. The number of PSUs that can become earned at the end of the performance period ranges from 0% to a maximum of 200% of the amount granted. Any earned PSUs will vest immediately after the Compensation Committee’s determination and will be settled in Common Stock.

For the 3-year performance period, the Compensation Committee established Company performance goals relating to (i) improvement of ROIC, combined with a relative TSR modifier (which accounts for 65% of the number of PSUs that each NEO can earn); (ii) improved utilization of property and equipment (which accounts for 15%); (iii) idle time for the Company’s fleet of vehicles (which accounts for 10%); and (iv) composite driver safety (which accounts for 10%). All goals have a 0% to 200% performance scale. The performance targets and results for these goals may be adjusted, as appropriate, to take into account any unusual or unforeseen events that occur during the performance period.

COMPENSATION DISCUSSION & ANALYSIS

As soon as administratively practicable following the conclusion of the 3-year performance period on December 31, 2022, the weighted percentage earned for each goal will be determined, and the combined weighted percentage earned will then be multiplied by the number of PSUs granted in 2020. This will result in a final number of earned and vested PSUs, which will be settled in shares of our Common Stock, as set forth in the following calculation:

ROIC Improvement Goal (with TSR Modifier)

For the ROIC performance goal, which accounts for 65% of the PSU component, the Compensation Committee established targeted amounts that reward (i) overall ROIC improvement during the 3-year performance period and (ii) relative TSR performance against a group of peer companies.

Rationale. The Compensation Committee believes that measuring improvement in ROIC is appropriate to assess the Company’s ability to create incremental return and value on all of its invested capital and determined that utilizing a 3-year average of annual ROIC performance will appropriately measure and reward improved performance. The Compensation Committee believes this performance metric requires both income statement and balance sheet management and that achievement of the targeted ROIC will have a significant positive impact on both long-term financial performance and stockholder value creation and exhibit appropriate capital allocation priorities. Additionally, the Compensation Committee views TSR as a fundamental measurement of the Company’s performance, thereby correlating NEO compensation with overall relative return.

ROIC Improvement Calculation. Performance with respect to the ROIC improvement goal is measured based on both average ROIC during the 3-year performance period and consistent annual ROIC performance. ROIC for each year is calculated as net operating profit after tax, divided by average invested capital. Net operating profit after tax is equal to EBITA, multiplied by (1 – tax rate), less non-controlling interests (after tax). Average invested capital is equal to total assets, minus non-controlling interests, cash and current liabilities and is taken as the average of the current year-end and the prior year-end.

For purposes of calculating ROIC, (i) net operating profit after tax is subject to the same adjustments included in the calculation of AIP Adjusted EBITDA set forth above, except that there is no adjustment for acquisitions unless otherwise determined by the Compensation Committee, and (ii) invested capital is subject to the balance sheet impact of those same adjustments, as applicable and as deemed appropriate by the Compensation Committee.

COMPENSATION DISCUSSION & ANALYSIS

ROIC Improvement Performance / Achievement. With respect to average ROIC during the performance period, a payout begins to accrue only if average ROIC is greater than a threshold amount, which corresponds to actual ROIC for the year prior to the 3-year performance period. The Compensation Committee established the following performance/payout scale for assessing average ROIC improvement (average ROIC will be rounded to the nearest one tenth decimal place):

Percentage Improvement of ROIC Over Threshold 3-year average	Achievement Percentage

0%	0%

0.8%	15%

1.6%	30%

2.5%	45%

3.3%	60%

4.1%	75%

5.0%	90%

5.6%	100%

5.8%	105%

6.7%	120%

7.4%	135%

8.3% or greater	150%

Additionally, consistent ROIC improvement over multiple years is rewarded, as an incremental payout can be earned if two or three annual ROIC measurements are greater than the threshold amount. The Compensation Committee established the following incremental payment percentage for ROIC consistency (annual ROIC will be calculated to the nearest one tenth decimal place in each performance year):

ROIC Consistency	Achievement Percentage

2 annual measurements with ROIC greater than threshold amount	50%

3 annual measurements with ROIC greater than threshold amount	75%

The maximum aggregate achievement percentage that the NEOs can achieve based on performance under the two tables above, and excluding any achievement percentage associated with the TSR modifier below, is capped as follows:

•

if the achievement percentage for 3-year average ROIC improvement is 75% or less, the overall achievement percentage based on ROIC performance, including any achievement for ROIC consistency, is capped at 100%;

•

if the achievement percentage for 3-year average ROIC improvement is between 75% and 100%, the overall achievement percentage based on ROIC performance, including any achievement for ROIC consistency, is capped at 125%; and

•

if the achievement percentage for 3-year average ROIC improvement is greater than 100%, the overall achievement percentage based on ROIC performance, including any achievement for ROIC consistency, is capped at 150%.

By way of example, if an achievement percentage of 60% is earned based on 3-year average ROIC improvement and an achievement percentage of 75% is earned for multi-year ROIC consistency, the achievement percentage for the overall ROIC improvement goal would be capped at 100%. Alternatively, if an achievement percentage of 90% is earned based on 3-year average ROIC improvement and an achievement percentage of 50% is earned for multi-year ROIC consistency, the achievement percentage for the overall ROIC improvement goal would be capped at 125%. And finally, if an achievement percentage of 120% is earned based on 3-year average ROIC improvement and an achievement percentage of 75% is earned for multi-year ROIC consistency, the achievement percentage for the overall ROIC improvement goal would be capped at 150%.

TSR Calculation. Performance with respect to the TSR modifier, which is added to ROIC performance above, is calculated based on the Company’s performance relative to a peer group for each of the twelve quarters during the 3-year performance period. The peer group utilized for measuring relative TSR performance is composed of the companies within the peer group used for the competitive benchmarking analysis by the Compensation Committee, as set forth in Compensation Process – Role of Compensation Consultant, with the exception of McDermott International, Inc. Adjustments to the peer group may be made during the 3-year performance period to account for mergers, acquisitions, dispositions, bankruptcies or other extraordinary events involving the peer companies.

COMPENSATION DISCUSSION & ANALYSIS

TSR for both the Company and peer companies is calculated each quarter by determining the percentage appreciation or depreciation of stock price (utilizing the average closing price for the twenty consecutive trading days prior to the end of quarter), plus the value of dividends paid during the quarter. The Company’s percentile rank relative to the peer group is also established at the end of each quarterly period by evaluating performance from the beginning of the performance period (i.e., January 1, 2020) through that quarter end. The highest and lowest percentile ranks are then set aside and the remaining ten percentile ranks are averaged to determine the Company’s final average percentile rank.

The Compensation Committee believes this calculation of TSR prevents the overweighting of anomalous events at the beginning or end of the measurement period, whether they be positive or negative. The Compensation Committee also believes that quarterly evaluations are aligned with how stockholders evaluate management with respect to stockholder value creation.

TSR Performance / Achievement. TSR modifier begins to accrue only if the Company’s average relative TSR is above the 50th percentile of the peer group, as set forth below, which the Compensation Committee believes is the appropriate level of performance to justify a payout under this metric.

3-Year Relative TSR Percentile	Achievement Percentage
Below 50th percentile	0%
Between 50th and 75th percentile	25%
Above 75th percentile	50%

The achievement percentage with respect to the TSR modifier is then added to the achievement percentage (if any) earned with respect to the ROIC improvement metric above to determine the total achievement percentage for this goal. Since the achievement percentage earned on ROIC improvement, including average performance and multi-year consistency, is capped at 150%, the total achievement percentage for this component of the long-term incentive plan, with the TSR modifier, is limited to 200%.

Property and Equipment Utilization (Capital Efficiency) Goal

For the property and equipment utilization (i.e., capital efficiency) goal, which accounts for 15% of the number of PSUs that each NEO can earn, the Compensation Committee established a targeted 3-year average capital efficiency measurement.

Rationale. The Compensation Committee believes this capital efficiency metric is an appropriate complementary measure for overall ROIC. While improved ROIC targets efficient utilization of all of the Company’s invested capital, this metric focuses on capital deployed over the 3-year performance period with respect to property and equipment. An improvement in this capital efficiency metric aligns with the Company’s strategic objective to improve utilization of property and equipment by its operating units, which, in turn, given the size of the Company’s investment in those areas (e.g., fleet of vehicles), supports stockholder value creation.

Calculation. Capital efficiency for each year is calculated as year-end consolidated revenues, divided by total capital deployed, with total capital deployed consisting of gross capital expenditures during the applicable year, plus capitalization cost of all corporate-managed equipment leasing programs with an effective date within the applicable year. The calculation may include adjustments for items the Compensation Committee deems unforeseen or unusual, including but not limited to, results of acquisitions, change in accounting methods and the impact of foreign currency exchange rate fluctuations.

Performance / Achievement. A payout begins to accrue only if average capital efficiency is greater than a threshold amount, which corresponds to the actual capital efficiency for the year preceding the 3-year performance period. The Compensation Committee established the following performance/payout scale for the targeted improvement in capital efficiency (when attainment of the goal falls between the designated percentages in the table, the percentage of target incentive earned is determined by interpolation):

Percentage Improvement of Capital Efficiency Over Threshold	Achievement Percentage
0%	0%
2.2%	50%
5.0%	100%
7.7%	150%
14.7% or greater	200%

COMPENSATION DISCUSSION & ANALYSIS

Sustainability Goals – Fleet Management and Safety

For the sustainability goals included in the long-term incentive plan, the Compensation Committee targeted 3-year average performance in two metrics tied to usage of the Company’s large fleet of vehicles, namely (i) idle time with respect to a portion of the fleet of vehicles and (ii) enhanced driver safety. Each of the goals accounts for 10% of the number of PSUs that each NEO can earn.

Rationale. The Compensation Committee believes that improvement with respect to these sustainability-based metrics supports the Company’s strategic objectives by (i) incentivizing a reduction of costs associated with the Company’s large fleet of vehicles (e.g., fuel and maintenance), as measured through a more refined capital efficiency calculation that evaluates detailed equipment utilization metrics, and (ii) reinforcing key sustainability goals, namely a continued commitment to workforce safety and a reduction in carbon emissions from the Company’s fleet of vehicles.

Fleet Management - Idle-Time Calculation. Idle time is calculated as total idle hours, divided by total engine hours. The total idle hours measurement includes all on-road vehicles on which the Company’s fleet management technology is installed and is further defined as the total number of hours a vehicle is idling once ten minutes of idle time has elapsed, which allows for normal operational issues that require engine idling but includes all idle time once the ten minute period has elapsed. The total engine hours measurement includes the number of hours a vehicle ignition is on, regardless of whether the vehicle is shown to be in motion. All calculations under this metric are computed based on data provided by the Company’s fleet management technology.

Composite Driver Safety Calculation. Composite driver safety is calculated as total safety events, divided by total driving hours. The total safety events measurement includes all on-road vehicles on which the Company’s fleet management technology is installed and is further defined to include certain specified driving events that could present higher risk. All calculations under this metric are computed based on data provided by the Company’s fleet management technology.

Performance / Achievement. The Compensation Committee determined that payouts would be accrued under these metrics based on how average idle time and average composite driver safety during the 3-year performance period compare to established baselines and whether there was an improvement in performance by the Company during the 3-year performance period. Baseline measurements for each metric were established based on data from 2020, which was the first full calendar year in which sufficient reliable data was available from the Company’s fleet management technology. After reviewing the baseline data, the Compensation Committee established threshold, target and maximum performance levels for each metric, which the Compensation Committee determined were appropriate given the significant improvement in performance that would be required to achieve the maximum performance level. The Compensation Committee established the following performance/payout scale for the targeted performance with respect to these metrics (when attainment of the goal falls between the designated percentages in the table, the percentage of target incentive earned is determined by interpolation):

3-Year Average Idle Time Calculation	Achievement Percentage

0.502 or higher	0%

0.478	100%

0.430 or lower	200%

3-Year Composite Driver Safety Calculation	Achievement Percentage

0.462 or higher	0%

0.440	100%

0.396 or lower	200%

COMPENSATION DISCUSSION & ANALYSIS

RSU Component

The second component of the long-term incentive plan, which accounts for the remaining 30% or 40% of a participant’s target incentive opportunity under the plan, is payable in RSUs that vest in equal annual installments over the 3-year period following the date of grant (the “Long-Term RSU Component”). The Compensation Committee believes these time-based awards provide a concrete link between our NEOs’ compensation and the creation of stockholder value and encourage retention of our NEOs. Under the 2020 long-term incentive plan, the Compensation Committee approved the following award amounts:

Named Executive Officer	Long-Term RSU Component (Weighted %)	Target Long-Term RSU Component (Amount)	RSUs Granted(1)

Mr. Austin	30%	$2,070,000	63,244

Mr. Jensen	40%	$747,780	22,846

Mr. Gregory	40%	$1,225,700	37,448

Mr. Probst	40%	$585,000	17,873

Mr. Wayne	40%	$509,850	15,577

(1)

The number of RSUs granted is determined by dividing the dollar amount of the target Long-Term RSU Component by the average of the closing prices of Quanta’s Common Stock for the twenty consecutive trading days immediately preceding grant date.

Results for the 3-Year Performance Period Ended December 31, 2020

In March 2021, the Compensation Committee certified the results of the PSUs granted under our 2018 long-term incentive plan (the “2018 PSUs”), which was substantially similar to the 2020 long-term incentive plan. The 2018 PSUs were subject to a 3-year performance period that ended December 31, 2020, and the number of units that could have become earned and vested ranged from 0% to a maximum of 200% of the number of PSUs granted in 2018. For the 3-year performance period that ended December 31, 2020, the Compensation Committee established Company performance goals that were substantially the same as certain of the metrics utilized for the 2020 long-term incentive plan, namely (i) improvement of ROIC, combined with a relative TSR modifier, and (ii) improved utilization of property and equipment (i.e., capital efficiency). Both goals had a 0% to 200% performance scale, with the ROIC goal accounting for 66% of the number of PSUs earned and the capital efficiency goal accounting for the remaining 34% of PSUs earned. With respect to the 2018 PSUs, the Compensation Committee did not adjust the target or maximum incentive amounts, performance criteria or performance measurements as a result of the COVID-19 pandemic.

ROIC Improvement Goal (with TSR Modifier)

Similar to the 2020 long-term incentive plan, performance with respect to the ROIC improvement goal was measured based on both average ROIC during the 3-year performance period and consistent annual ROIC performance, and performance with respect to the TSR modifier was measured based on the Company’s performance relative to an established peer group, which was adjusted to account for mergers, acquisitions, dispositions and other extraordinary events, for each of the twelve quarters during the 3-year performance period.

With respect to this goal, the Compensation Committee determined the following.

•

Average ROIC for the 3-year performance period was 9.36%, representing a 14.3% improvement over the threshold goal that represented actual ROIC for the year prior to the performance period and exceeding the maximum performance goal of 9.20%, which resulted in an achievement percentage of 150%.

•	Each annual measurement of ROIC was above the threshold amount and was also greater than a 6.1% improvement over the threshold amount, which resulted in an additional achievement percentage of 75%.

•	The Company’s relative TSR for the 3-year performance period was between the 50th and 75th percentile, resulting in an additional achievement percentage of 60.5%.

•	The combined achievement percentage for this goal was greater than 200%; however, the achievement was limited to 200% per the terms of the awards.

Property and Equipment Utilization (Capital Efficiency) Goal

Performance with respect to the property and equipment utilization (i.e., capital efficiency) goal was measured by 3-year average capital efficiency, with payouts accruing only if the Company’s average capital efficiency for the performance period was greater than actual average capital efficiency for the 3-year period ending prior to the performance period. With respect to this goal, the Compensation Committee determined that capital efficiency during the 3-year performance period was 20.71%, representing a 20.3%

COMPENSATION DISCUSSION & ANALYSIS

improvement over the threshold goal and exceeding the maximum performance goal of 18.78%, which resulted in an achievement percentage of 200%.

Overall Achievement Percentage and Performance Units Earned

The combined weighted percentage achievement and final number of earned and vested 2018 PSUs for each of our 2020 NEOs that were executive officers of Quanta in 2018 are as follows:

Named Executive Officer	PSUs Granted in 2018 (Target Amount)	Combined Weighted Percentage Achievement	Total PSUs Earned & Vested

Mr. Austin	109,003	200%	218,006

Mr. Jensen	30,832	200%	61,664

Mr. Gregory	43,318	200%	86,636

Mr. Wayne	21,002	200%	42,044

Executive Officer Transition Matters

Effective March 21, 2019, Quanta appointed Mr. Probst as President – Electric Power. In connection with this appointment, the Compensation Committee approved the grant of an equity award to Mr. Probst on March 4, 2020, consisting of the number of RSUs equal to the number of shares of Quanta’s Common Stock having a fair market value equal to $500,000. Additionally, in consideration of the additional responsibilities associated with his relatively new role, the Compensation Committee approved a grant of an equity award to Mr. Probst on March 3, 2021, consisting of the number of RSUs equal to the number of shares of Quanta’s Common Stock having a fair market value equal to $750,000. The RSUs vest in equal annual installments over a 3-year period following the date of grant, subject to the terms of the award agreement, and fair market value is determined based on the average of the closing prices of Quanta’s Common Stock for the twenty consecutive trading days immediately preceding the date of grant.

Other Compensation and Benefits

We have provided all of our NEOs with an annual executive physical examination program, identity theft protection and monitoring services, and a $25,000 annual allowance that may be used for certain pre-approved perquisites, including tax planning, financial services or club membership dues, as well as any other perquisites that may be approved by the Compensation Committee. Additionally, the Company provided the Chief Executive Officer with personal use of corporate aircraft for air travel, subject to an annual incremental cost limit, without any tax gross-up or reimbursement and, with respect to Mr. Probst, an annual automobile allowance. The dollar value of the perquisites provided to our NEOs are set forth in the 2020 All Other Compensation Table.

The Compensation Committee believes this annual perquisite package is reasonable and provides additional compensation to our NEOs that (i) enhances the competitiveness of our executive compensation program (allowance for club membership dues), (ii) increases their productivity and availability (professional assistance with tax and financial planning, Chief Executive Officer corporate aircraft usage) so they can focus on managing the Company’s business, and (iii) helps maintain their safety (identity theft protection and monitoring) and health (annual physical examinations). The Compensation Committee reviews the Company’s perquisites policy on a regular basis to consider whether, and to what extent, it may be appropriate to revise the treatment of or limit or discontinue particular perquisites.

Our NEOs also receive matching contributions from Quanta to their 401(k) accounts, consistent with all other employees participating in Quanta’s 401(k) plan. Quanta matches 100% of an NEO’s pre-tax contributions up to the first 3% of such NEO’s base salary. Thereafter, Quanta matches 50% of an NEO’s pre-tax contributions up to the next 3% of such NEO’s base salary. All matching contributions are subject to certain limits as determined by law.

Deferred Compensation Plan

Under a nonqualified deferred compensation plan maintained by Quanta, certain employees, including the NEOs, are permitted to voluntarily defer receipt of up to 75% of base salary and up to 100% of other cash compensation and/or settlement of RSUs. Quanta also makes certain matching contributions under the plan. For additional information on these contributions, see Executive Compensation – Nonqualified Deferred Compensation in 2020. Quanta believes that providing such a plan that allows and encourages planning for retirement and is a key factor in our ability to attract and retain key personnel. During 2020, all NEOs elected to defer a portion of their base salary and/or annual incentive plan award. During 2020, Quanta made matching contributions but no discretionary contributions.

COMPENSATION DISCUSSION & ANALYSIS

Stock Ownership Guidelines

Our Governance and Nominating Committee has established minimum stock ownership guidelines for executive officers, with the goal of promoting equity ownership and aligning our executive officers’ interests with our stockholders. The ownership guidelines are currently established at the following minimum levels:

Position	Guideline

Chief Executive Officer	5 x base salary

Chief Operating Officer	4 x base salary

Chief Strategy Officer	3 x base salary

Chief Financial Officer	3 x base salary

General Counsel	3 x base salary

Other Executive Officers	1 x base salary

The dollar value obtained is then divided by the average closing price of Quanta Common Stock during the immediately preceding 12 months as reported by the NYSE to calculate the number of shares to be held by each executive officer. For purposes of determining compliance, the number of shares of Quanta’s Common Stock that an individual is expected to own is calculated as of December 31st of each year, using the individual’s then current base salary and the stock ownership multiple applicable to such executive officer as of such date. Once calculated, the number of shares that an individual is expected to own remains in effect, regardless of intervening compensation increases, promotions or stock price fluctuations, until December 31st of the following year, at which time a new calculation and compliance assessment will be made. Once an individual is determined to be in compliance with the ownership guidelines as of the annual assessment date, the individual is deemed to remain in compliance as long as he maintains ownership of at least the same number of shares required as of the previous annual assessment date.

Each executive officer is expected to attain the applicable stock ownership under the guidelines within five years following the later of (i) the first annual assessment with respect to such individual or (ii) the first annual compliance assessment at which a higher stock ownership multiple becomes applicable to such individual. The five-year phase-in period is intended to permit gradual accumulation of the required ownership and ratable forward progress is expected during the period. Under the guidelines, shares held by a person or entity related to or controlled by the executive officer, as well as unvested RSUs and vested equity awards deposited into a deferred compensation arrangement, are included in the calculation of such individual’s ownership.

As of December 31, 2020, all of our executive officers were in compliance with the requirements of our stock ownership guidelines, either by exceeding the prescribed ownership level or making ratable progress toward the prescribed ownership level within the five-year accumulation period.

Pledging, Hedging and Other Transactions in Quanta Securities

Our insider trading policy (among other things) prohibits directors and executive officers of Quanta from pledging Quanta securities as collateral for a loan unless the individual provides reasonable assurance of the financial capacity to repay the loan without resorting to the pledged securities and obtains pre-clearance of the pledge by a management committee or the Governance and Nominating Committee of the Board. Transactions by directors and executive officers in Quanta’s securities involving short sales, puts, calls or other derivative securities, on an exchange or in any other organized market, are prohibited. Directors and executive officers are also prohibited from entering into hedging, monetization transactions or similar arrangements involving Quanta securities, such as prepaid variable forwards, forward sale contracts, equity swaps, collars, zero-cost collars and other derivative transactions. We believe these prohibitions ensure that levels of stock ownership in accordance with our stock ownership guidelines are effective in aligning each individual’s interests with those of our stockholders.

COMPENSATION DISCUSSION & ANALYSIS

Clawback Policy

Quanta has adopted a standalone clawback policy that permits the Board (or an appropriate Board committee) to recover bonus, incentive or equity-based incentive compensation from executive officers and certain other key employees of Quanta and its subsidiaries. In order for compensation to be recoverable, the following conditions must be satisfied:

•

the individual must have engaged in or benefited from intentional or unlawful misconduct that materially contributed to a restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirements under federal securities laws (other than a change in financial accounting rules);

•	as a result of the restatement, a performance measure or target that was a material factor in determining the amount of compensation previously earned was restated; and

•	the Board determines, in its discretion, that a lower amount of compensation would have been paid based on the restated financial results.

In making a determination, the Board may take into account such other considerations it deems appropriate, including, among other things, the likelihood of success in seeking reimbursement or forfeiture and whether the expense of seeking the reimbursement or forfeiture is likely to exceed the amount recovered, and the Board’s determinations need not be uniform with respect to all individuals covered by the policy. The policy applies to all compensation paid after adoption of the policy and during the three-year period prior to disclosure of a restatement; however, it does not apply with respect to a restatement following a change in control (as defined in the applicable equity incentive plan).

A clawback provision is also incorporated in our 2020 and prior year annual and long-term incentive plans, which permits the Compensation Committee to recover certain incentive compensation from certain executive officers and other key employees to the extent necessary to comply with the requirements of applicable law, the rules and regulations of the SEC, applicable stock exchange listing standards, or the Company’s clawback policy, as amended from time to time, or to the extent deemed appropriate by the Board or any committee thereof, upon its determination that the recipient has violated applicable restrictive covenants.

Employment Agreements

Quanta is currently a party to employment agreements with all of its NEOs (each an “Employment Agreement”). Under the terms of our Employment Agreements, the executive is entitled to payments and benefits upon the occurrence of specified events, including termination of employment or change in control of Quanta. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end, are described in Executive Compensation – Potential Payments upon Termination or Change in Control. The termination provisions of the employment agreements provide these individuals with a fixed amount of compensation upon termination as an inducement to offset the potential risk of leaving their prior employer or foregoing other opportunities in order to join or maintain employment with us. At the time of entering into these agreements, the Compensation Committee considered our aggregate potential obligations in the context of the desirability of hiring or maintaining the employment of the individual and the expected compensation upon joining or maintaining employment with us. The Employment Agreements do not contain excise tax gross-up provisions.

Indemnification Agreements

We have indemnification agreements with each of our directors and executive officers, in part to enable us to attract and retain qualified directors and executive officers. These agreements require us, among other things, to indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses for proceedings for which they may be indemnified (and in responding to discovery requests for any covered proceeding), and to cover such person under any directors’ and officers’ liability insurance policy that we may maintain from time to time. These agreements are intended to provide indemnification rights to the fullest extent permitted under applicable Delaware law and are in addition to any other rights our directors and executive officers may have under our certificate of incorporation and bylaws and applicable law.

COMPENSATION DISCUSSION & ANALYSIS

Risk Considerations in Our Compensation Program

The Compensation Committee has discussed the concept of risk as it relates to our compensation program for 2020 and does not believe our compensation program encourages excessive or inappropriate risk taking for the following reasons:

•

The Compensation Committee structures executive compensation at the senior leadership level to consist of both fixed and variable compensation. The base salaries of senior leadership are typically set at market levels and are designed to provide a steady income so that senior leadership does not feel pressured to focus exclusively on stock price performance to the detriment of other important business metrics. The variable portions of compensation are generally designed to reward both short-term and long-term performance as measured under several financial and operational performance metrics that support the Company’s strategic objectives. Additionally, RSUs generally vest over three years in equal annual installments, which the Compensation Committee believes promotes retention and encourages senior leadership to focus on sustained stock appreciation. The Compensation Committee believes that the variable elements of compensation are a sufficient percentage (generally at or more than 60%) of overall compensation to motivate superior short-term and long-term corporate results, while the fixed element is also sufficient such that senior leadership is not encouraged to take unnecessary or excessive risks in doing so.

•

The Compensation Committee believes the financial and operational performance measures for determining cash payouts or equity earned under our incentive plans are aligned with Quanta’s short-term and long-term operating and strategic plans and promote corporate responsibility and the long-term sustainability of the Company by advancing the interests of Quanta’s stakeholders, including its stockholders, employees and customers. The Compensation Committee also believes the targets for those measures are set at challenging, but appropriate, levels that do not encourage unnecessary or excessive risk taking.

•

The Compensation Committee believes that the usage of complementary financial performance metrics, including AIP Adjusted EBITDA and AIP Adjusted EBITDA margin, prevents management from focusing on the generation of revenues at the expense of profit. The Compensation Committee also believes that the capital efficiency performance metric under the long-term incentive plan complements ROIC by incentivizing management to achieve operational improvements that decrease the amount of capital required to support revenue growth.

•

The Board has adopted stock ownership guidelines for our executive officers, which the Compensation Committee believes provide a considerable incentive for management to consider Quanta’s long-term interests because a meaningful portion of their personal investment portfolio consists of Quanta Common Stock.

•

The Board has adopted a prohibition on hedging the economic risk of ownership of Quanta Common Stock applicable to our directors, executive officers and certain employees, reinforcing the alignment of their long-term interests with those of our stockholders.

•

Compensation at the corporate management, corporate staff and operating unit management levels also consists of both fixed and variable compensation. The fixed or base salary portion of compensation is typically set at competitive market levels. The variable portions of compensation are generally designed to reward employees based on Company performance and align with the Company performance metrics utilized for executive compensation. For example, with respect to corporate management, annual cash incentive plan awards are based on the same financial performance goals applicable to executive compensation, and long-term equity incentive awards are based on a number of factors, including individual responsibilities and roles as determined by senior leadership and, in certain cases, financial performance measures. With respect to operating unit management, annual cash incentive plan awards are based on financial performance of the applicable operating unit, and long-term equity incentive compensation is based on both financial and safety performance. Overall, these programs are structured to help ensure that compensation incentives throughout the organization are aligned. Additionally, equity awards under these plans generally vest in three equal annual installments to promote retention and align interests throughout Quanta’s decentralized structure.

•	The Compensation Committee retains sole discretion to adjust incentive awards or targets in order to align payouts and potential payouts with performance.

•

Individual awards are capped under our incentive plans, which the Compensation Committee believes mitigates excessive risk taking. Therefore, even if the Company dramatically exceeds its performance goals, awards are limited.

•

Quanta maintains internal controls over the measurement and calculation of performance goals, which are designed to prevent manipulation. In addition, all employees are required to comply with our Code of Ethics and Business Conduct, which covers, among other things, accuracy of books and records.

•

Quanta has adopted a standalone clawback policy and has included a clawback provision under each of its incentive plans, which provide for recovery of certain incentive compensation from officers and key employees of Quanta and its subsidiaries in certain circumstances, as set forth in further detail in Clawback Policy above.

COMPENSATION DISCUSSION & ANALYSIS

Compensation Process

Role of Compensation Consultant

The Compensation Committee Charter grants to the Compensation Committee the authority to retain, at Quanta’s expense, compensation consultants, outside legal counsel and other advisors, and to approve their fees. These advisors report directly to the Compensation Committee. During 2020, in connection with approving prospective base salary rates and target incentives for certain executive officers, the Compensation Committee independently retained Frederick W. Cook & Co., Inc. (“FW Cook”) to examine our executive compensation program and pay practices and the competitiveness of our executive compensation program relative to public company peer group data. The Compensation Committee approved the following companies, which we refer to as our “peer group,” for the purpose of obtaining competitive data for the benchmarking study referenced above:

AECOM	Flowserve Corporation	KBR, Inc.	National Oilwell Varco, Inc.

Dover Corporation	Fluor Corporation	Leidos Holdings, Inc.	Parker-Hannifin Corporation

Dycom Industries, Inc.	Granite Construction Incorporated	MasTec, Inc.	TechnipFMC plc

EMCOR Group, Inc.	Jacobs Engineering Group Inc.	McDermott International, Inc.	Tutor Perini Corporation

These companies were chosen based on (i) market competition, including companies that compete with Quanta for customers, executive talent and investors, (ii) organization size, with financial characteristics such as revenues or market capitalization similar to those of Quanta, and (iii) industry, including companies in the heavy construction industry and companies that serve pipeline, industrial, communications or power transmission companies. The Compensation Committee may periodically update the companies in future compensation studies as a result of mergers, acquisitions, new publicly traded companies and other changes, using the criteria outlined above.

Compensation studies assist the Compensation Committee in establishing the overall compensation practices that are consistent with our philosophy and guiding principles on executive compensation. Although these studies provide important data, the Compensation Committee uses such studies only as a point of reference and not as a determinative factor for structuring and determining the amount of our NEOs’ compensation. The Compensation Committee also exercises discretion in its use of these studies, and the studies do not supplant the significance of individual and company performance that the Compensation Committee considers when making compensation decisions.

Management’s Role in the Compensation-Setting Process

Our Chief Executive Officer plays an important role in setting the compensation of our NEOs (other than himself). Our Chief Executive Officer, after taking into account input from other members of management, makes recommendations to the Compensation Committee, but the Compensation Committee has final authority and complete discretion in ultimately determining and setting NEO compensation plans, goals, incentive targets, salaries and cash and equity incentive awards.

At the beginning of each fiscal year, our Chief Executive Officer meets with the Compensation Committee to propose Quanta’s overall financial and operational performance targets for the incentive plans for the current annual and long-term performance periods. The Compensation Committee reviews these performance targets, considering the appropriate range for potential payment and other factors, and adjusts them as it deems appropriate. The Compensation Committee then approves the performance targets for the current fiscal year’s incentive plans.

Following the end of the fiscal year, the Compensation Committee evaluates financial and operational performance relative to the approved performance targets to determine the payouts under our incentive plans, including the prior fiscal year’s incentive plans and any earned and vested awards associated with performance periods completed during the prior fiscal year. At the request of the Compensation Committee, our Chief Executive Officer and certain other members of management also participate in the Compensation Committee’s review and provide detailed reports on, among other things, actual performance relative to Company performance targets. These reports also include the elements of the targeted compensation so that the Compensation Committee may analyze each compensation element included in the compensation mix and the total amount of targeted compensation for each NEO. The Compensation Committee considers these evaluations in determining payouts to be made, if any, under the incentive plans.

COMPENSATION DISCUSSION & ANALYSIS

Equity Award Grant Practices

The Compensation Committee meets during the first few months of each fiscal year to, among other things, grant equity awards, including equity awards to our NEOs. The timing of this meeting allows the Compensation Committee to review complete financial results for the prior fiscal year when evaluating Company performance. The Compensation Committee may, in its discretion, also grant awards throughout the year, including in connection with the hiring of a new executive officer or the promotion of an employee to an executive officer position.

During 2020, the Compensation Committee granted PSUs and RSUs to the NEOs, all of which were granted under the 2019 Omnibus Plan and are set forth in the 2020 Grants of Plan-Based Awards Table. Generally, the number of RSUs and PSUs we grant is determined by dividing the aggregate dollar amount intended to be awarded by the average closing price of Quanta’s Common Stock for the twenty consecutive trading days immediately preceding the date of grant. RSUs and PSUs are generally settled in our Common Stock upon vesting. It is not the intention of the Compensation Committee to time the granting of any awards under our incentive plans, including those made to newly hired or newly promoted executive officers, with the release of any material, non-public information.

Impact of Regulatory Requirements on Our Executive Compensation Decisions

Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended, limits the annual tax deduction to $1 million for compensation paid by a publicly held company to its chief executive officer, its chief financial officer, and each of the company’s three other most highly compensated named executive officers (although there historically was an exception to this $1 million annual limitation for performance-based compensation meeting certain requirements set forth in Section 162(m) and the applicable regulations). We strive to take action, where possible and considered appropriate, to preserve the deductibility of compensation paid to our executive officers. However, compensation paid to our expanded group of covered employees will generally be subject to a $1 million annual deduction limitation. Although the deductibility of compensation is considered by the Compensation Committee, the Compensation Committee expects to approve and award compensation that might not be fully tax deductible if it believes doing so is otherwise in the best interest of Quanta and its stockholders.

Conclusion

We believe our total executive compensation program is designed to pay for performance. It aligns the interests of our executive officers with those of our stockholders and provides executive officers with the necessary motivation to maximize the long-term operational and financial performance of Quanta, while using sound financial controls and high standards of integrity. We also believe that total compensation for each executive officer should be, and is, commensurate with the execution of specified short- and long-term operational, financial and strategic objectives. We believe that the quality of our executive compensation program will continue to be reflected in positive long-term operational, financial and stock-price performance.

EXECUTIVE

COMPENSATION

2020 Compensation Tables

2020 Summary Compensation Table

The following table sets forth the compensation paid or accrued by Quanta in the last three fiscal years to our NEOs:

Name and Principal Position			Stock Awards			Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and NQDC Earnings(5) ($)	All Other Compensation(6) ($)	Total(7) ($)
	Year	Salary ($)	PSUs(1) ($)	RSUs(2) ($)	Total(3) ($)

Earl C. (Duke) Austin, Jr. President, Chief Executive Officer and Chief Operating Officer	2020	1,150,000	5,100,054	1,991,554	7,091,608	1,389,631	–	171,666	9,802,905
	2019	1,137,504	5,208,981	1,956,634	7,165,615	1,725,000	–	219,813	10,247,932
	2018	1,100,002	4,172,635	1,608,899	5,781,534	2,156,880	–	188,360	9,226,776

Derrick A. Jensen Chief Financial Officer	2020	679,800	1,184,371	719,421	1,903,792	722,879	–	74,649	3,381,120
	2019	674,851	1,227,827	717,419	1,945,246	897,336	–	92,300	3,609,733
	2018	660,001	1,180,249	707,914	1,888,163	1,186,284	–	102,293	3,836,741

Paul C. Gregory Chief Strategy Officer and President – Underground Utility and Infrastructure Division	2020	875,500	1,941,339	1,179,238	3,120,577	930,980	–	68,307	4,995,364
	2019	869,128	2,012,559	1,175,944	3,188,503	1,155,660	–	40,038	5,253,329
	2018	850,001	1,658,213	994,593	2,652,806	1,527,790	–	65,892	5,096,489

Redgie Probst(8) President – Electric Power Division	2020	637,500	926,554	1,073,587	2,000,141	628,355	–	31,551	3,297,547
	2019	575,000	676,487	700,567	1,377,054	720,000	–	30,888	2,702,942

Donald C. Wayne Executive Vice President and General Counsel	2020	566,500	807,529	490,520	1,298,049	492,872	–	65,085	2,422,506
	2019	562,376	837,128	489,141	1,326,269	611,820	–	77,269	2,577,734
	2018	537,501	804,722	482,677	1,287,399	808,830	–	77,348	2,711,078

(1)

The amounts shown reflect the aggregate grant date fair value of PSUs granted during the fiscal years ended December 31, 2020, 2019 and 2018, calculated in accordance with FASB ASC Topic 718. The grant date fair value is based on the closing price of Quanta’s Common Stock on the date of grant for the portion of awards based on performance conditions and on a Monte Carlo valuation for the portion of awards based on TSR, as further described in Note 12 to the Company’s consolidated financial statements in its 2020 Annual Report on Form 10-K. Grant date fair value of PSUs was based on projected achievement, and the value ultimately realized by the NEO upon actual vesting of the awards may or may not be equal to this determined value. PSUs generally vest upon completion of a 3-year performance period, with the amount that vests based on the achievement of certain company performance conditions and TSR as compared to a pre-established peer group. The final amount of earned PSUs can range from 0% to a maximum of 200% (assuming the highest level of performance) of the target amount of unearned PSUs that were granted, and upon settlement, shares of Common Stock are issued for each earned PSU. With respect to outstanding contingent performance unit awards as of December 31, 2020, the grant date fair value, assuming the highest level of company performance conditions were to be achieved, would be as follows: for Mr. Austin, $8,235,938 for PSUs granted in 2020 and $8,255,034 for PSUs granted in 2019; for Mr. Jensen, $1,912,609 for PSUs granted in 2020 and $1,945,823 for PSUs granted in 2019; for Mr. Gregory, $3,135,015 for PSUs granted in 2020 and $3,189,442 for PSUs granted in 2019; for Mr. Probst, $1,496,266 for PSUs granted in 2020 and $1,072,077 for PSUs granted in 2019; and for Mr. Wayne, $1,304,056 for PSUs granted in 2020 and $1,326,654 for PSUs granted in 2019. PSU award agreements give holders the right to receive dividend equivalent payments equal to any dividends paid on Common Stock, payable at settlement of any earned PSUs. PSUs are described in further detail in Compensation Discussion & Analysis – Executive Compensation Decisions for 2020 – Long-Term Incentive Plan and the number of earned and vested PSUs for the 2018 – 2020 performance period are set forth in Compensation Discussion & Analysis –Executive Compensation Decisions for 2020 – Results for the 3-Year Performance Period Ended December 31, 2020.

(2)

The amounts shown reflect the aggregate grant date fair value of RSUs granted during the fiscal years ended December 31, 2020, 2019 and 2018, calculated in accordance with FASB ASC Topic 718. The grant date fair value is based on the closing price of Quanta’s Common Stock on the date of grant, as further described in Note 12 to the Company’s consolidated financial statements in its 2020 Annual Report on Form 10-K. The value ultimately realized by the NEO upon the actual vesting of the awards may or may not be equal to this determined value. For all NEOs, the amounts reflect RSUs granted under long-term incentive plans for the year indicated, except that with respect to Mr. Probst, the amount for 2020 includes RSUs granted in consideration of the additional responsibilities he assumed in the transition to an executive officer role, and the amount for 2019 includes RSUs granted under a 2018 equity incentive plan applicable to certain non-executive officers of Quanta prior to his appointment as an executive officer of Quanta. The RSUs granted vest over three years in equal installments commencing in the year following the grant date year, assuming the NEO continues to meet the requirements for vesting. RSU award agreements give holders the right to receive dividend equivalent payments equal to any dividends paid on Common Stock, payable either on the payment date of any such dividend (with respect to RSUs awarded in 2019 and 2018) or upon vesting and subject to forfeiture (with respect to RSUs awarded in 2020). For further discussion of these equity-based awards, please read Compensation Discussion & Analysis – Executive Compensation Decisions for 2020 – Long-Term Incentive Plan.

EXECUTIVE COMPENSATION

(3)

The amounts shown reflect the total of the previous two columns – PSUs and RSUs. Equity-based incentive awards for 2020 were made pursuant to the 2019 Omnibus Plan, and equity-based incentive awards for 2019 and 2018 were made pursuant to the Quanta Services, Inc. 2011 Omnibus Equity Incentive Plan (the “2011 Omnibus Plan”).

(4)

The amounts shown for 2020 represent the dollar value of cash incentive awards earned under Quanta’s 2020 annual incentive plan. For further details regarding such plan, see Compensation Discussion & Analysis – Executive Compensation Decisions for 2020 – Annual Incentive Plan. The cash incentives reflected in the table were earned during the years indicated but were paid in the first quarter of the following year.

(5)	NQDC refers to nonqualified deferred compensation. Quanta’s NQDC plan does not pay above-market or preferential earnings and is described in Nonqualified Deferred Compensation in 2020.
(6)

The amounts reflected for fiscal year 2020 are identified in the 2020 All Other Compensation Table below. For additional detail on the perquisites provided to Quanta’s executive officers, see Compensation Discussion & Analysis – Executive Compensation Decisions for 2020 – Other Compensation and Benefits.

2020 All Other Compensation Table

Name	401(k) Matching Contribution(a) ($)	Perquisites Policy Items(b) ($)	Company Contributions to NQDC Plan(c) ($)	Other(d) ($)	Total ($)
Mr. Austin	12,825	115,428	43,125	288	171,666
Mr. Jensen	12,825	9,315	50,071	2,438	74,649
Mr. Gregory	12,825	24,004	31,190	288	68,307
Mr. Probst	12,825	–	5,146	13,580	31,551
Mr. Wayne	12,825	22,279	29,693	288	65,085

(a)	Represents Quanta’s matching contributions to the NEO’s 401(k) account.
(b)

Represents the following: (i) for Mr. Austin, $90,428 for personal usage of corporate aircraft, reimbursement of $15,340 for club membership dues and $9,660 for tax planning and financial services; (ii) for Mr. Jensen, reimbursement for tax planning and financial services; (iii) for Mr. Gregory, reimbursement for club membership dues; and (iv) for Mr. Wayne, reimbursement of $10,750 for tax planning and financial services and $11,529 for club membership dues. The incremental cost for usage of corporate aircraft is calculated based on the direct variable costs of the flight, and fixed costs that do not change based on the personal usage of the aircraft are excluded from the calculation. Additionally, family members of NEOs occasionally fly on Quanta’s corporate aircraft when it is flying to a destination for a business purpose. In those cases, there is no incremental cost to Quanta, and as a result, no amount is reflected in the table.

(c)

Represents Quanta’s matching contributions under the nonqualified deferred compensation plan that would have been allocated to the NEO’s 401(k) plan account, but for applicable limits under the Internal Revenue Code. For additional information on these contributions and other potential contributions by Quanta, see Compensation Discussion & Analysis – Executive Compensation Decisions for 2020 – Deferred Compensation Plan.

(d)

Represents the following: (i) for all NEOs, payment for identity theft protection and monitoring services, (ii) for Mr. Jensen, reimbursement for a physical examination under Quanta’s executive physical program and (iii) for Mr. Probst, $13,292 for a vehicle allowance.

(7)	The amounts shown reflect the sum of the following columns: Salary, Stock Awards – Total, Non-Equity Incentive Plan Compensation, Change in Pension Value and NQDC Earnings, and All Other Compensation.
(8)	Effective March 21, 2019, Mr. Probst was appointed as President – Electric Power Division of Quanta. Prior to his appointment, he was not an executive officer of Quanta.

EXECUTIVE COMPENSATION

2020 Grants of Plan-Based Awards Table

The following table sets forth information concerning annual cash incentive awards for 2020 and equity-based incentive awards granted during 2020 to each of the NEOs under Quanta’s non-equity and equity incentive plans. Equity-based incentive awards were made pursuant to the terms of the 2019 Omnibus Plan.

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date	Incentive Plan	Grant Type(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
	–	2020 AIP	–	–	1,437,500	2,875,000	–	–	–	–		–
Mr. Austin	3/26/20	2020 LTIP	PSU	–	–	–	–	147,571	295,142	–		5,100,054
	3/26/20	2020 LTIP	RSU	–	–	–	–	–	–	63,244	(5)	1,991,554
	–	2020 AIP	–	–	747,780	1,495,560	–	–	–	–		–
Mr. Jensen	3/26/20	2020 LTIP	PSU	–	–	–	–	34,270	68,540	–		1,184,371
	3/26/20	2020 LTIP	RSU	–	–	–	–	–	–	22,846	(5)	719,421
	–	2020 AIP	–	–	963,050	1,926,100	–	–	–	–		–
Mr. Gregory	3/26/20	2020 LTIP	PSU	–	–	–	–	56,173	112,346	–		1,941,339
	3/26/20	2020 LTIP	RSU	–	–	–	–	–	–	37,448	(5)	1,179,238
Mr. Probst	–	2020 AIP	–	–	650,000	1,300,000	–	–	–	–		–
	3/26/20	2020 LTIP	PSU	–	–	–	–	26,810	53,620	–		926,554
	3/26/20	2020 LTIP	RSU	–	–	–	–	–	–	17,873	(5)	562,821
	3/4/20	—	RSU	–	–	–	–	–	–	12,693	(6)	510,766
	–	2020 AIP	–	–	509,850	1,019,700	–	–	–	–		–
Mr. Wayne	3/26/20	2020 LTIP	PSU	–	–	–	–	23,366	46,732	–		807,529
	3/26/20	2020 LTIP	RSU	–	–	–	–	–	–	15,577	(5)	490,520

(1)	Types of awards include RSUs and PSUs.
(2)

The amounts shown in the “2020 AIP” rows represent target and maximum awards that could be earned by the NEOs under the 2020 annual incentive plan based on base salary rates. There is no threshold award amount applicable to the 2020 annual incentive plan. For further details regarding this plan, see Compensation Discussion & Analysis – Executive Compensation Decisions for 2020 – Annual Incentive Plan. Actual payouts under the 2020 annual incentive plan were finally determined in March 2020 and are reflected in the Non-Equity Incentive Plan Compensation column of the 2020 Summary Compensation Table.

(3)

The amounts shown represent the number of shares of Common Stock that could be earned with respect to PSUs granted under the 2020 long-term incentive plan. The number of PSUs that will become earned and vest, and the resulting number of shares of Common Stock to be issued, will be determined as soon as administratively practicable after completion of the 3-year performance period ending December 31, 2022, and the number of shares can range from 0% to a maximum of 200% of the target number. PSU award agreements give holders the right to receive dividend equivalent payments equal to any dividends paid on Common Stock, payable at settlement of any earned PSUs. PSUs are described in further detail under Compensation Discussion & Analysis – Executive Compensation Decisions for 2020 – Long-Term Incentive Plan.

(4)

The amounts shown reflect the aggregate grant date fair value of RSUs or PSUs granted during the fiscal year ended December 31, 2020 to the NEOs calculated in accordance with FASB ASC Topic 718, as further described in Note 12 to the Company’s consolidated financial statements in its 2020 Annual Report on Form 10-K and footnotes (1) and (2) to the 2020 Summary Compensation Table. The value ultimately realized by the NEO upon the actual vesting of the RSU and PSU awards may not be equal to this determined value.

(5)

The amounts shown represent the number of RSUs that were granted under the 2020 long-term incentive plan. The RSUs awarded vest over three years in equal annual installments, assuming the NEO continues to meet the requirements for vesting, and the initial vesting occurred in the first quarter of 2021. RSU award agreements give holders the right to receive dividend equivalent payments equal to any dividends paid on Common Stock, payable at vesting of the RSUs. For further details regarding the 2020 long-term incentive plan and its components, see Compensation Discussion and Analysis – Executive Compensation Decisions for 2020 – Long-Term Incentive Plan.

(6)

The amount shown represents the number of RSUs that were granted to Mr. Probst in connection with his appointment as President – Electric Power Division of Quanta. The RSUs vest in three equal installments, assuming Mr. Probst continues to meet the vesting requirements, and the initial vesting occurred in the first quarter of 2021.

EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table reflects RSUs classified as unvested as of December 31, 2020 and unearned/unvested PSUs with performance periods ending subsequent to December 31, 2020 for each of the NEOs. The table assumes a market value of $72.02 per share, the closing price of Quanta’s Common Stock on December 31, 2020.

	Stock Awards

Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units Or Other Rights That Have Not Vested(3) ($)

Mr. Austin	115,886	(4)	8,346,110	407,047	29,315,525

Mr. Jensen	43,290	(5)	3,117,746	95,432	6,873,013

Mr. Gregory	69,354	(6)	4,994,875	156,425	11,265,729

Mr. Probst	48,445	(7)	3,489,009	60,508	4,357,786

Mr. Wayne	29,516	(8)	2,125,742	65,066	4,686,053

(1)	Cash dividend equivalents may also be paid with respect to such shares as follows: Mr. Austin – $9,487; Mr. Jensen – $3,427; Mr. Gregory – $5,617; Mr. Probst – $4,585; and Mr. Wayne – $2,337.
(2)

The amounts shown represent the maximum number of shares of Common Stock that could be earned with respect to PSUs granted under the 2019 long-term incentive plan, which as a performance period ending December 31, 2021, and the target number of shares of Common Stock that could be earned with respect to PSUs granted under the 2020 long-term incentive plan, which has a performance period ending December 31, 2022. Pursuant to SEC disclosure instructions, because the Company’s performance in previous years on the metrics governing our PSUs granted under the 2019 long-term incentive plan exceeded target performance, the number of such unearned PSUs and payout value of such unearned PSUs is calculated assuming maximum performance criteria is achieved. The target number of PSUs granted under the 2019 long-term incentive plan were as follows: Mr. Austin – 129,738; Mr. Jensen – 30,581; Mr. Gregory – 50,126; Mr. Probst – 16,849; and Mr. Wayne – 20,850. The target number of PSUs granted under the 2020 long-term incentive plan were as follows: Mr. Austin – 147,571; Mr. Jensen – 34,270; Mr. Gregory – 56,173; Mr. Probst – 26,810; and Mr. Wayne – 23,366. The actual number of PSUs that will ultimately become earned and vested will be determined as soon as administratively practicable after completion of the 3-year performance periods and can range from 0% to a maximum of 200% of the target number. PSUs are described in further detail under Compensation Discussion & Analysis – Executive Compensation Decisions for 2020 – Long-Term Incentive Plan. The PSUs for the performance period ended December 31, 2020 are not included in the table as they are considered earned as of December 31, 2020; instead, such PSUs are included in the 2020 Option Exercises and Stock Vested Table.

(3)

The amounts shown represent the value of shares of Common Stock that could be earned with respect to PSUs assuming the number of unearned PSUs included in the table become earned and vested. Cash dividend equivalents outstanding with respect to the number of shares underlying PSUs outstanding as of December 31, 2020 (i.e., target amount) are as follows: Mr. Austin – $63,652; Mr. Jensen – $14,926; Mr. Gregory – $24,466; Mr. Probst – $9,413; and Mr. Wayne – $10,177.

(4)

Includes unvested awards of RSUs covering (i) 34,107 shares that vested on February 28, 2021; (ii) 21,081 shares that vested on March 26, 2021; (iii) 18,535 shares that vest on February 28, 2022; (iv) 21,081 shares that vest on March 26, 2022; and (v) 21,082 shares that vest on March 26, 2023.

(5)

Includes unvested awards of RSUs covering (i) 13,648 shares that vested on February 28, 2021; (ii) 7,615 shares that vested on March 26, 2021; (iii) 6,796 shares that vest on February 28, 2022; (iv) 7,615 shares that vest on March 26, 2022; and (v) 7,616 shares that vest on March 26, 2023.

(6)

Includes unvested awards of RSUs covering (i) 20,766 shares that vested on February 28, 2021; (ii) 12,482 shares that vested on March 26, 2021; (iii) 11,140 shares that vest on February 28, 2022; (iv) 12,483 shares that vest on March 26, 2022; and (v) 12,483 shares that vest on March 26, 2023.

(7)

Includes unvested awards of RSUs covering (i) 11,304 shares that vested on February 28, 2021; (ii) 4,230 shares that vested March 4, 2021; (Iii) 5,957 shares that vested on March 26, 2021; (iv) 6,575 shares that vest on February 28, 2022; (v) 4,231 shares that vest March 4, 2022; (vi) 5,958 shares that vest on March 26, 2022; (vii) 4,232 shares that vest March 4, 2023; and (viii) 5,958 shares that vest on March 26, 2023.

(8)

Includes unvested awards of RSUs covering (i) 9,305 shares that vested on February 28, 2021; (ii) 5,192 shares that vested on March 26, 2021; (iii) 4,634 shares that vest on February 28, 2022; (iv) 5,192 shares that vest on March 26, 2022; and (v) 5,193 shares that vest on March 26, 2023.

EXECUTIVE COMPENSATION

2020 Option Exercises and Stock Vested Table

The following table reflects certain information regarding the vesting of equity awards by each of our NEOs related to the 2020 fiscal year:

	Stock Awards

Name	Number of Shares Acquired on Vesting(1) (#)		Value Realized on Vesting(2) ($)

Mr. Austin	266,802	(3)	20,281,824

Mr. Jensen	81,775	(4)	5,985,501

Mr. Gregory	120,812	(5)	8,642,835

Mr. Probst	28,995	(6)	1,827,732

Mr. Wayne	58,279	(7)	4,174,153

(1)

Shares acquired on vesting include shares associated with RSU awards for which restrictions lapsed during fiscal year 2020 and the number of shares of Common Stock that became earned and vested with respect to PSUs granted under the long-term incentive plan for 2018, as determined by the Compensation Committee after completion of the 3-year performance period ended December 31, 2020.

(2)

The value realized reflects the value as of the date of the vesting of an RSU or PSU award. The actual value ultimately realized by the NEO may be more or less than the value realized as calculated in the above table, depending on whether and when the NEO held or sold the stock and whether the NEO elected to defer all or a portion of the award pursuant to the nonqualified deferred compensation plan maintained by Quanta, as further described in Nonqualified Deferred Compensation in 2020. Cash dividend equivalents were paid upon the applicable dividend payment date or upon the vesting of RSU or PSU awards as follows: Mr. Austin – $43,189; Mr. Jensen – $12,217; Mr. Gregory – $17,163; and Mr. Wayne – $7,482.

(3)

Includes (i) 48,796 shares that vested on February 28, 2020 (the market value of Quanta’s Common Stock as of 12:01 a.m. on that date was $39.42 per share) and (ii) 218,006 shares associated with earned PSUs for the 3-year performance period ended December 31, 2020 that vested on March 3, 2021 (the market value of Quanta’s Common Stock as of 12:01 a.m. on that date was $84.21 per share).

(4)

Includes (i) 20,111 shares that vested on February 28, 2020 (the market value of Quanta’s Common Stock as of 12:01 a.m. on that date was $39.42 per share) and (ii) 61,664 shares associated with earned PSUs for the 3-year performance period ended December 31, 2020 that vested on March 3, 2021 (the market value of Quanta’s Common Stock as of 12:01 a.m. on that date was $84.21 per share).

(5)

Includes (i) 34,176 shares that vested on February 28, 2020 (the market value of Quanta’s Common Stock as of 12:01 a.m. on that date was $39.42 per share) and (ii) 86,636 shares associated with earned PSUs for the 3-year performance period ended December 31, 2020 that vested on March 3, 2021 (the market value of Quanta’s Common Stock as of 12:01 a.m. on that date was $84.21 per share).

(6)

Includes (i) 13,707 shares that vested on February 28, 2020 (the market value of Quanta’s Common Stock as of 12:01 a.m. on that date was $39.42 per share) and (ii) 15,288 shares associated with earned PSUs for the 3-year performance period ended December 31, 2020 that vested on March 3, 2021 (the market value of Quanta’s Common Stock as of 12:01 a.m. on that date was $84.21 per share).

(7)

Includes (i) 13,265 shares that vested on February 28, 2020 (the market value of Quanta’s Common Stock as of 12:01 a.m. on that date was $39.42 per share); (ii) 2,970 shares that vested on May 28, 2020 (the market value of Quanta’s Common Stock as of 12:01 a.m. on that date was $37.28 per share); and (iii) 42,044 shares associated with earned PSUs for the 3-year performance period ended December 31, 2020 that vested on March 3, 2021 (the market value of Quanta’s Common Stock as of 12:01 a.m. on that date was $84.21 per share).

EXECUTIVE COMPENSATION

Nonqualified Deferred Compensation in 2020

Under a nonqualified deferred compensation plan maintained by Quanta, certain employees, including the NEOs, are permitted to voluntarily defer receipt of up to 75% of base salary and up to 100% of other cash compensation and/or settlement of certain equity awards. In addition, for each plan year, a plan participant who defers the maximum amount permitted by law under Quanta’s 401(k) plan is credited with an employer matching contribution in the deferred compensation plan equal to the difference between (i) 100% of the first 3% of the compensation deferred under the plan, plus 50% of the next 3% of the compensation deferred under the plan, and (ii) the maximum matching contribution that could be contributed on behalf of the participant under Quanta’s 401(k) plan. Matching contributions vest immediately. Quanta may also make discretionary contributions to the deferred compensation plan, subject to a vesting schedule determined by Quanta at the time of the contribution, provided that vesting accelerates upon a change in control or the participant’s death or retirement. All matching and discretionary employer contributions, whether vested or not, are forfeited upon a participant’s termination of employment for cause or upon the participant engaging in competition with Quanta. Quanta also accrues for dividend equivalents on the shares deferred in the participant’s account at the same time and at the same rate as dividends are paid on Quanta Common Stock.

Equity awards that are deferred may be settled only in Quanta Common Stock. The deferred compensation plan permits participants to allocate deferred cash amounts among a group of notional accounts that mirror the gains and/or losses of various investment alternatives. These notional accounts do not provide for above-market or preferential earnings. Each participant may direct investments of the individual accounts set up for the participant under the plan and may make changes in the investments as often as daily. Since each executive officer may choose the investment alternative and may change their allocations from time to time, the return on the investment depends on how well each underlying investment fund performed during the time the executive officer chose it as an investment vehicle. The obligation to pay the balance of each participant’s account is at all times an unsecured obligation of the Company.

Generally, participants receive distributions of deferred amounts upon the earlier of separation from service, the occurrence of a disability, or a specified date (selected at the time of the deferral). Participants may elect to receive distributions in a lump sum or installments, and, in some cases, may elect to delay distribution upon termination of employment for up to five years. Participants are also permitted to withdraw all or a portion of their deferred amounts in the event of an unforeseeable financial emergency. Quanta reserves the right to amend or terminate the plan at any time and for any reason. A participant’s deferral elections must be renewed each year, and elections cannot be revoked or changed during the year.

2020 Nonqualified Deferred Compensation

The following table describes the nonqualified deferred compensation activity for each of our NEOs related to fiscal year 2020.

Name	NEO Contributions in Last Fiscal Year(1) ($)	Company Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings (Losses) in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions(4) ($)	Aggregate Balance at Last Fiscal Year-End(5) ($)

Mr. Austin	69,000	43,125	10,358,875	2,901,118	24,526,042

Mr. Jensen	84,161	50,071	3,882,873	1,595,920	9,048,040

Mr. Gregory	52,530	31,190	13,409	–	227,292

Mr. Probst	6,375	5,146	1,567	5,582	19,119

Mr. Wayne	53,705	29,693	19,058	–	322,538

EXECUTIVE COMPENSATION

(1)

The amounts shown represent deferred salary, deferred cash incentive payments and/or the value of equity awards that vested during 2020 but the receipt of which was deferred. Deferred salary and cash incentive payments are included in the 2020 Summary Compensation Table under the Salary and Non-Equity Incentive Plan Compensation columns, respectively. Deferred equity awards are valued based on the closing price of Quanta’s Common Stock as of 12:01 a.m. on the deferral date. The following table shows the deferred portion of each NEO’s salary, cash incentive awards, and vested equity awards.

Name	Contribution	Form of Contribution	Amount ($)
	Salary	Cash	69,000
Mr. Austin	Cash Incentive	Cash	–
	Equity Awards	Common Stock	–
	Salary	Cash	40,788
Mr. Jensen	Cash Incentive	Cash	43,373
	Equity Awards	Common Stock	–
	Salary	Cash	52,530
Mr. Gregory	Cash Incentive	Cash	–
	Equity Awards	Common Stock	–
	Salary	Cash	6,375
Mr. Probst	Cash Incentive	Cash	–
	Equity Awards	Common Stock	–
	Salary	Cash	33,990
Mr. Wayne	Cash Incentive	Cash	19,715
	Equity Awards	Common Stock	–

(2)

The amounts shown are included in the All Other Compensation column of the 2020 Summary Compensation Table, as detailed in the 2020 All Other Compensation Table within footnote (6) to the 2020 Summary Compensation Table. The amounts represent Quanta’s matching contributions that would have been allocated to a participant’s 401(k) plan account, but for applicable limits under the Internal Revenue Code.

(3)

The amounts shown represent earnings or losses on deferred cash amounts allocated to notional accounts that mirror the gains and/ or losses of various investment alternatives, dividends paid or accrued with respect to shares of Quanta Common Stock, and changes in value of the Quanta Common Stock underlying deferred equity awards during 2020. However, the actual amount of any earnings or losses ultimately realized on the deferred amounts by the NEO will be determined upon distribution/withdrawal of such amounts. The amounts shown are not included in the 2020 Summary Compensation Table because earnings under Quanta’s nonqualified deferred compensation plan were not above-market or preferential.

(4)

The amount shown represents the value of cash and/or equity amounts that Messrs. Austin, Jensen and Probst received as in-service distributions according to their prior elections. This amount was not included in the 2020 Summary Compensation Table because the payouts related to earnings and contributions in prior fiscal years.

(5)	The aggregate balance for each NEO includes certain amounts included in the Summary Compensation Tables for prior fiscal years, as shown in the following table:

Name	Amount Reported in Prior Summary Compensation Tables ($)(a)	Fiscal Years Reported

Mr. Austin	20,679,612	2014 – 2019

Mr. Jensen	6,984,819	2014 – 2019

Mr. Gregory	114,908	2017 – 2019

Mr. Probst	10,458	2019

Mr. Wayne	207,273	2017 – 2019

(a)

Represents (i) deferred salary and cash incentive awards, (ii) Quanta’s matching contributions and (iii) the value of vested equity awards that have been deferred as of the end of fiscal year 2020, the grant date fair value of which was previously reported.

EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change in Control

Employment Agreements

Quanta is a party to employment agreements with each of its NEOs (each an “Employment Agreement”). Under the terms of the Employment Agreements, each executive is entitled to payments and benefits upon the occurrence of specified events, including termination of employment or change in control of Quanta. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end, are detailed in the Estimated Potential Payments tables below. The termination of employment provisions of the Employment Agreements provide these individuals with a fixed amount of compensation upon termination as an inducement to offset the potential risk of leaving their prior employer or foregoing other opportunities in order to join or maintain employment with us, as applicable. At the time of entering into these agreements, the Compensation Committee considered our aggregate potential obligations in the context of the desirability of hiring or maintaining the employment of the individual, as applicable, and the individual’s expected compensation, as well as the benefits of securing the non-competition and other covenants described below.

The Employment Agreements have an initial term of two years (or three years with respect to Mr. Gregory) that will subsequently renew automatically for a one-year term unless Quanta or the executive provides at least six months’ prior written notice of non-renewal (or three months’ prior written notice with respect to Mr. Gregory). Under the Employment Agreements, the executives are eligible to receive base salary, as well as cash incentive compensation and benefits, and may be entitled to participate in any other incentive, savings or retirement plans, policies and arrangements that are provided generally to our other executive officers. The severance payments and other benefits under the Employment Agreements are conditioned upon the executive’s execution of a full and complete release of claims against Quanta and its affiliates, officers and directors upon termination. The Employment Agreements also contain non-competition covenants restricting the ability of the executive to compete with Quanta during the term of their employment and for a period of two years thereafter, and prohibiting them from disclosing confidential information and trade secrets. If Quanta notifies an executive that it will not renew his Employment Agreement and he remains employed through the end of the employment term (and in addition with respect to Mr. Gregory, if he is terminated without cause or resigns for good reason), the covenants restricting competition and solicitation of customers and employees apply for a reduced period of one year following the notice of non-renewal.

The Employment Agreements generally terminate upon the executive’s (i) death, (ii) disability, (iii) termination by Quanta for “cause” (as defined in the Employment Agreements and generally described below), (iv) resignation or voluntary termination by the executive, (v) termination by Quanta without cause, or (vi) termination by the executive for “good reason” within twelve months following a “change in control” (as these terms are defined in the Employment Agreements) and, with respect to the Employment Agreements for Messrs. Austin, Gregory and Probst, termination for “good reason” prior to a change in control. The Employment Agreements entitle the executives to payments upon certain of these events, as well as in connection with certain other change in control events, as detailed in the Estimated Potential Payments tables below.

Upon termination of employment, each executive would be entitled to all compensation earned and all benefits and reimbursements due through the date of termination. The Employment Agreements do not contain excise tax gross-up provisions. In the event any of the executives become subject to the excise tax, their severance payments will be reduced to the minimum extent necessary (but in no event less than zero) to avoid application of the excise tax, except that the full severance payments will be made if, after payment by the executive of the excise tax and all other taxes, the executive would retain a greater after-tax severance benefit without such reduction.

EXECUTIVE COMPENSATION

Additionally, termination of employment and change in control events entitle applicable executives to severance payments and other benefits under the respective Employment Agreements, subject to the execution of a waiver and release agreement, as set forth below:

Termination or Change in Control Event	Potential Payments
	Austin / Gregory / Probst	Jensen / Wayne

Termination upon death	To the extent termination occurs six months or more into a performance year, pro-rated annual cash incentive compensation based on actual results	None

Termination upon disability	Lump-sum payment of one year base salary and to the extent termination occurs six months or more into a performance year, pro-rated annual cash incentive compensation based on actual results	Lump-sum payment of one year base salary

Termination by Quanta for cause	None	None

Resignation or voluntary termination by the executive

Austin / Probst: None

Gregory:

(i)  If he does not enter into a consulting agreement pursuant to agreed-upon terms and conditions, receives accrued salary and benefits and cash incentive compensation for the current performance year earned through the date of retirement

(ii) If he enters into such consulting agreement, receives (A) immediate vesting of outstanding time-based RSUs and continued vesting of subsequent awards during the term of the consulting agreement and (B) award of his annual cash incentive compensation through the date of retirement and award of his equity grants for the year of retirement (if not already granted) and in the year following retirement

None

Termination by Quanta without cause (other than within 12 months following a change in control)

Austin / Probst: Lump-sum payment of two years of base salary and to the extent termination occurs six months or more into a performance year, annual cash incentive compensation based on actual results (without pro-ration)

Gregory: Deemed a retirement and treated the same as resignation or voluntary termination by the executive.

Lump-sum payment of two years of base salary

Termination by executive with good reason prior to a change in control	Same as termination without cause (other than within 12 months following change in control)	None

Termination by Quanta without cause within 12 months following a change in control

(i)  Lump-sum payment equal to three times annual base salary plus three times the higher of the highest annual cash incentive paid (or earned if not yet paid) within the three preceding years or the target annual cash incentive payable for the current year (or if target has not yet been determined, for the most recently completed year)

(ii) To the extent termination occurs six months or more into a performance year, target annual cash incentive, reduced by any cash incentive compensation due on account of change in control

(iii)  Continuation of (or, with respect to Mr. Gregory, continuation or reimbursement for) employee and dependent welfare benefit plan coverage (medical, dental and vision) for three years

(i) Lump-sum payment equal to three times annual base salary plus three times the higher of the highest annual cash incentive compensation paid (or earned if not yet paid) for the three preceding years or the target annual cash incentive payable for the current year (or if target has not been determined, for the most recently completed year)

(ii) Continuation of employee and dependent welfare benefit plan coverage (medical, dental and vision) for three years

Termination by executive for good reason within 12 months following a change in control	Same as termination without cause within 12 months following a change in control	Same as termination without cause within 12 months following a change in control

Non-renewal by successor within 12 months following a change in control	Same as termination without cause within 12 months following a change in control, but in this case, upon termination at the expiration of the term	Upon receipt of a renewal termination notice, the executive would be entitled to terminate his employment for good reason within 12 months following a change in control

Successor in change in control fails to timely notify the executive that it will assume Quanta’s obligations under the Employment Agreement	In this case, the executive would be entitled to terminate his employment for good reason within 12 months following a change in control	In this case, the executive would be entitled to terminate his employment for good reason within 12 months following a change in control

EXECUTIVE COMPENSATION

Change in Control

Under the Employment Agreements, a change in control generally occurs when (i) any person or entity acquires, directly or indirectly, the beneficial ownership of securities representing 50% or more (or with respect to Messrs. Austin, Gregory and Probst, greater than 50%) of the total fair market value or total voting power of Quanta’s then outstanding voting securities, (ii) any person or entity acquires, directly or indirectly, within a 12-month period, the beneficial ownership of 30% or more of the total voting power of Quanta’s then outstanding voting securities, (iii) certain incumbent (and subsequently approved) directors cease to constitute a majority of the members of the Board within a 12-month period, or (iv) any person or entity acquires, directly or indirectly, within a 12-month period, assets representing 40% or more of the total gross fair market value of Quanta’s assets.

Cause

The Employment Agreements generally define cause, subject to certain conditions and exceptions, as the executive’s (i) gross negligence in the performance of, intentional nonperformance of, or inattention to, material duties and responsibilities, which continues after receipt of written notice, (ii) willful dishonesty, fraud or material misconduct with respect to Quanta’s business, (iii) violations of Quanta’s policies or procedures (or with respect to Mr. Gregory, material policies or procedures), (iv) conviction of, confession to, or guilty plea or plea of nolo contendere with respect to, an act of fraud, misappropriation or embezzlement or any felony or other crime that involves moral turpitude, (v) use of illegal substances or habitual drunkenness, or (vi) breach of the Employment Agreement.

Good Reason

The Employment Agreements generally define good reason as follows:

Austin / Gregory / Probst	Jensen / Wayne

(i) At any time: (a) assignment to the executive of duties inconsistent with his position, authority or responsibilities as contemplated under his Employment Agreement, or any other action by the employer that results in a diminution in such position, authority or responsibilities, if not cured after written notice is given, (b) any material breach of the Employment Agreement by the employer, including any requirement that the executive relocate, if not cured after written notice is given, (c) failure by the employer to comply with the compensation provisions of the Employment Agreement, if not cured after written notice is given, or (d) with respect to Mr. Austin, failure of employer to nominate him to the Board of Directors during his service as Chief Executive Officer; and

(ii) to the extent occurring within twelve months of a change in control, (a) failure by the employer to continue in effect any cash or stock-based incentive or bonus plan, retirement plan, welfare benefit plan or other compensation, retirement or benefit plan and policy except in certain specified circumstances, if not cured after written notice is given or (b) failure of the successor in a pending change in control to timely notify him that it will assume the employer’s obligations under the Employment Agreement.

(i) To the extent occurring within twelve months of a change in control: (a) assignment to the executive of duties inconsistent with his position, authority or responsibilities as contemplated under his Employment Agreement, or any other action by the employer that results in a diminution in such position, authority or responsibilities, if not cured after written notice is given, (b) any material breach of the Employment Agreement by the employer, including any requirement that the executive relocate, (c) failure by the employer to comply with the compensation provisions of the Employment Agreement, if not cured after written notice is given, (d) failure by the employer to continue in effect any cash or stock-based incentive or bonus plan, retirement plan, welfare benefit plan or other compensation, retirement or benefit plan and policy except in certain specified circumstances, if not cured after written notice is given, or (e) the executive’s receipt of notice of non-renewal from the employer; and

(ii) failure of the successor in a pending change in control to timely notify the executive that it will assume the employer’s obligations under the Employment Agreement.

Equity Incentive Plans

Generally, subject to the provisions of the particular award agreement, unvested RSUs and unearned PSUs granted pursuant to Quanta’s equity incentive plans are forfeited by the participant upon termination of such participant’s employment during the restriction period. However, upon the death of the participant during the participant’s continuous service or upon the occurrence of a “change in control” (as defined in the 2011 Omnibus Plan and the 2019 Omnibus Plan), (i) unvested RSUs generally become vested, and forfeiture restrictions lapse and (ii) certain of the participant’s unearned PSUs may become earned and such number of earned PSUs is based on the achievement of applicable performance goals as of the date of death or change in control and the forecasted achievement of such goals for the remainder of the performance period, as determined in the discretion of the Compensation Committee. Additionally, with respect to unearned PSUs, a participant who resigns prior to completion of the 3-year performance period may, at the discretion of the Chief Executive Officer and with approval of the Compensation Committee, earn a pro rata

EXECUTIVE COMPENSATION

portion (based on the portion of the 3-year performance period during which the participant was employed) of the shares ultimately awarded upon determination of actual achievement levels.

Under the 2011 Omnibus Plan and 2019 Omnibus Plan, a change in control is generally deemed to occur upon (i) any sale, lease, exchange or other transfer of all or substantially all of the assets of Quanta, (ii) any person or entity becoming the beneficial owner, directly or indirectly, of securities representing more than 50% of the voting power of Quanta’s then outstanding securities, (iii) certain incumbent (and subsequently approved) directors ceasing to constitute a majority of the members of the Board within a two-year period, (iv) consummation of a merger or other business combination, unless all or substantially all of the beneficial owners of outstanding voting securities of Quanta immediately prior to the transaction beneficially own, directly or indirectly, more than 50% of the voting power of the resulting entity immediately following the transaction, or (v) stockholder approval of a complete liquidation of Quanta.

Deferred Compensation

Generally, participants will receive distributions of deferred amounts under Quanta’s deferred compensation plan upon separation from service, the occurrence of a disability, or a specified date (selected at the time of the deferral) and, subject to specific limitations, upon the occurrence of an unforeseeable financial emergency. The terms of Quanta’s deferred compensation plan are discussed in further detail under Nonqualified Deferred Compensation in 2020, and the 2020 Nonqualified Deferred Compensation Table sets forth the aggregate balances payable to the NEOs under Quanta’s deferred compensation plan pursuant to their distribution elections.

EXECUTIVE COMPENSATION

Estimated Potential Payments

The tables below reflect the estimated amounts that would be paid to each NEO upon termination of employment or change in control in varying circumstances identified below. No amounts are paid in the event of termination by Quanta for cause. Except as otherwise indicated, the amounts shown assume that termination or change in control occurred on December 31, 2020 and reflect a market value for Quanta Common Stock of $72.02 per share, the closing price on such date. Actual amounts to be paid can be determined only upon occurrence of an actual termination or change in control.

Name	Benefit	Death	Disability	Resignation or Voluntary Termination by Executive (No Change in Control)	Termination by Quanta Without Cause (No Change in Control)	Termination By Executive with Good Reason (No Change In Control)

	Severance	$1,389,631	$2,539,631	$–	$3,689,631	$3,689,631

	Welfare Benefits	–	–	–	–	–

Earl C. (Duke) Austin, Jr.	Equity Benefit(1)	28,317,904	–	–	–	–

	Cut-back(2)	–	–	–	–	–

	Total	$29,707,535	$2,539,631	$–	$3,689,631	$3,689,631

	Severance	$–	$679,800	$–	$1,359,600	$–

	Welfare Benefits	–	–	–	–	–

Derrick A. Jensen	Equity Benefit(1)	7,788,315	–	–	–	–

	Cut-back(2)	–	–	–	–	–

	Total	$7,788,315	$679,800	$–	$1,359,600	$–

	Severance	$930,980	$1,806,480	$930,980	$930,980	$930,980

	Welfare Benefits	–	–	–	–	–

Paul C. Gregory	Equity Benefit(1)	12,650,529	–	15,714,779	15,714,779	15,714,779

	Cut-back(2)	–	–	–	–	–

	Total	$13,581,509	$1,806,480	$16,645,759	$16,645,759	$16,645,759

	Severance	$628,355	$1,278,355	$–	$1,928,355	$1,928,355

	Welfare Benefits	–	–	–	–	–

Redgie Probst	Equity Benefit(1)	6,633,330	–	–	–	–

	Cut-back(2)	–	–	–	–	–

	Total	$7,261,685	$1,278,355	$–	$1,928,355	$1,928,355

	Severance	$–	$566,500	$–	$1,133,000	$–

	Welfare Benefits	–	–	–	–	–

Donald C. Wayne	Equity Benefit(1)	5,310,179	–	–	–	–

	Cut-back(2)	–	–	–	–	–

	Total	$5,310,179	$566,500	$–	$1,133,000	$–

(1)

The equity benefit represents (i) the value of the unvested RSUs held by the NEO as of December 31, 2020 that would vest upon occurrence of the event and (ii) the value of unearned PSUs (at target) held by the NEO as of December 31, 2020 (excluding PSUs for the 2018 – 2020 performance period). As of December 31, 2020, the NEOs held the following unearned PSUs: 277,309 for Mr. Austin; 64,851 for Mr. Jensen; 106,299 for Mr. Gregory; 43,659 for Mr. Probst; and 44,216 for Mr. Wayne. The actual number of unearned PSUs that would become earned upon occurrence of the event would be based on the forecasted achievement of performance goals for the remainder of the performance periods and can range from 0% to a maximum of 200% (assuming the highest level of performance) of the target amount of unearned PSUs. The amounts included assume performance at target, without reference to forecasted achievement. Additionally, with respect to Mr. Gregory’s equity benefit calculations in connection with a voluntary termination, termination by Quanta without cause (no change in control) and termination by executive with good reason (no change in control), amounts also include the target amount for equity awards received in the year following resignation / termination and assume that upon termination he entered into a consulting agreement pursuant to agreed-upon terms and conditions, whereby he agreed to provide a minimum amount of consulting services to the Company until all outstanding unearned PSUs have either become earned and vested or otherwise forfeited. Cash dividend equivalents may also be paid with respect to such shares as follows: Mr. Austin – $73,139; Mr. Jensen – $18,353; Mr. Gregory – $30,083; Mr. Probst – $13,998; and Mr. Wayne – $12,514.

(2)

The cut-back would be the amount by which the severance payment is reduced, such that, after such reduction, no portion of the payments and benefits would be subject to the excise tax. The Employment Agreements do not contain excise tax gross-up provisions.

EXECUTIVE COMPENSATION

Name	Benefit	Non-Renewal by Successor Within 12 Months Following a Change in Control(1)	Successor Fails to Assume Agreement Upon a Change in Control (No Termination of Employment)(1)	Termination by Quanta Without Cause Within 12 Months Following a Change in Control(1)	Termination by Executive for Good Reason Within 12 months Following a Change in Control(1)
	Severance	$11,358,140	$–	$11,358,140	$11,358,140
	Welfare Benefits(2)	82,692	–	82,692	82,692
Mr. Austin	Equity Benefit(3)	28,317,904	28,317,904	28,317,904	28,317,904
	Cut-back(4)	–	–	–	–
	Total	$39,758,736	$28,317,904	$39,758,736	$39,758,736
	Severance	$–	$–	$5,598,252	$5,598,252
	Welfare Benefits(2)	–	–	81,973	81,973
Mr. Jensen	Equity Benefit(3)	7,788,315	7,788,315	7,788,315	7,788,315
	Cut-back(4)	–	–	–	–
	Total	$7,788,315	$7,788,315	$13,468,540	$13,468,540
	Severance	$8,172,920	$–	$8,172,920	$8,172,920
	Welfare Benefits(2)	85,500	–	85,500	85,500
Mr. Gregory	Equity Benefit(3)	12,650,529	12,650,529	12,650,529	12,650,529
	Cut-back(4)	–	–	–	–
	Total	$20,908,949	$12,650,529	$20,908,949	$20,908,949
	Severance	$4,805,900	$–	$4,805,900	$4,805,900
	Welfare Benefits(2)	79,571	–	79,571	79,571
Mr. Probst	Equity Benefit(3)	6,633,330	6,633,330	6,633,330	6,633,330
	Cut-back(4)	–	–	–	–
	Total	$11,518,801	$6,633,330	$11,518,801	$11,518,801
	Severance	$–	$–	$4,125,990	$4,125,990
	Welfare Benefits(2)	–	–	81,102	81,102
Mr. Wayne	Equity Benefit(3)	5,310,179	5,310,179	5,310,179	5,310,179
	Cut-back(4)	–	–	–	–
	Total	$5,310,179	$5,310,179	$9,517,271	$9,517,271

(1)

With respect to these scenarios, the equity benefit is triggered upon a change in control, and the remaining amounts are triggered upon non-renewal, failure to assume or termination of employment, as applicable. Additionally, (i) with respect to the scenario where a successor fails to assume Quanta’s obligations under an employment agreement, each NEO would be entitled to terminate his employment for good reason and (ii) with respect to the scenario where there is a non-renewal by a successor within 12 months of the change in control, Messrs. Jensen and Wayne would be entitled to terminate their employment for good reason.

(2)

Welfare benefits include an approximation of the cost of continued payment of insurance premiums for up to three years after termination, based on the actual cost of premiums for 2021 and the estimated costs of premiums for 2022 and 2023.

(3)

The equity benefit represents (i) the value of the unvested RSUs held by the NEO as of December 31, 2020 that would vest upon occurrence of the event and (ii) the value of unearned PSUs (at target) held by the NEO as of December 31, 2020 (excluding PSUs for the 2018 – 2020 performance period). As of December 31, 2020, the NEOs held the following unearned PSUs: 277,309 for Mr. Austin; 64,851 for Mr. Jensen; 106,299 for Mr. Gregory; 43,659 for Mr. Probst; and 44,216 for Mr. Wayne. The actual number of unearned PSUs that would become earned upon occurrence of the event would be based on the forecasted achievement of performance goals for the remainder of the performance periods and can range from 0% to a maximum of 200% (assuming the highest level of performance) of the target amount of unearned PSUs. The amounts included assume performance at target, without reference to forecasted achievement. Cash dividend equivalents may also be paid with respect to such shares as follows: Mr. Austin – $73,139; Mr. Jensen – $18,353; Mr. Gregory – $30,083; Mr. Probst – $13,998; and Mr. Wayne – $12,514.

(4)

The cut-back would be the amount by which the severance payment is reduced, such that, after such reduction, no portion of the payments and benefits would be subject to the excise tax. The Employment Agreements do not contain excise tax gross-up provisions.

EXECUTIVE COMPENSATION

Equity Compensation Plan Information

The material features of Quanta’s equity compensation plans are described in Note 12 to the consolidated financial statements included in Item 8 of Part II of Quanta’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. The following table sets forth information as of December 31, 2020 with respect to Quanta’s equity compensation plans, all of which have received stockholder approval.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by security holders	5,300,712	(1)	–	(2)	4,468,219	(3)

Equity compensation plans not approved by security holders	–		–		–

Total	5,300,712	(1)	–	(2)	4,468,219	(3)

(1)

Includes (i) 4,659,449 shares issuable in connection with unvested RSUs and a target amount of unearned and unvested awards of PSUs for the performance periods ending on December 31, 2021 and 2022 that may become earned and vested based upon the satisfaction of 3-year company performance metrics, and (ii) 641,263 previously vested RSUs and previously earned and vested PSUs the settlement of which has been deferred according to prior deferral elections. The performance metrics for the PSUs that are scheduled to be earned and vest on December 31, 2022 are described further in Compensation Discussion & Analysis – Executive Compensation Decisions for 2020 – Long-Term Incentive Plan.

(2)	RSUs and PSUs do not have exercise prices.
(3)

Includes, as of December 31, 2020, shares available under the 2019 Omnibus Plan, which provides that the maximum number of shares of Common Stock available for issuance in connection with equity awards granted thereunder is 7,466,592 shares, plus any shares underlying share-settling awards previously awarded pursuant to the 2011 Omnibus Plan that are ultimately forfeited, canceled, expired or settled in cash after May 23, 2019.

EXECUTIVE COMPENSATION

Chief Executive Officer Pay Ratio

Summary of Results

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, Quanta is providing the following information about the relationship of the annual total compensation of the median employee of the Company and the annual total compensation of Mr. Austin, Quanta’s CEO. For 2020, Quanta’s last completed fiscal year:

•	the median of the annual total compensation of all employees of Quanta (other than Quanta’s CEO) was $99,296;

•	the annual total compensation of Quanta’s CEO was $9,802,905; and

•	based on this information, the ratio of the annual total compensation of Quanta’s CEO to the median of the annual total compensation of all employees was 99 to 1.

Identification of Median Employee

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee, the methodology and the material assumptions, adjustments, and estimates that we used are set forth below.

Employee Population. We determined that, as of November 30, 2020, our employee population consisted of 37,300 individuals working at the Company and its consolidated subsidiaries, 30,770 of whom were U.S. employees and 6,530 of whom were non-U.S. employees.

As permitted under the rule, for purposes of identifying our median employee, we excluded 1,710 non-U.S. employees, or approximately 4.6% of our total employee population set forth above, and after this adjustment our employee population consisted of approximately 35,590 individuals. The excluded countries, along with the number of employees in each country, are as follows:

• Colombia – 1,084	• Philippines – 98	• Papua New Guinea – 6

• Chile – 245	• Equatorial Guinea – 90	• Mexico – 3

• Peru – 150	• Israel – 34

Consistently Applied Compensation Measure. The median employee was identified from the employee population described above. To identify the median employee from the employee population, we compared (i) for U.S. employees, the amount of salary and wages (including overtime) of our employees as reflected in our payroll records and as reported to the Internal Revenue Service on Form W-2 for 2020 and (ii) for non-U.S. employees, base salary and wages (including overtime) as reflected in our human resources and payroll records for each country for 2020. For purposes of this disclosure, we utilized the U.S. dollar equivalent of the local currency, based on the average exchange rate for such foreign currency to the U.S. dollar for 2020. We also annualized the compensation of all permanent employees who were newly hired during 2020. We did not utilize any cost-of-living adjustments.

We consistently applied this compensation measure to all employees (other than our CEO) in the employee population and determined that our median employee was a full-time employee located in the same jurisdiction as our CEO. Although we use a variety of pay elements to structure the compensation arrangements of our employees, we believe that the methodology described above is an appropriate, consistently applied compensation measure that provides a reasonable estimate, calculated in a manner consistent with SEC rules based on our payroll and employment records. Because the SEC rules for identifying the median employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Median Employee Compensation and CEO Compensation

Quanta’s median employee’s annual total compensation for 2020 was determined in accordance with the requirements of Item 402(c)(2) (x) of Regulation S-K, resulting in an annual total compensation of $99,296 for 2020. The amount included in the Total column of the 2020 Summary Compensation Table is utilized for the annual total compensation of Quanta’s CEO.

ADVISORY VOTE TO APPROVE

EXECUTIVE COMPENSATION

Proposal 2: Advisory Vote to Approve Executive Compensation

The Board of Directors unanimously recommends a vote FOR the advisory resolution approving Quanta’s executive compensation.

The Board is committed to excellence in corporate governance. As part of that commitment, and as required by Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Board is providing Quanta’s stockholders with an opportunity to act on an advisory vote to approve the compensation of Quanta’s NEOs, as described in Compensation Discussion & Analysis and in the compensation tables and accompanying narrative disclosure set forth in Executive Compensation.

At the 2020 annual meeting of stockholders, over 97% of Quanta’s stockholders voting on the “say-on-pay” proposal approved the compensation of our NEOs as described in our proxy statement filed with the SEC on April 17, 2020. The Compensation Committee intends to seek stockholder guidance on executive compensation by conducting future advisory votes on executive compensation annually until the next stockholder advisory vote on the frequency of future advisory votes, which is scheduled to occur no later than the 2023 annual meeting of stockholders.

The Compensation Committee establishes, recommends and governs the compensation and benefits policies and actions for the NEOs. Quanta’s compensation philosophy is designed to:

•	align NEO incentives with short-term and long-term stockholder value creation;

•	attract, motivate and retain the best possible executive officer talent by maintaining competitive compensation programs;

•	tie annual cash incentives to the achievement of measurable company financial and safety performance goals that promote profitable growth and successful performance;

•	tie stock incentives to the achievement of measurable company goals linked to our long-term strategic plans and stockholder value creation; and

•	promote an ownership culture.

Consistent with our compensation philosophy, Quanta’s executive compensation program links a substantial portion of compensation to company performance, with a significant portion of target total direct compensation of NEOs each year being “at-risk,” and therefore dependent upon performance against incentive targets or peer group companies or upon continued employment and stock price performance during a vesting period. Moreover, equity-based awards play an important role in our executive compensation program, providing alignment with stockholders, creating incentives for the increase of stockholder value and promoting an ownership culture. Finally, Quanta’s executive compensation program is designed to reward superior performance and provide for a substantial reduction in earned compensation in the event of underperformance.

Overall, the Compensation Committee believes that the total compensation paid and awarded to Quanta’s NEOs in 2020 is reasonable and appropriate. Based on Quanta’s continued strong performance, the financial and operational performance targets established for the 2020 annual and long-term incentive plans represented significant increases as compared to the performance targets established in prior years.

Annual cash incentives paid under the 2020 annual incentive plan were near target levels due to strong company performance and meaningful improvement in financial performance as compared to prior years. With respect to long-term equity incentive awards, 60% (or 70% in the case of Mr. Austin) of those awards remain subject to a 3-year performance period requiring achievement of certain performance targets related to return on invested capital, total stockholder return relative to peer group companies, property and equipment utilization (i.e., capital efficiency) and safety and fleet management sustainability metrics, which the Compensation Committee believes are strongly connected to stockholder value creation and the overall performance of the Company. The remainder of the long-term equity incentive awards vest over a 3-year period, further aligning NEO compensation and stockholder value and promoting retention. For these reasons, the Board unanimously recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to Quanta’s named executive officers, as described pursuant to the compensation disclosure rules of the Securities and Exchange Commission in Quanta’s proxy statement for the 2021 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure and any related disclosure, is hereby APPROVED.”

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Advisory approval of the resolution on Quanta’s executive compensation requires the affirmative vote of a majority of the voting power of the shares of Common Stock present at the Annual Meeting in person or by proxy and that cast a vote on this proposal. The results of this vote are not binding on the Board, whether or not the proposal is adopted. While the resolution is non-binding, the Board values the opinions that stockholders express in their votes and in any additional dialogue. In evaluating the vote on this advisory resolution, the Board intends to consider the voting results in their entirety.

The Board of Directors unanimously recommends a vote FOR the advisory resolution approving Quanta’s executive compensation.

INDEPENDENT

AUDITOR

Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as Quanta’s independent registered public accounting firm.

The Audit Committee has the ultimate authority and responsibility to directly appoint, compensate, retain, oversee, evaluate and, where appropriate, terminate Quanta’s independent registered public accounting firm. The Audit Committee has appointed PricewaterhouseCoopers LLP as Quanta’s independent registered public accounting firm for the fiscal year ending December 31, 2021. PricewaterhouseCoopers LLP has served as Quanta’s independent public accounting firm since June 2002.

Prior to selecting an independent registered public accounting firm, the Audit Committee considers the firm’s qualifications, independence and performance, as well as the advisability and potential impact of selecting a new independent registered public accounting firm. At least annually the Audit Committee also obtains and reviews a report from its current independent registered public accounting firm describing (1) its internal quality control procedures, (2) any material issues raised by their most recent quality-control review (whether internal or peer review) or by any governmental or professional authority inquiry or investigation, within the preceding five years and with respect to an independent audit carried out by the firm, along with any steps taken to deal with any such issues, and (3) all relationships between the firm and Quanta. Additionally, when assessing the public accounting firm’s independence, the Audit Committee reviews all audit and non-audit services provided by the firm in the prior fiscal year. For further information regarding the services provided by PricewaterhouseCoopers LLP during fiscal year 2020, see Audit Fees below.

In accordance with SEC rules, audit partners for independent registered public accounting firms are also subject to rotation requirements that limit the number of consecutive years an individual partner may serve in certain roles. For lead and concurring audit partners, the maximum is five consecutive years of service. We select the lead partner from our independent registered public accounting firm pursuant to this rotation policy following meetings with potential candidates and discussions between the Audit Committee and management.

We are asking our stockholders to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Audit Committee is submitting the appointment of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. In the event the stockholders do not ratify the appointment, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of Quanta and its stockholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will be provided an opportunity to make a statement, if they choose, and to respond to appropriate questions.

Ratification of the appointment of PricewaterhouseCoopers LLP as Quanta’s independent registered public accounting firm requires the affirmative vote of a majority of the voting power of the shares of Common Stock present at the Annual Meeting in person or by proxy and that cast a vote on this proposal.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as Quanta’s independent registered public accounting firm.

INDEPENDENT AUDITOR

Audit Committee Report

The Audit Committee is composed of three independent directors and operates under a formal written charter adopted by the Board of Directors.

As members of the Audit Committee, our primary purpose is to assist with the Board of Directors’ oversight of (1) the integrity of Quanta’s financial statements, (2) Quanta’s compliance with applicable legal and regulatory requirements, (3) the independent registered public accounting firm’s qualifications and independence, and (4) the performance of Quanta’s internal audit function and independent auditors. The Audit Committee is solely responsible for the appointment and compensation of Quanta’s independent registered public accounting firm. Management is responsible for Quanta’s financial reporting processes, including its system of internal controls, and for the preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States. Quanta’s independent registered public accounting firm is responsible for expressing an opinion as to whether the consolidated financial statements are free of material misstatements based on their audit. Our responsibility is to monitor and review these processes. In carrying out our role, we rely on Quanta’s management and independent registered public accounting firm.

We have reviewed and discussed Quanta’s audited consolidated financial statements with management. Management has confirmed to us that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States.

In addition, we have discussed with PricewaterhouseCoopers LLP, Quanta’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

We have received written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with us concerning independence, and we have discussed with PricewaterhouseCoopers LLP its independence from Quanta.

Based on our review and discussions referred to above, we recommended to Quanta’s Board of Directors that Quanta’s audited consolidated financial statements be included in Quanta’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the Securities and Exchange Commission.

Worthing F. Jackman, Chairman

Vincent D. Foster

Bernard Fried

INDEPENDENT AUDITOR

Audit Fees

The Audit Committee of the Board has adopted a policy requiring pre-approval by the Audit Committee of all audit and permissible non-audit services to be provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. On an annual basis, the Audit Committee reviews and, as it deems appropriate, pre-approves the particular services to be provided by our independent registered public accounting firm and establishes specific budgets for each service. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee must be informed promptly of the provision of each service that is permitted by the pre-approval policy. In addition, the Audit Committee may periodically revise the list of pre-approved services and related fee levels based on subsequent determinations. Any services expected to exceed pre-approved fee levels require the specific pre-approval of the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members.

The following table details the aggregate fees billed by PricewaterhouseCoopers LLP, our independent registered public accounting firm, for fiscal years 2020 and 2019:

	2020	2019
Audit Fees(1)	$5,406,969	$5,106,798
Audit-Related Fees(2)	–	–
Tax Fees(3)	335,053	621,335
All Other Fees(4)	2,893	1,919
Total	$5,744,915	$5,730,052

(1)

Represents fees for professional services rendered for the audit of our annual consolidated financial statements, review of our interim consolidated financial statements, review of registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings, evaluation of the effectiveness of Quanta’s internal control over financial reporting, state licensing pre-qualification filings, and financial statement audits of certain of our subsidiaries, as well as out-of-pocket expenses incurred in the performance of audit services.

(2)

Represents fees for professional services rendered for other assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements, including fees for consultations related to the impact of final or proposed rules, standards or interpretations by the SEC, Financial Accounting Standards Board or other regulatory or standard-setting bodies and consultations related to financial, tax and Foreign Corrupt Practices Act due diligence work associated with potential acquisitions, as well as out-of-pocket expenses incurred in the performance of audit-related services.

(3)

Represents fees for professional services rendered for tax planning, compliance and advice related to U.S. federal, state and local matters, international matters, review of U.S. federal, state and local and international tax returns and consulting and implementation of certain tax restructuring transactions.

(4)	Represents fees for accounting research software tools.

The Audit Committee has reviewed the services performed by PricewaterhouseCoopers LLP and the related fees and has considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining independence of PricewaterhouseCoopers LLP. During 2020, no fees for services outside the scope of audit, review, or attestation that exceed the waiver provisions of 17 CFR 210.2-01(c)(7)(i)(C) were approved by the Audit Committee.

SECURITY

OWNERSHIP

Security Ownership of Certain Beneficial Owners

The following table sets forth information, as of March 31, 2021, unless otherwise indicated, with respect to each person known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of our Common Stock. Except as indicated otherwise, the beneficial owners named below have sole voting and investment power with respect to the shares indicated as beneficially owned.

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned		Percent of Class(1)
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	Common Stock	14,459,727	(2)	10.4%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	Common Stock	11,352,089	(3)	8.1%
FMR LLC 245 Summer Street Boston, Massachusetts 02210	Common Stock	7,129,017	(4)	5.1%

(1)

The percent of class beneficially owned is calculated based on 139,456,977 shares of our Common Stock issued and outstanding as of March 31, 2021. In addition, if a person has the right to acquire beneficial ownership of shares within 60 days following March 31, 2021, those shares are deemed beneficially owned by that person as of that date and are deemed to be outstanding solely for the purpose of determining the percentage of Common Stock owned. Those shares are not included in the computations for any other person.

(2)

The Vanguard Group, Inc. reported on Schedule 13G/A (Amendment No. 12) filed with the SEC on February 10, 2021 that, as of December 31, 2020, it held sole dispositive power over 13,966,828 shares, shared voting power over 192,194 shares, and shared dispositive power over 492,899 shares. Certain subsidiaries of The Vanguard Group, Inc. are listed on Appendix A to the Schedule 13G/A as having acquired reported shares.

(3)

BlackRock, Inc. reported on Schedule 13G/A (Amendment No. 12) filed with the SEC on February 1, 2021 that, as of December 31, 2020, it had sole voting power with respect to 10,421,350 shares and sole dispositive power over all 11,352,089 shares. Certain subsidiaries of BlackRock, Inc. are listed on Appendix A to the Schedule 13G/A as having acquired reported shares.

(4)

FMR LLC reported on Schedule 13G filed with the SEC on February 8, 2021 that, as of December 31, 2020, it held sole voting power with respect to 3,116,123 shares and sole dispositive power over 7,129,017 shares. Certain subsidiaries of FMR LLC are listed on Appendix A to the Schedule 13G/A as having acquired reported shares.

SECURITY OWNERSHIP

Security Ownership of Management

The following table sets forth, as of March 31, 2021, the number of shares of Common Stock beneficially owned by (i) each of our directors and director nominees, (ii) each of our NEOs listed in the 2020 Summary Compensation Table and (iii) all of our directors and executive officers as a group.

	Shares of Common Stock Beneficially Owned(1)

Name of Beneficial Owner	Number(2)		Percent of Class
Non-Employee Directors:(3)
Vincent D. Foster	250,018	(4)(5)	*
Bernard Fried	61,736	(4)(5)(6)	*
David M. McClanahan	39,675	(4)	*
Margaret B. Shannon	39,622	(4)	*
Worthing F. Jackman	32,091	(4)(5)	*
Doyle N. Beneby	24,400	(4)	*
Pat Wood, III	21,072	(4)(5)	*
J. Michal Conaway	12,937	(4)(5)	*
Martha B. Wyrsch	7,009	(4)	*
Named Executive Officers:
Earl. C. (Duke) Austin, Jr.	612,623	(5)(6)(7)	*
Derrick A. Jensen	287,173	(5)(7)	*
Paul C. Gregory	70,302	(7)	*
Redgie Probst	48,119	(6)(7)	*
Donald C. Wayne	36,865	(6)(7)	*
All directors and executive officers as a group (17 persons)	1,586,914	(4)(5)(6)(7)	1.1%

*	Percentage of shares does not exceed 1%.
(1)

The percent of class beneficially owned is calculated based on 139,456,977 shares of our Common Stock issued and outstanding as of March 31, 2021, adjusted as required by the rules promulgated by the SEC. Shares of Common Stock that may be acquired upon vesting of RSUs within 60 days of March 31, 2021 and vested equity awards that are not yet settled are deemed outstanding and beneficially owned by the person holding such RSUs for purposes of computing the number of shares and percentage beneficially owned, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person.

(2)

Except as otherwise indicated, the persons named have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

(3)	Mr. Austin is an executive officer and director of Quanta, but his beneficial ownership is reported with the executive officers.
(4)

Includes shares that may be acquired upon vesting of RSUs within 60 days of March 31, 2021 as follows: 7,080 shares for Mr. McClanahan; 4,425 shares for each of the other non-employee directors; and 42,480 shares for all directors and executive officers as a group.

(5)

Includes RSUs and PSUs for which settlement has been or will be deferred, pursuant to the deferred compensation plans maintained by Quanta as follows: 23,558 units for Foster; 28,526 units for Mr. Fried; 19,573 units for Mr. Jackman; 6,035 units for Mr. Wood; 5,707 units for Mr. Conaway; 85,859 units for Mr. Austin; 32,136 units for Mr. Jensen; and 225,607 units for all directors and executive officers as a group.

(6)

Includes shares held by family members or family trusts or family limited partnerships as to which the named person and his or her spouse have shared voting and investment power as follows: 24,747 shares for Mr. Fried; 20,000 shares for Mr. Austin; 20,000 shares for Mr. Probst; 500 shares for Mr. Wayne; and 65,247 shares for all directors and executive officers as a group.

(7)

Does not include shares underlying PSUs that vest only to the extent performance objectives are achieved as follows: 334,159 units for Mr. Austin; 78,053 units for Mr. Jensen; 127,939 units for Mr. Gregory; 57,253 units for Mr. Probst; 53,217 units for Mr. Wayne; and 681,313 units for all directors and officers as a group.

SECURITY OWNERSHIP

Employee, Officer and Director Hedging

Under Quanta’s Insider Trading Policy, the Company’s directors and executive officers, certain other Company employees, designated by virtue of their position and access to material nonpublic information, and certain of their respective family members are prohibited from entering into certain specified transactions in securities of the Company. Family members include those who reside with the director or employee and those who do not live in their household but whose transactions are directed by or subject to their influence or control.

The prohibited transactions include short sales, puts, calls or other derivative securities, on an exchange or in any other organized market, as well as hedging, monetization transactions or similar arrangements, such as prepaid variable forwards, forward sale contracts, equity swaps, collars, zero-cost collars and other derivative transactions. These prohibitions apply to transactions involving all Company securities, including Quanta Common Stock, options to purchase Quanta Common Stock, or any other type of securities that the Company may issue, including (but not limited to) preferred stock, convertible debentures and warrants, as well as derivative securities that are not issued by the Company, such as exchange-traded put or call options or swaps relating to the Company’s securities.

CERTAIN

TRANSACTIONS

Related Party Transactions

North Houston Pole Line, L.P. (“North Houston”), a wholly-owned subsidiary of Quanta, is a party to certain facility leases with Properties, Etc., the general partner and 50% owner of which is Earl C. (Duke) Austin, Jr., who is our President, Chief Executive Officer, Chief Operating Officer and a director. During 2020, North Houston paid an aggregate of $469,956 to Properties, Etc. in rent expense related to these leases. These leases have terms through August 2021, and as of December 31, 2020, provided for aggregate remaining lease obligations of $313,304 through the conclusion of the lease terms. In addition, North Houston is a party to a facility lease with Mr. Austin and paid Mr. Austin $158,400 in rent expense for 2020 related to this lease. As of December 31, 2020, the aggregate remaining lease obligations under this lease were $105,600 through the conclusion of the lease term in August 2021. Further, North Houston is a party to a facility lease with Mr. Austin’s father and paid Mr. Austin’s father $198,000 in rent expense for 2020 related to this lease. As of December 31, 2020, the aggregate remaining lease obligations under this lease were $132,000 through the conclusion of the lease term in August 2021. These leases relate primarily to facilities that were occupied by North Houston when Quanta acquired North Houston in 2001. Based upon an independent market valuation, we believe that the rental rates of these leases do not exceed fair market value.

Probst Electric Inc. (“Probst Electric”) and Summit Line Construction, Inc. (“Summit”), each a wholly-owned subsidiary of Quanta, are party to certain facility leases with Three String Holdings, LLC, the 40% owner of which is Redgie Probst, who is our President – Electric Power Division. During 2020, these subsidiaries of Quanta paid an aggregate of $816,127 to Three String Holdings in rent expense related to these leases. These leases have terms through extending through October 2028, and as of December 31, 2020, provided for aggregate remaining lease obligations of $5,237,118 through the conclusion of the lease terms. Additionally, in March 2021, 3 String Cattle Co. LLC, the sole owner of which is Mr. Probst, sold a custom-built emergency response vehicle to the Company for $1,316,720, which represents the actual cost of the vehicle without mark-up or profit to the seller. Quanta believes that this transaction has legitimate business purpose and was beneficial to Quanta, as the vehicle will be utilized in the Company’s emergency response operations, and a similar vehicle purchased from an unrelated third party would have been more expensive and required significant lead time to accommodate construction. In addition, Probst Electric and Summit are party to an aircraft dry lease with Wasatch Aviation 1, LLC, the 50% owner of which is Mr. Probst. This dry lease provides for certain business and operational-related travel, and subsidiaries of Quanta paid an aggregate of $843,631 in 2020 to Wasatch Aviation under the lease. During 2020, Jim Madson, the brother-in-law of Mr. Probst, received an aggregate of $153,712 from Summit in salary, bonus, health and welfare coverage and 401(k) plan matching. In addition, during 2020 we granted 507 RSUs to Mr. Madson, with a grant date fair value of $40.24 per share, vesting in three equal annual installments beginning in the first quarter of 2021. The RSUs were granted on the same terms and conditions as RSUs granted to other U.S. employees in 2020. The employment of Mr. Madson predated Quanta’s acquisition of Probst Electric and Summit in 2013.

Quanta employed Travis Grindstaff, the brother of Nicholas M. Grindstaff, one of our executive officers, during 2020. Travis Grindstaff received an aggregate of $260,577 from Quanta in salary, non-equity incentive compensation, health and welfare coverage and 401(k) plan matching contributions for 2020. In addition, during 2020 we granted 931 RSUs to Travis Grindstaff, with a grant date fair value of $40.24 per share, vesting in three equal annual installments beginning in the first quarter of 2021. The RSUs were granted on the same terms and conditions as RSUs granted to other U.S. employees in 2020.

Review of Related Party Transactions

We have a written policy and procedures for the review, approval and ratification of transactions with related persons. Under our policy, related persons include, among others, our executive officers and corporate employees, certain employees of our subsidiaries, directors, principal stockholders, and immediate family members of such persons. The transactions covered under our policy generally include any business transaction between Quanta and a related person, including, among others, the lease of real property from a related person, the employment of a related person, the sale of inventory or supplies to or the purchase of inventory or supplies from a related person, and the supply of services to or receipt of services from a related person. Related party transactions involving an amount exceeding $120,000 and in which any of our directors, director nominees, executive officers, beneficial owners of greater than five percent (5%) of any class of our voting securities, or any immediate family members of the foregoing may have an interest require the approval of the Audit Committee. In considering the approval of any related party

CERTAIN TRANSACTIONS

transaction, a legitimate business case must be presented that includes, among other things, whether the transaction terms are no less favorable than the terms generally available to an unaffiliated third party, the materiality of the transaction and the reasons that the transaction is beneficial to Quanta.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file various reports with the SEC concerning their holdings of, and transactions in, our securities. Copies of these filings must be furnished to us. Based solely on our review of the copies of those forms furnished to us and written certifications from our directors and executive officers, we believe that, during 2020, all of our directors and executive officers were in compliance with the applicable filing requirements, except that (i) one report on Form 4 for J. Michal Conaway, a director of the Company, covering an inadvertent open market purchase of ten shares of Common Stock, was filed late and (ii) one report on Form 4 for Vincent D. Foster, a director of the Company, covering two acquisitions of shares of Common Stock through broker-administered dividend reinvestment programs, was filed late.

GENERAL

INFORMATION

Questions and Answers about the Annual Meeting

What is the purpose of the Annual Meeting?

The Annual Meeting will be Quanta’s regular annual meeting of stockholders, and stockholders will be asked to vote on the following matters:

•	election of nine directors nominated by Quanta’s Board;

•	approval, by non-binding advisory vote, of Quanta’s executive compensation; and

•	ratification of the appointment of PricewaterhouseCoopers LLP as Quanta’s independent registered public accounting firm for fiscal year 2021.

How does the Board recommend that stockholders vote?

The Board recommends that stockholders vote as follows:

•	FOR the election of all nominees as directors;

•	FOR the advisory resolution approving Quanta’s executive compensation; and

•	FOR ratification of the appointment of PricewaterhouseCoopers LLP as Quanta’s independent registered public accounting firm for fiscal year 2021.

When and where is the Annual Meeting?

The Annual Meeting will be held in the Williams Tower, 2nd Floor Conference Center, Auditorium No. 1, located at 2800 Post Oak Boulevard, Houston, Texas 77056, on May 27, 2021 at 8:30 a.m. local time. We intend to hold the Annual Meeting in person. However, in the event it is not possible or advisable to hold the Annual Meeting in person due to protocols or regulations related to the COVID-19 pandemic, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor Quanta’s website at https://investors.quantaservices.com/ and the Annual Meeting website at www.proxydocs.com/PWR for updated information. If you are planning to attend our meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

Who can attend the Annual Meeting?

All stockholders of record as of March 31, 2021, or their duly appointed proxies, may attend the Annual Meeting, and each may be accompanied by one guest. Seating, however, is limited. Admission to the Annual Meeting will be on a first-come, first-served basis. Registration and seating will begin at 8:00 a.m. on May 27, 2021. Each stockholder will be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. To obtain directions to the Annual Meeting, please contact our Corporate Secretary at (713) 629-7600.

If you hold your shares in “street name” (that is, through a broker, bank or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Holders of record of our Common Stock at the close of business on March 31, 2021, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting, or at any adjournments or postponements of the Annual Meeting, unless a new record date is then set. As of March 31, 2021, there were 139,456,977 shares of our Common Stock outstanding and entitled to vote.

GENERAL INFORMATION

What are the voting rights of the holders of Common Stock?

Each share of Common Stock is entitled to one vote on each matter on which it may vote. The required vote to approve each item to be voted on at the Annual Meeting is described below.

What vote is required to approve each item to be voted on at the Annual Meeting?

Directors are elected by a majority of the votes cast with respect to such director in uncontested elections, such that a nominee for director will be elected to the Board if the votes cast FOR the nominee’s election exceed the votes cast AGAINST such nominee’s election. Abstentions and broker non-votes are not counted as votes cast for purposes of the election of directors and, therefore, will have no effect on the outcome of such election. Even if a nominee is not re-elected, he or she will remain in office as a director until his or her earlier resignation or removal. Each of the current director nominees has signed a letter of resignation that will be effective if the nominee is not re-elected at the Annual Meeting and the Board accepts the resignation following the Annual Meeting. If a nominee is not re-elected, the Board will decide whether to accept the director’s resignation in accordance with the procedures listed in Quanta’s Corporate Governance Guidelines, which are available in the Investor Relations / Governance section of our website at www.quantaservices.com.

Advisory approval of the resolution on Quanta’s executive compensation and ratification of the appointment of PricewaterhouseCoopers LLP as Quanta’s independent registered public accounting firm will be decided by a majority of the votes cast with respect to such matter, such that votes cast FOR the proposal must exceed the votes cast AGAINST the proposal for the proposal to succeed. Abstentions and broker non-votes are not counted as votes cast for purposes of these proposals and will have no effect on the outcome of the vote on such proposals. Additionally, with respect to approval of the resolution on Quanta’s executive compensation, the results of the vote are not binding on the Board, whether or not the proposal is adopted by the aforementioned voting standard. In evaluating the vote on this resolution, the Board intends to consider the voting results in their entirety.

Any other matter properly brought before the Annual Meeting will be decided by the affirmative vote of a majority of the votes cast with respect to the matter.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

In accordance with SEC rules, we are providing access to our proxy materials over the Internet. As a result, we have sent to most of our stockholders a notice instead of a paper copy of the proxy materials. The notice contains instructions on how to access the proxy materials over the Internet and how to request a paper copy. In addition, stockholders may request to receive future proxy materials in printed form by mail or electronically by e-mail. A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

Why didn’t I receive a notice in the mail regarding the Internet availability of proxy materials?

We are providing certain stockholders, including those who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of a notice. If you would like to reduce the costs incurred by Quanta in printing and mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card to vote using the Internet. When prompted, indicate that you agree to receive or access stockholder communications electronically in the future.

Can I vote my stock by completing and returning the notice?

No. The notice will, however, provide instructions on how to vote by Internet, by telephone, by requesting and returning a paper proxy card, or by submitting a ballot in person at the Annual Meeting.

GENERAL INFORMATION

How can I access the proxy materials over the Internet?

Your notice or proxy card will contain instructions on how to view our proxy materials for the Annual Meeting on the Internet. Our proxy materials are available at www.proxydocs.com/PWR.

How do I vote?

You may vote by any of the following methods:

(i) Internet. Vote on the Internet at www.proxypush.com/PWR. This website also allows electronic proxy voting using smartphones, tablets and other web-connected mobile devices (additional charges may apply pursuant to your service provider plan). Simply follow the instructions on the notice, or if you received a proxy card by mail, follow the instructions on the proxy card and you can confirm that your vote has been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities for stockholders will be available 24 hours a day and will close at the start of the Annual Meeting for stockholders of record and at 11:59 p.m. (Eastern Time) on May 26, 2021 if you hold your shares in “street name.”

(ii) Telephone. Vote by telephone by following the instructions on the notice or, if you received a proxy card, by following the instructions on the proxy card. Easy-to-follow voice prompts allow you to vote your stock and confirm that your vote has been properly recorded. Telephone voting facilities for stockholders will be available 24 hours a day and will close at the start of the Annual Meeting for stockholders of record and at 11:59 p.m. (Eastern Time) on May 26, 2021 if you hold your shares in “street name.”

(iii) Mail. If you received a proxy card by mail, vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board. If mailed, your completed and signed proxy card must be received by May 26, 2021.

(iv) Meeting. You may attend and vote at the Annual Meeting. The Board recommends that you vote using one of the first three methods discussed above, as it is not practical for most stockholders to attend and vote at the Annual Meeting. Using one of the first three methods discussed above to vote will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If your stock is held in street name (for example, held in the name of a bank, broker, or other nominee), you must obtain a proxy executed in your favor from your bank, broker or other holder of record to be able to vote in person at the Annual Meeting.

If I vote by telephone or Internet and received a proxy card in the mail, do I need to return my proxy card?

No, you do not need to return your proxy card if you vote by telephone or Internet.

If I vote by mail, telephone or Internet, may I still attend the Annual Meeting?

Yes, you may attend the Annual Meeting even if you have voted by mail, telephone or Internet.

Can I change my vote?

Yes. You may revoke your proxy before the voting polls are closed at the Annual Meeting, by the following methods:

•	voting at a later time by Internet on the website www.proxypush.com/PWR as described above;

•	voting at a later time by telephone, following the instructions included with your notice or proxy card, as described above;

•	voting in person, or giving notice to the inspector of elections, at the Annual Meeting; or

•	signing, dating and delivering to Quanta’s Corporate Secretary a proxy with a later date or a written revocation of your most recent proxy.

The powers of the proxy holders will be revoked with respect to your shares if you attend the Annual Meeting in person and vote your shares in person by completing a written ballot. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy. If you hold your shares in street name and you instruct your broker, bank or other nominee how to cast votes on your behalf, you may later revoke your voting instructions by informing the holder of record in accordance with that entity’s procedures.

GENERAL INFORMATION

What is the effect of an advisory vote?

Because your vote with respect to approval of our named executive officer compensation is advisory, the voting results will not be binding upon the Board. However, our Compensation Committee and the Board will take the outcome of the vote into account when considering future compensation arrangements for our executive officers.

What constitutes a quorum?

The holders of shares representing a majority of the aggregate outstanding shares entitled to vote must be present, in person or by proxy, to constitute a quorum to transact business at the Annual Meeting. As of March 31, 2021, there were 139,456,977 shares of our Common Stock outstanding and entitled to vote.

Your stock is counted as present at the Annual Meeting if you attend the Annual Meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum at the Annual Meeting.

What are broker non-votes?

The NYSE permits brokers to vote their customers’ stock held in street name on routine matters, such as the ratification of the appointment of our independent registered public accounting firm, when the brokers have not received voting instructions from their customers. However, the NYSE does not allow brokers to vote their customers’ shares held in street name on non-routine matters unless they have received voting instructions from their customers. In such cases, the uninstructed shares for which the broker is unable to vote are called broker non-votes.

What routine matters will be voted on at the Annual Meeting?

Ratification of the appointment of our independent registered public accounting firm is the only matter to be voted on at the Annual Meeting on which brokers may vote in their discretion on behalf of customers who have not provided voting instructions.

What non-routine matters will be voted on at the Annual Meeting?

The election of directors and the advisory vote on executive compensation are non-routine matters on which brokers are not allowed to vote unless they have received voting instructions from their clients.

What is the effect of not casting a vote?

If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the matters that properly come before the Annual Meeting. If you hold your shares in street name, and you do not instruct your broker, bank or other nominee how to vote in the election of directors, the advisory vote to approve executive compensation or any other non-routine matter, no votes will be cast on your behalf on such matters, but your broker, bank or other nominee will continue to have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K or an amendment thereto timely filed with the SEC. You may access or obtain a copy of this and other reports free of charge on the Company’s website at www.quantaservices.com or by contacting our investor relations department at investors@quantaservices.com. Also, the referenced Current Report on Form 8-K, any amendments thereto and other reports filed by Quanta with the SEC are available to you on the SEC’s website at www.sec.gov.

Who conducts and pays for the proxy solicitation related to the Annual Meeting?

The proxies being solicited hereby are being solicited by Quanta on behalf of the Board. These and other costs of soliciting proxies hereby, which may include the cost of preparing, printing and mailing the proxy materials, will be borne by Quanta. Our officers,

GENERAL INFORMATION

directors and employees may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile, postings on our website or other electronic means. We will also request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of our Common Stock and obtain their voting instructions. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of our Common Stock.

Can I get more than one copy of the proxy materials if multiple stockholders are located at my address?

In some instances, only one Proxy Statement and annual report is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one of those stockholders. Quanta undertakes to promptly deliver upon written or oral request a separate copy of such materials to any stockholder at a shared address to which a single copy of the documents was delivered. Stockholders sharing an address may also request delivery of a single copy of the proxy materials, but in such event will still receive separate proxies for each account. To request separate or single delivery of these materials now or in the future, stockholders should notify Quanta by contacting the Corporate Secretary in writing at Quanta Services, Inc., 2800 Post Oak Blvd., Suite 2600, Houston, Texas 77056 or by phone at (713) 629-7600.

What if I receive more than one proxy card?

If you hold your shares in more than one type of account or your shares are registered differently, you may receive more than one proxy card. We encourage you to vote each proxy card that you receive.

Stockholder Proposals and Nominations of Directors for the 2022 Annual Meeting

Stockholders who desire to submit a proposal for inclusion in Quanta’s proxy materials for the 2022 annual meeting of stockholders may do so by complying with the procedures set forth in Rule 14a-8 of the Exchange Act. To be eligible for inclusion in our proxy materials under Rule 14a-8, stockholder proposals must be received by Quanta’s Corporate Secretary at our principal executive offices no later than December 17, 2021. Stockholder proposals should be addressed to Corporate Secretary, Quanta Services, Inc., 2800 Post Oak Boulevard, Houston, Texas 77056.

Under our bylaws, with respect to any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under Rule 14a-8, but instead is proposed to be presented directly at our 2022 annual meeting, and with respect to any stockholder nominees for director election, a stockholder’s notice must be received by our Corporate Secretary at the address of our principal executive offices set forth above not earlier than January 27, 2022 and not later than February 26, 2022 (unless the 2022 annual meeting date is before April 27 or after June 26 in which case we must receive such notice not earlier than the close of business 120 days before such annual meeting date and not later than the close of business on the later of 90 days before such annual meeting date or 10 days after we first publicly announce the date of such annual meeting). However, if the number of directors to be elected at the 2022 annual meeting of stockholders is increased and creates a vacancy and we do not publicly announce the nominee(s) for the new directorship(s) by February 16, 2022, a stockholder’s notice solely with respect to nominee(s) for the additional directorship(s) must be received by our Corporate Secretary not later than 10 days after we first publicly announce the increase in the number of directors.

Any such stockholder proposal and director nomination must comply in all respects with the specific requirements included in our bylaws. Our bylaws are available in the Investor Relations / Governance section of our website at www.quantaservices.com. If a stockholder’s notice regarding a stockholder proposal or director nomination is received after the applicable deadline, our proxy materials for the 2022 annual meeting of stockholders may confer discretionary authority to vote on such matter without any discussion of the matter in the proxy statement for our 2022 annual meeting of stockholders.

ADDITIONAL

INFORMATION

Other Matters

As of the date of this Proxy Statement, the Board does not know of any other matter that will be brought before the Annual Meeting. Pursuant to Quanta’s bylaws, additional matters may be brought only by or at the direction of the Board. However, if any other matter properly comes before the Annual Meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote on such matters as recommended by the Board or, if no recommendation is given, in accordance with their best judgment and discretion.

By Order of the Board of Directors,

Carolyn M. Campbell

Corporate Secretary

Houston, Texas

April 16, 2021

APPENDIX A

Reconciliation of Non-GAAP Financial Measure

Adjusted EBITDA for 2020 Annual Incentive Plan

For the Twelve Months Ended December 31, 2020

(In thousands)

(Unaudited)

Operating Income (GAAP as reported)	$611,371
Depreciation expense	225,256
Amortization of intangible assets	76,704
Stock-based compensation expense	91,641
Tax and depreciation on integral equity method investments	2,165
Equity in earnings (losses) of non-integral unconsolidated affiliates	(9,994)
Fair value adjustments to deferred compensation liabilities	7,027
Non-controlling interests	(6,363)
Additional operating activities affecting net income:
Impairment charges and other costs associated with terminated activities (net of gains / losses on asset sales)(1)	81,163
Acquired company post-acquisition results (net of acquisition and integration costs)	(9,844)
Adjustment to contingent consideration liabilities associated with acquired companies(2)	719
Unforecasted legal costs, net of foreign currency exchange rate fluctuations	210
Effect on EBITDA of iterative adjustment to final bonus attainment	(4,553)
AIP Adjusted EBITDA	$1,065,502

(1)

Amount includes impairment charges and other costs primarily associated with the winding down and exit of Quanta’s Latin American operations, as well as, among other things, impairment charges associated with an investment in a processing facility project and severance and restructuring costs associated with certain operations.

(2)

Amount represents change in fair value of contingent consideration liabilities associated with certain acquired businesses, which fluctuates depending on the performance in post-acquisition periods of such acquired businesses.

           A-1

APPENDIX A

Reconciliation of Non-GAAP Financial Measure

Adjusted EBITDA Margin for 2020 Annual Incentive Plan

For the Twelve Months Ended December 31, 2020

(In thousands, except percentage information)

(Unaudited)

Revenues (GAAP as reported)	$11,202,672
Adjustments:
Results of acquired businesses	(129,897)
Revenues attributable to the contract asset impairment(1)	(5,153)
Foreign currency exchange rate fluctuations	21,095
Adjusted Revenues	$11,088,717
AIP Adjusted EBITDA (see reconciliation above)	$1,065,502
AIP Adjusted EBITDA Margin	9.61%

(1)	Amount represents an adjustment to revenue associated with the charge to earnings in connection with the termination of, and ongoing dispute involving, a telecommunications project in Peru.

       A-2

QUANTA
SERVICES

2800 POST OAK BLVD. SUITE 2600 | HOUSTON, TX 77056
713.629.7600 | QUANTASERVICES.COM

Quanta services 2800post oak blvd. suite 2600 houston, tx 77056 713 629 7600 quantaserives.com

P.O. BOX 8016, CARY, NC 27512-9903

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INTERNET
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Quanta Services, Inc.

Annual Meeting of Stockholders

For Stockholders as of record on March 31, 2021

TIME:	Thursday, May 27, 2021 08:30 AM, Local Time

PLACE:	Williams Tower, 2nd Floor Conference Center, Auditorium No. 1
2800 Post Oak Boulevard, Houston, Texas 77056

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Derrick A. Jensen and Donald C. Wayne (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Quanta Services, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Quanta Services, Inc.

Annual Meeting of Stockholders

Please make your marks like this:	Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

        FOR ON PROPOSALS 1, 2 AND 3

PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS

1. Election of Directors
	FOR	AGAINST	ABSTAIN
1.01 Earl C. (Duke) Austin, Jr.	☐	☐	☐	FOR

1.02 Doyle N. Beneby	☐	☐	☐	FOR

1.03 Vincent D. Foster	☐	☐	☐	FOR

1.04 Bernard Fried	☐	☐	☐	FOR

1.05 Worthing F. Jackman	☐	☐	☐	FOR

1.06 David M. McClanahan	☐	☐	☐	FOR

1.07 Margaret B. Shannon	☐	☐	☐	FOR

1.08 Pat Wood, III	☐	☐	☐	FOR

1.09 Martha B. Wyrsch	☐	☐	☐	FOR

	FOR	AGAINST	ABSTAIN
2. Approval, by non-binding advisory vote, of Quanta’s executive compensation.	☐	☐	☐	FOR

3. Ratification of the appointment of PricewaterhouseCoopers LLP as Quanta’s independent registered public accounting firm for fiscal year 2021.	☐	☐	☐	FOR

☐	Check here if you would like to attend the meeting in person.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date